Exhibit 10.1

$250,000,000

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

December 19, 2012

ANNTAYLOR, INC.,
ANNCO, INC.,
ANNTAYLOR DISTRIBUTION SERVICES, INC.,
ANNTAYLOR RETAIL, INC.
and
ANN CARD SERVICES, INC.,
as the U.S. Borrowers,

ANN CANADA INC.,
as the Canadian Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent and as Collateral Agent,

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Documentation Agent

and

THE FINANCIAL INSTITUTIONS NAMED HEREIN,
as Lenders

BANK OF AMERICA MERRILL LYNCH,
J.P. MORGAN SECURITIES LLC,
as Joint Lead Arrangers

Page

ARTICLE 1	LOANS AND LETTERS OF CREDIT 2

1.1	Total Facility 2

1.2	Revolving Loans 2

1.3	Letters of Credit 5

1.4	Bank Products 10

1.5	Increase in U.S. Commitments 10

ARTICLE 2	INTEREST AND FEES 12

2.1	Interest 12

2.2	Continuation and Conversion Elections 13

2.3	Maximum Interest Rate 14

2.4	Fees 15

2.5	Unused Line Fee 15

2.6	Letter of Credit Fees 16

ARTICLE 3	PAYMENTS AND PREPAYMENTS 17

3.1	Revolving Loans 17

3.2	Termination of Facility 17

3.3	Payments by the Borrowers 18

3.4	Payments as Revolving Loans 18

3.5	Apportionment, Application and Reversal of Payments 18

3.6	Indemnity for Returned Payments 19

3.7	Agent’s and Lenders’ Books and Records; Monthly Statements 20

3.8	Currency Matters 20

3.9	Currency Fluctuations 21

ARTICLE 4	TAXES, YIELD PROTECTION AND ILLEGALITY 21

4.1	Taxes 21

4.2	Illegality 24

4.3	Inability to Determine Rates 25

4.4	Increased Costs 25

4.5	Compensation for Losses 27

4.6	Mitigation Obligations 27

4.7	Survival 28

4.8	Replacement of Lenders 28

ARTICLE 5	BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES 28

5.1	Books and Records 28

5.2	Financial Information 29

5.3	Notices to the Lenders 32

ARTICLE 6	GENERAL WARRANTIES AND REPRESENTATIONS 34

6.1	Authorization, Validity, and Enforceability of this Agreement and the Loan Documents 34

6.2	Validity and Priority of Security Interest 35

6.3	Organization and Qualification 35

6.4	Corporate Name; Prior Transactions 35

6.5	Subsidiaries and Affiliates 35

6.6	Financial Statements and Projections 35

6.7	Capitalization 36

6.8	Solvency 36

i

(continued)

Page

6.9	Debt 36

6.10	Distributions 36

6.11	Real Estate; Store Locations 36

6.12	Trade Names 37

6.13	Litigation 37

6.14	Labor Disputes 37

6.15	Environmental Laws 37

6.16	No Violation of Law 38

6.17	No Default 38

6.18	ERISA Compliance; Canadian Pension Plans 38

6.19	Taxes 39

6.20	Regulated Entities 39

6.21	Use of Proceeds; Margin Regulations 39

6.22	Copyrights, Patents, Trademarks and Licenses, etc 39

6.23	No Material Adverse Effect 40

6.24	Full Disclosure 40

6.25	Bank Accounts and Credit Card Processors 40

6.26	Governmental Authorization 40

6.27	Tax Shelter Regulations 40

6.28	OFAC 41

ARTICLE 7	AFFIRMATIVE AND NEGATIVE COVENANTS 41

7.1	Taxes and Other Obligations 41

7.2	Legal Existence and Good Standing 42

7.3	Compliance with Law and Agreements; Maintenance of Licenses 42

7.4	Maintenance of Property; Appraisals and Inspection of Property 42

7.5	Insurance 43

7.6	Insurance and Condemnation Proceeds 43

7.7	Environmental Laws 43

7.8	Compliance with ERISA; Canadian Pension Plans 44

7.9	Debt 44

7.10	Sales of Assets; Liens 46

7.11	Investments 48

7.12	Accommodation Obligations 50

7.13	Restricted Payments 50

7.14	Conduct of Business 51

7.15	Transactions with Affiliates 51

7.16	Restriction on Fundamental Changes 52

7.17	ERISA 52

7.18	Sales and Leasebacks 53

7.19	Margin Regulations 53

7.20	Change of Fiscal Year 53

7.21	Subsidiaries 53

7.22	Fixed Charge Coverage Ratio 53

7.23	Further Assurances 54

7.24	Pledge of After-Acquired Property; Additional Borrowers 54

7.25	Cash Collateral and Deposit Accounts 55

7.26	Restrictions on Payment of Certain Debt 57

ARTICLE 8	CONDITIONS OF LENDING 57

8.1	Conditions Precedent to Making of Credit Extensions on the Effective Date 57

8.2	Conditions Precedent to Each Credit Extension 59

ARTICLE 9	DEFAULT; REMEDIES 60

9.1	Events of Default 60

9.2	Remedies 62

(continued)

Page

ARTICLE 10	TERM AND TERMINATION 63

10.1	Term and Termination 63

ARTICLE 11	AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS 64

11.1	Amendments and Waivers 64

11.2	Assignments; Participations 65

ARTICLE 12	THE AGENT 68

12.1	Appointment and Authorization 68

12.2	Delegation of Duties 69

12.3	Liability of Agent 69

12.4	Reliance by Agent 69

12.5	Notice of Default 69

12.6	Credit Decision 70

12.7	Indemnification 70

12.8	Agent in Individual Capacity 71

12.9	Successor Agent 71

12.10	Collateral Matters 71

12.11	Restrictions on Actions by Lenders; Sharing of Payments 72

12.12	Agency for Perfection 73

12.13	Payments by Agent to Lenders 73

12.14	Settlement 73

12.15	Letters of Credit; Intra-Lender Issues 76

12.16	Concerning the Collateral and the Related Loan Documents 78

12.17	Field Audit and Examination Reports; Disclaimer by Lenders 78

12.18	Relation Among Lenders 79

12.19	Co-Agents 79

12.20	Defaulting Lenders 79

ARTICLE 13	GUARANTEES 82

13.1	Guaranty 82

13.2	Contribution 83

13.3	Waivers; Other Agreements 84

13.4	Guarantee Absolute and Unconditional 87

13.5	Reinstatement 88

13.6	Payment 88

ARTICLE 14	MISCELLANEOUS 89

14.1	No Waivers; Cumulative Remedies 89

14.2	Severability 89

14.3	Governing Law; Choice of Forum; Service of Process 89

14.4	WAIVER OF JURY TRIAL 90

14.5	Survival of Representations and Warranties 90

14.6	Other Security and Guaranties 91

14.7	Fees and Expenses 91

14.8	Notices 91

14.9	Waiver of Notices 92

14.10	Binding Effect 93

14.11	Indemnity of the Agent and the Lenders by the Borrowers 93

14.12	Limitation of Liability 95

14.13	Final Agreement 95

14.14	Counterparts 95

14.15	Captions 95

14.16	Right of Setoff 95

14.17	Confidentiality 96

14.18	Conflicts with Other Loan Documents 97

(continued)

Page

14.19	No Lender Reliance on Margin Stock 97

14.20	Judgment Currency 97

14.21	Canadian Anti-Money Laundering Legislation 98

14.22	Canadian Obligations 98

14.23	USA PATRIOT Act 98

ARTICLE 15	AMENDMENT AND RESTATEMENT 98

15.1	Amendment and Restatement 98

15.2	Assignment and Acceptance 99

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A    -     DEFINITIONS
EXHIBIT A    -     FORM OF COMPLIANCE CERTIFICATE
EXHIBIT B     -     FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C     -     [INTENTIONALLY OMITTED]
EXHIBIT D     -     FORM OF NOTICE OF BORROWING
EXHIBIT E     -     FORM OF NOTICE OF CONTINUATION/CONVERSION
EXHIBIT F     -     FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT G     -     FORM OF SECURITY AGREEMENT
EXHIBIT H     -     FORM OF PARENT GUARANTY
SCHEDULE 1.1     –     COMMITMENTS
SCHEDULE 1.3     –     EXISTING LETTERS OF CREDIT
SCHEDULE 5.2(j) –     ADDITIONAL FINANCIAL AND COLLATERAL REPORTS
SCHEDULE 6.5     –     SUBSIDIARIES AND AFFILIATES
SCHEDULE 6.7     –     SUBSIDIARY CAPITALIZATION
SCHEDULE 6.9     –     DEBT
SCHEDULE 6.10 –     DISTRIBUTIONS
SCHEDULE 6.11 –     REAL ESTATE
SCHEDULE 6.12 –     TRADE NAMES
SCHEDULE 6.13 –     LITIGATION
SCHEDULE 6.15 –     ENVIRONMENTAL LAW
SCHEDULE 6.18 –     ERISA COMPLIANCE
SCHEDULE 6.25 –     BANK ACCOUNTS AND CREDIT CARD PROCESSORS
SCHEDULE 7.10(b) – PERMITTED EXISTING LIENS
SCHEDULE 7.11 –     INVESTMENTS

v

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 19, 2012 (this “Agreement”), is made by and among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent for the Lenders (in such capacities, the “Agent”), JPMORGAN CHASE BANK, N.A., as Syndication Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agent, ANNTAYLOR, INC., a Delaware corporation (“ATI”), ANNCO, INC., a Delaware corporation (“ANNCO”), ANNTAYLOR DISTRIBUTION SERVICES, INC., a Delaware corporation (“AT Distribution”), ANNTAYLOR RETAIL, INC., a Florida corporation (“AT Retail”) and ANN CARD SERVICES, INC., a Florida corporation (“ACS”; ATI, ANNCO, AT Distribution, AT Retail and ACS may be referred to individually herein as a “U.S. Borrower” or collectively as the “U.S. Borrowers”) and ANN CANADA INC., a Canadian corporation (the “Canadian Borrower” and together with the U.S. Borrowers, collectively, the “Borrowers”).
W I T N E S S E T H:
WHEREAS, ATI, ANNCO, AT Distribution and AT Retail, the lenders referred to therein, the syndication agents named therein, the issuing banks named therein and the administrative agent named therein have entered into that certain Original Credit Agreement (as defined in Annex A hereto);
WHEREAS, the Borrowers have requested that the Lenders continue to make available to them a revolving line of credit for loans and letters of credit in an amount not to exceed $250,000,000 (subject to increase to $400,000,000 pursuant to the terms set forth herein) by amending the terms of the Original Credit Agreement, and restating such terms in their entirety, as set forth herein;
WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement and the other Loan Documents (except as otherwise provided for therein), and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference; and
WHEREAS, the Lenders have agreed to continue to make available to the Borrowers a revolving credit facility upon the terms and conditions set forth in this Agreement;
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent and the Borrowers hereby agree that the Original Credit Agreement is hereby amended and restated in its entirety, effective as of the Effective Date, as follows.

ARTICLE 1
1.1    Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a credit facility (the “Facility”) of up to $250,000,000, with a subfacility of up to $75,000,000 for Canadian Loans and Canadian Letters of Credit (the “Canadian Subfacility Amount”) or such greater amount as may be established pursuant to Section 1.5 (the “Total Facility Amount”), to the Borrowers from time to time during the term of this Agreement. The Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit.
1.2    Revolving Loans.
(a)    Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8, each U.S. Lender severally, but not jointly, agrees, upon any U.S. Borrower’s request from time to time on any Business Day during the period from the Effective Date to the Termination Date and each Canadian Lender severally, but not jointly, agrees, upon the Canadian Borrower’s request for Canadian Loans from time to time on any Business Day during such period, to make revolving loans (the “Revolving Loans”) (i) to the applicable U.S. Borrower in Dollars only and (ii) to the Canadian Borrower in Canadian Dollars only, in each case in amounts not to exceed such Lender’s Pro Rata Share of Availability, except for Non-Ratable Loans and Agent Advances. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If any Borrowing would exceed Availability or if any Borrowing by the Canadian Borrower would cause the aggregate outstanding Dollar Equivalent of all Credit Extensions made to the Canadian Borrower to exceed the Canadian Subfacility Amount, the applicable Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the applicable Lenders determine until such excess has been eliminated, subject to the Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).
(b)    Procedure for Borrowing.
(i)    Each Borrowing (other than an L/C Borrowing or Agent Advance) shall be made upon a Borrower’s irrevocable written notice delivered to the Agent in the form of a notice of borrowing (“Notice of Borrowing”), which must be received by the Agent prior to (i) 11:00 a.m. (New York City time) three Business Days prior to the requested Funding Date, in the case of LIBOR Loans or Canadian BA Rate Loans, (ii) 11:00 a.m. (New York City time) one Business Day prior to the requested Funding Date, in the case of Canadian Prime Rate Loans and (iii) 11:00 a.m. (New York City time) on the requested Funding Date, in the case of Base Rate Loans, specifying:
(A)    the amount of the Borrowing, which in the case of a LIBOR Loan or Canadian BA Rate Loan must equal $1,000,000 (CDN$1,000,000 for Canadian BA ___

Rate Loans) and increments of $1,000,000 (CDN$1,000,000 for Canadian BA Rate Loans) in excess of such amount;
(B)    the requested Funding Date, which must be a Business Day;
(C)    whether the Revolving Loans requested are to be Base Rate Loans, Canadian Prime Rate Loans, LIBOR Loans or Canadian BA Rate Loans (and if not specified, it shall be deemed a request for a Base Rate Loan or Canadian Prime Rate Loan, as applicable); and
(D)    the duration of the Interest Period for LIBOR Loans and Canadian BA Rate Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);
provided, however, that with respect to the Borrowing to be made on the Effective Date, such Borrowings will consist of Base Rate Loans or Canadian Prime Rate Loans, as applicable, only.
(ii)    In lieu of delivering a Notice of Borrowing, any Borrower may give the Agent telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.
(c)    Reliance upon Authority. Prior to the Effective Date, each Borrower shall deliver to the Agent, a notice setting forth the account of such Borrower (“Designated Account”) to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder. Any Borrower may designate a replacement account from time to time by written notice from a Responsible Officer. All such Designated Accounts must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person’s request for Revolving Loans on behalf of such Borrower, so long as the proceeds thereof are to be transferred to the Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by such Borrower to make such requests on its behalf.
(d)    No Liability. The Agent shall not incur any liability to any Borrower as a result of acting upon any notice referred to in Sections 1.2(b) and (c), which the Agent reasonably believes in good faith to have been given by an officer or other person duly authorized by such Borrower to request Revolving Loans on its behalf. The crediting of Revolving Loans to the Designated Account conclusively establishes the obligation of such Borrower to repay such Revolving Loans as provided herein.
(e)    Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable. The applicable Borrower shall be bound to borrow the funds requested therein in accordance therewith.
(f)    Agent’s Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect to have the terms of Section 1.2(g) or the terms of Section 1.2(h) apply to such requested Borrowing. If the Bank declines in its sole __

discretion to make a Non-Ratable Loan pursuant to Section 1.2(h), the terms of Section 1.2(g) shall apply to the requested Borrowing.
(g)    Making of Revolving Loans. If Agent elects to have the terms of this Section 1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the applicable Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each applicable Lender shall transfer its Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to the account from time to time designated by the Agent, not later than 12:00 noon (New York City time) on the applicable Funding Date. After the Agent’s receipt of all proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the applicable Borrower on the applicable Funding Date by transferring same day funds to the applicable Designated Account; provided, however, that the amount of Revolving Loans so made on any date shall not exceed the Availability on such date.
(h)    Making of Non-Ratable Loans.
(i)    If Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(h) apply to a requested Borrowing, the Bank shall, in its sole discretion, make a Revolving Loan in the amount of that Borrowing available to the applicable U.S. Borrower on the applicable Funding Date by transferring same day funds to such U.S. Borrower’s Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section is herein referred to as a “Non-Ratable Loan”, and such Revolving Loans are collectively referred to as the “Non-Ratable Loans.” Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed ten percent (10%) of the Total Facility Amount. The Agent shall not request the Bank to make any Non-Ratable Loan if (A) the Agent has received written notice from any U.S. Borrower or any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed Availability on that Funding Date.
(ii)    The Non-Ratable Loans shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.
(iii)    Each U.S. Lender shall automatically be deemed to have irrevocably and unconditionally purchased, without recourse or warranty, a participation in each Non-Ratable Loan when made based on such U.S. Lender’s Pro Rata Share.
(i)    Agent Advances.
(i)    Subject to the limitations set forth below, the Agent is authorized by the U.S. Borrowers and the U.S. Lenders, from time to time in the Agent’s sole discretion after notice to and consultation with ATI, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the conditions precedent set forth in Article 8 have not been satisfied, to make Base Rate Loans to one or more of the U.S. Borrowers on behalf of the U.S. Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Revolving Loans, Letter of Credit Outstandings and other Obligations (other than Bank Product Obligations) (including to provide cash collateral for outstanding Letters of Credit to the extent not otherwise Fully Supported by the U.S. Borrowers in accordance with Section 1.3(b) or (g)), or (3) to pay any other amount chargeable to any U.S. Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 14.7 (any of such advances are herein referred to as “Agent Advances”); provided, that (A) the aggregate amount of Agent Advances shall not exceed 10% of the Borrowing Base on the date any Agent Advance is made, (B) at no time shall the aggregate amount of Agent Advances plus Aggregate Outstandings exceed the Total Facility Amount, and (C) the Required Lenders may at any time revoke the Agent’s authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof.
(ii)    As of the date of any Agent Advance made hereunder, the Agent shall have made arrangements with the U.S. Borrowers intended to eliminate or repay such Agent Advance within a reasonable time thereafter but in no event later than sixty (60) days following the date such Agent Advance is made.
(iii)    The Agent Advances shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.
(iv)    Each U.S. Lender shall automatically be deemed to have irrevocably and unconditionally purchased, without recourse or warranty, a participation in each Agent Advance when made based on such U.S. Lender’s Pro Rata Share.
1.3    Letters of Credit.
(a)    Agreement to Issue or Cause To Issue. Subject to the terms and conditions of this Agreement and the applicable Issuing Bank Agreement, upon request of any Borrower an applicable Letter of Credit Issuer will issue for the account of any Borrower, the Parent or any Subsidiary thereof one or more Letters of Credit.

(b)    Amounts; Outside Expiration Date; Automatic Renewal. No Letter of Credit Issuer shall have any obligation to issue any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from such Borrower in connection with the opening thereof would exceed Availability at such time; (iii) such Letter of Credit has an expiration date less than four (4) Business Days prior to the Stated Termination Date or more than 12 months from the date of issuance for Standby Letters of Credit and 180 days (subject to extension for a maximum period of sixty (60) days) for Commercial Letters of Credit; (iv) any applicable condition precedent in Article 8 has not been satisfied; or (v) any Lender is at such time a Defaulting Lender hereunder, unless (A) after giving effect to the requested issuance, the Aggregate Outstandings would not exceed the aggregate Commitments of all Lenders other than such Defaulting Lender or (B) the applicable Letter of Credit Issuer has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate the Letter of Credit Issuer’s risk with respect to such Lender. If the Dollar Equivalent of Letter of Credit Outstandings at any time exceeds the lesser of the Borrowing Base or the applicable Letter of Credit Subfacility, the Borrowers shall immediately upon notice cause Letters of Credit to be Fully Supported in the amount of such excess to be held by the Agent until such time that no such excess amount exists.
The Letter of Credit Issuers and the Lenders agree that, while a Standby Letter of Credit is outstanding and prior to the Termination Date, at the option of the applicable Borrower and upon the written request of the applicable Borrower received by the applicable Letter of Credit Issuer at least five (5) days (or such shorter time as such Letter of Credit Issuer may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, such Letter of Credit Issuer shall be entitled to authorize the automatic renewal of any Standby Letter of Credit issued by it so long as, immediately after the renewal thereof, (i) the aggregate Dollar Equivalent amount of Letter of Credit Outstandings does not exceed the Letter of Credit Subfacility, (ii) Letter of Credit Outstandings attributable to Canadian Letters of Credit, together with the outstanding amount of all Canadian Loans, do not exceed the Canadian Subfacility Amount and (iii) Aggregate Outstandings do not exceed the lesser of the Total Facility Amount or the Borrowing Base. Each such request for renewal of a Letter of Credit shall specify in form and detail satisfactory to the applicable Letter of Credit Issuer (i) the Letter of Credit to be renewed, (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day), (iii) the revised expiry date of the Letter of Credit, and (iv) such other matters as such Letter of Credit Issuer may require. No Letter of Credit Issuer shall so renew any Letter of Credit if (A) such Letter of Credit Issuer has actual knowledge that it would have no obligation at such time to issue or amend a Letter of Credit under the terms of Section 1.3(b) or (c) or Section 8.2, or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit.
(c)    Other Conditions. In addition to conditions precedent contained in Article 8, the obligation of any Letter of Credit Issuer to issue any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to such Letter of Credit Issuer and the Agent:
(i)    The applicable Borrower shall have delivered to the applicable Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance reasonably satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and such Letter of Credit Issuer; and
(ii)    As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.
(d)    Issuance of Letters of Credit.
(i)    Request for Issuance. The Borrower for whose account the Letter of Credit is to be issued must notify the Agent and the applicable Letter of Credit Issuer of a requested Letter of Credit on or prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, whether such Letter of Credit is to be denominated in Dollars or Canadian Dollars, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. In the case of Standby Letters of Credit, the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder shall be delivered to the applicable Letter of Credit Issuer on the date of such request. Such notice shall comply with any additional requirements as are set forth in the relevant Issuing Bank Agreement or as the relevant Letter of Credit Issuer may require. Such Borrower shall attach to such notice the proposed form of the Letter of Credit.
(ii)    Responsibilities of the Borrowers; Issuance. As of the requested issuance date of the Letter of Credit, the requesting Borrower shall determine the amount of the Unused Letter of Credit Subfacility and Availability and that all conditions to the obligation of any Letter of Credit Issuer to issue a Letter of Credit under Sections 1.3(b) and (c) and Section 8.2 have been satisfied. If (i) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the requesting Borrower in connection with the opening thereof would not exceed Availability, such Borrower may apply to an applicable Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof and under the applicable Issuing Bank Agreement are met.
(e)    Payments Pursuant to Letters of Credit. Not later than 3:00 p.m. on the Business Day of any payment made by a Letter of Credit Issuer in respect of a drawing under a Letter of Credit, the U.S. Borrowers or the Canadian Borrower, as applicable, shall reimburse the applicable Letter of Credit Issuer for such draw under any Letter of Credit issued for the account of such Borrower and pay the applicable Letter of Credit Issuer the amount of all other charges and fees payable to such Letter of Credit Issuer in connection with such Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against such Letter of Credit Issuer or any other Person; provided, that such payment obligation may be discharged and replaced by a Revolving Loan incurred in accordance with the following sentence. Upon notice by a Borrower, or otherwise if not reimbursed by the U.S. Borrowers or the Canadian Borrower, as applicable, in accordance with the foregoing sentence, the drawing under such Letter of Credit shall give rise to a Borrowing of a Base Rate Loan or Canadian Prime Rate Loan, as applicable, in the amount or Canadian Dollar Equivalent amount, as applicable, of such drawing; provided that if the conditions precedent set forth in Section 8.2 cannot be satisfied as of such date, the U.S.

Borrowers or the Canadian Borrower, as applicable, shall be deemed to have incurred from the applicable Letter of Credit Issuer an L/C Borrowing in the unreimbursed amount of each unreimbursed payment under such Letter of Credit, which L/C Borrowing shall be due and payable on demand (together with interest). In any such event described in the proviso to the preceding sentence, each Lender’s payment to the Agent for the account of the applicable Letter of Credit Issuer pursuant to this Section 1.3(e) shall be deemed to be a payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligations under this Section 1.3. The Funding Date with respect to such borrowing shall be the date of such drawing.
(f)    Indemnification; Exoneration; Power of Attorney.
(i)    Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.3, each Borrower agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which any Lender or the Agent (other than the Agent or any Lender in its capacity as a Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit for the account of such Borrower, except to the extent it is determined in a final, non-appealable judgment of a court of competent jurisdiction that such amounts arose as a direct result of the gross negligence or willful misconduct of the Agent or such Lender. The Borrowers’ obligations under this Section shall survive payment of all other Obligations (other than Bank Product Obligations).
(ii)    Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, and the Agent, each Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit; provided the Canadian Borrower only assumes such risk with respect to beneficiaries of Canadian Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders (other than the Agent or any Lender in its capacity as a Letter of Credit Issuer) and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) a Letter of Credit Issuer’s honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 1.3(f).
(iii)    Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Agent or any Lender (excluding the Agent or any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of the Agent or any such Lender to any Borrower as of the result of or in connection with the issuance of any Letter of Credit, or relieve any Borrower of any of its obligations hereunder to any such Person under any Letter of Credit; provided, however, that anything in this Agreement to the contrary notwithstanding, the Borrowers may have a claim against the Agent or any Lender in its capacity as a Letter of Credit Issuer to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by a Borrower which were caused by the such Letter of Credit issuer’s willful misconduct or gross negligence or such Letter of Credit Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Letter of Credit Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(iv)    Rights Against Letter of Credit Issuers. Nothing contained in this Agreement is intended to limit or increase any Borrower’s rights, if any, with respect to a Letter of Credit Issuer which arise as a result of the Issuing Bank Agreement, the letter of credit application and related documents executed by and between such Borrower and a Letter of Credit Issuer.
(v)    Account Party. Each Borrower hereby authorizes and directs any Letter of Credit Issuer to name such Borrower as the “account party” in a Letter of Credit requested by such Borrower and to deliver to the Agent all instruments, documents and other writings and property received by such Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent’s instructions and agreements with respect to compliance with all matters relating to this Agreement arising in connection with the Letter of Credit or the application therefor.
(g)    Support of Letters of Credit. If, notwithstanding the provisions of Section 1.3(b) and Section 10.1, any Letter of Credit is outstanding 30 days prior to the termination of this Agreement, or upon such termination of this Agreement, then each applicable Borrower shall cause such Letter of Credit to be Fully Supported.
(h)    Letter of Credit Reporting. Each Letter of Credit Issuer shall notify the Agent and the Agent shall notify the Lenders on the first Business Day of each week of the Dollar Equivalent of the total face amount of all of the Letters of Credit issued by it during the preceding week; provided however, the failure of any Letter of Credit Issuer or the Agent to deliver such notice shall not affect the obligations of the Lenders under Section 12.16.

1.4    Bank Products. Each U.S. Borrower and the Canadian Borrower may request and the Bank and each other Lender (or their respective Affiliates or branches) may, in its sole and absolute discretion, arrange for such Borrower to obtain from the Bank or such Lender (or their respective Affiliates or branches) Bank Products, although a Borrower is not required to do so. If Bank Products are provided by an Affiliate or branch of the Bank or a Lender to a Borrower, the U.S. Borrowers, jointly and severally, agree, and in respect of Canadian Bank Products only, the Canadian Borrower, severally, agrees, to indemnify and hold harmless the Agent, the Bank and the other Lenders from any and all costs and obligations now or hereafter incurred by the Agent, the Bank or any of the Lenders which arise from any indemnity (which shall not extend to gross negligence or willful misconduct of such Affiliates or branches) given by the Bank or such Lender to their respective Affiliates or branches related to such Bank Products; provided, however, nothing contained in this Section 1.4 is intended to limit any Borrower’s rights with respect to any Lender, the Bank or their respective Affiliates or branches, if any, which arise as a result of the execution of documents by and between such Borrower and a Lender or the Bank or their respective Affiliates or branches which relate to Bank Products and to the extent the terms of indemnity of such documents are different from the terms of indemnity set forth above, the terms of such documents shall control; and provided further, that nothing contained in this Section 1.4 is intended to obligate any Lender, the Bank or their respective Affiliates or branches or any Borrower to provide any indemnity in connection with any Bank Products other than the indemnity of the Borrowers specifically provided for above. The agreement contained in this Section shall survive termination of this Agreement. Each Borrower acknowledges and agrees that the obtaining of Bank Products from a Lender, the Bank or their respective Affiliates or branches (a) is in the sole and absolute discretion of such Lender, the Bank or their respective Affiliates or branches, and (b) is subject to all rules and regulations of such Lender, the Bank or their respective Affiliates or branches.
1.5    Increase in U.S. Commitments
(a)    Provided no Default or Event of Default exists, upon written notice to the Agent (which shall promptly notify the Lenders), the U.S. Borrowers may from time to time, request an increase in the Facility and the aggregate U.S. Commitments hereunder by an amount (for all such requests that are satisfied) not exceeding $150,000,000. Such notice shall specify the time period within which each U.S. Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders). Each U.S. Lender shall notify the Agent within such time period whether or not it agrees to increase its U.S. Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any U.S. Lender not responding within such time period shall be deemed to have declined to increase its U.S. Commitment. No U.S. Lender declining to increase its U.S. Commitment in connection with such a request shall be entitled to fees, if any, paid in connection with such U.S. Commitment increase. The Agent shall notify the U.S. Borrowers and each Lender of the U.S. Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, the U.S. Borrowers may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance acceptable to the Agent and subject to a $5,000,000 minimum U.S. Commitment amount for each such Eligible Assignee. Any increase in the aggregate U.S. Commitments may require the agreement of the U.S. Borrowers to pay additional arrangement, upfront and/or Agent’s fees to the Agent or the U.S. Lenders, as applicable, and may require a proportionate increase in all Liquidity and Availability thresholds hereunder, including, without limitation, the Availability threshold for the Applicable Margin and the Liquidity thresholds for reporting requirements, covenant limitations and cash dominion triggers under the Collection Account Control Agreement.
(b)    If the aggregate U.S. Commitments are increased in accordance with this Section, the Agent and the U.S. Borrowers shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Agent shall promptly notify the U.S. Borrowers and the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the U.S. Borrowers shall deliver to the Agent a certificate of each Credit Party dated as of the Increase Effective Date (in sufficient copies for each U.S. Lender) signed by a Responsible Officer of such Credit Party (i) certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such increase, and (ii) in the case of the U.S. Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties made to the Agent, the Letter of Credit Issuers or the Lenders by any Credit Party contained in Article 6 and the other Loan Documents are true and correct on and as of the Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 1.5, the representations and warranties contained in subsection (a) of Section 6.6 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), of Section 5.2, and (B) no Default or Event of Default exists. On the Increase Effective Date, Schedule 1.1 shall be deemed to be deleted in its entirety and replaced with a new Schedule 1.1 reflecting the increased Commitments. The respective U.S. Lenders shall fund and/or be pre-paid, as applicable, any Revolving Loans outstanding on the Increase Effective Date (and the U.S. Borrowers shall pay any additional amounts required pursuant to Section 4.4) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Pro Rata Shares arising from any non-ratable increase in the U.S. Commitments under this Section.
(c)    This Section shall supersede any provisions in Sections 11.1 or Section 12.11(b) to the contrary.

ARTICLE 2
INTEREST AND FEES
2.1    Interest.
(a)    Interest Rates. Except as otherwise provided herein, all outstanding Obligations (other than Bank Product Obligations) shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made (or due, in the case of Obligations other than Revolving Loans) until paid in full in cash at a rate determined by reference to the Base Rate, Canadian Prime Rate, LIBOR Rate or Canadian BA Rate plus the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time Revolving Loans are outstanding with respect to which the applicable Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Revolving Loans shall bear interest at a rate determined by reference to the Base Rate or the Canadian Prime Rate, as applicable, until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations (other than Bank Product Obligations) shall bear interest as follows:
(i)    For all Base Rate Loans and Canadian Prime Rate Loans, at a fluctuating per annum rate equal to the applicable Base Rate or Canadian Prime Rate, as applicable, plus the Applicable Margin; and
(ii)    For all LIBOR Loans and Canadian BA Rate Loans at a per annum rate equal to the LIBOR Rate or Canadian BA Rate, as applicable, plus the Applicable Margin.
Each change in the Base Rate or Canadian Prime Rate shall be reflected in the interest rate applicable to Base Rate Loans or Canadian Prime Rate Loans as of the effective date of such change. All interest charges with respect to Base Rate Loans, Canadian Prime Rate Loans and Canadian BA Rate Loans shall be computed on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed. All interest charges with respect to LIBOR Loans shall be computed on the basis of a year of 360 days and actual days elapsed.
For the purpose of complying with the Interest Act (Canada), it is expressly stated that where interest is calculated pursuant hereto at a rate based upon a 360-day period or any other period of time that is less than a calendar year (for the purposes of this Section, the “first rate”), the yearly rate or percentage of interest to which the first rate is equivalent is the first rate multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360, or such other number of days, as the case may be, and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest.
(b)    Payment of Interest. The applicable Borrowers shall pay to the Agent, for the ratable benefit of the applicable Lenders, interest accrued on all Base Rate Loans and Canadian Prime Rate Loans in arrears on the first Business Day of each month hereafter and on the Termination Date. The applicable Borrowers shall pay to the Agent, for the ratable benefit of the applicable Lenders, interest on all LIBOR Loans and Canadian BA Rate Loans in arrears on each applicable Interest Payment Date. Interest on Revolving Loans shall be payable in the currency (i.e. Dollars or Canadian Dollars, as the case may be) of the underlying Revolving Loan.
(c)    Default Rate. Notwithstanding the rates of interest specified in Section 2.1(a) and the payment dates specified in Section 2.1(b), effective at the direction of the Agent after the occurrence of any Event of Default or after acceleration of maturity pursuant to Section 9.2(a) and for so long thereafter as any such Event of Default or acceleration shall be continuing, the principal balance of all Obligations (other than Bank Product Obligations) then due and payable (including all amounts due and payable pursuant to Section 9.2(a)), shall bear interest payable upon demand at the applicable Default Rate.
2.2    Continuation and Conversion Elections.
(a)    Each applicable Borrower may, except to the extent an Event of Default has occurred and is continuing:
(i)    elect, as of any Business Day, in the case of Base Rate Loans to convert any Base Rate Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Loans;
(ii)    elect, as of any Business Day, in the case of Canadian Prime Rate Loans to convert any Canadian Prime Rate Loans (or any part thereof in an amount not less than CDN$1,000,000, or that is in an integral multiple of CDN$1,000,000 in excess thereof) into Canadian BA Rate Loans; or
(iii)    elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans or Canadian BA Rate Loans, as applicable, having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000 (or CDN$1,000,000 with respect to Canadian BA Rate Loans), or that is in an integral multiple of $1,000,000 (or CDN$1,000,000 with respect to Canadian BA Rate Loans) in excess thereof);
provided, that if at any time the aggregate amount of LIBOR Loans or Canadian BA Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000 (or CDN$1,000,000 with respect to Canadian BA Rate Loans), such LIBOR Loans or Canadian BA Rate Loans shall automatically convert into Base Rate Loans or Canadian Prime Rate Loans, respectively; provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.
(b)    The applicable Borrower shall deliver a notice of continuation/conversion (“Notice of Continuation/Conversion”) to the Agent not later than 12:00 noon (New York City time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Revolving Loans are to be converted into or continued as LIBOR Loans or Canadian BA Rate Loans, as applicable, and specifying:

(i)    the proposed Continuation/Conversion Date;
(ii)    the aggregate amount of Revolving Loans to be converted or renewed;
(iii)    the type of Revolving Loans resulting from the proposed conversion or continuation; and
(iv)    the duration of the requested Interest Period, provided, however, such Borrower may not select an Interest Period that ends after the Stated Termination Date.
(c)    If upon the expiration of any Interest Period applicable to any LIBOR Loans or Canadian BA Rate Loans, as applicable, the applicable Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Loans or Canadian BA Rate Loans, as applicable, and no Event of Default has occurred and is continuing, such Borrower shall be deemed to have elected to convert such LIBOR Loans or Canadian BA Rate Loans into LIBOR Loans or Canadian BA Rate Loans, respectively, having a one-month Interest Period effective as of the expiration date of such Interest Period. At any time during the continuation of an Event of Default, each Borrower shall be deemed to have elected to convert all LIBOR Loans and Canadian BA Rate Loans into Base Rate Loans and Canadian Prime Rate Loans, respectively, effective as of the expiration date of their respective Interest Periods.
(d)    The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Revolving Loans with respect to which the notice was given held by each Lender.
(e)    There may not be more than five (5) different LIBOR Loans and not more than three (3) different Canadian BA Rate Loans in effect hereunder at any time.
(f)    The conversion of any Borrowing pursuant to this Section 2.2 shall not be, and shall not be deemed to be, a discharge, rescission, extinguishment, novation or substitution of such Borrowing and, following such conversion, the Borrowing shall continue to be the same obligation and not a new obligation .
2.3    Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable Requirements of Law for such Lender with respect to loans of the type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations (other than Bank Product Obligations), the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then such Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the applicable Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations (other than Bank Product Obligations) other than interest, and if there are no Obligations (other than Bank Product Obligations) outstanding, the Agent and/or such Lender shall refund to such Borrower such excess. Without limiting the generality of the foregoing provisions of this Section 2.3, if any provision of any of the Loan Documents would obligate the Canadian Borrower to make any payment of interest with respect to the Canadian Obligations in an amount or calculated at a rate which would be prohibited by Requirement of Law or would result in the receipt of interest with respect to the Canadian Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the applicable recipient of interest with respect to the Canadian Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rates of interest required to be paid to the applicable recipient under the Loan Documents; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the applicable recipient which would constitute interest with respect to the Canadian Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the applicable recipient shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then the Canadian Borrower shall be entitled, by notice in writing to the Agent, to obtain reimbursement from the applicable recipient in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the applicable recipient to the Canadian Borrower. Any amount or rate of interest with respect to the Canadian Obligations referred to in this Section 2.3 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Canadian Loans or Canadian Letters of Credit to the Canadian Borrower remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro rated over that period of time and otherwise be pro rated over the period from the Effective Date to the date of payment in full of the Canadian Obligations, and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent shall be conclusive for the purposes of such determination.
2.4    Fees. The U.S. Borrowers agree, jointly and severally, to pay the Agent the fees payable as set forth in the fee letter dated November 28, 2012, between the Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and ATI (the “Fee Letter”).

2.5    Unused Line Fee. On the first day of each month and on the Termination Date the U.S. Borrowers agree, jointly and severally, to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “Unused Line Fee”) equal to (a) 0.25% times the amount by which the Total Facility Amount exceeded the sum of the average daily outstanding amount of Revolving Loans made to the Borrowers and the average daily undrawn face amount of outstanding Letters of Credit issued to the Borrowers if less than fifty percent (50%) of the Total Facility Amount has been used during the applicable month or (b) 0.20% times the amount by which the Total Facility Amount exceeded the sum of the average daily outstanding amount of Revolving Loans made to the Borrowers and the average daily undrawn face amount of outstanding Letters of Credit issued to the Borrowers if fifty percent (50%) or more of the Total Facility Amount has been used during the applicable month, and in each case, during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the applicable Borrower’s Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.
2.6    Letter of Credit Fees.
(a)    The U.S. Borrowers, jointly and severally, agree (i) to pay to the Agent, for the account of the U.S. Lenders, in accordance with their respective Pro Rata Shares, (A) for each Commercial Letter of Credit issued for the account of such U.S. Borrower, a fee (the “U.S. Commercial Letter of Credit Fee”) at a per annum rate equal to the Applicable Margin for the U.S. Commercial Letter of Credit Fee multiplied by the average daily undrawn amount available to be drawn on such Commercial Letter of Credit during the immediately preceding month and (B) for each Standby Letter of Credit issued for the account of such U.S. Borrower, a fee (the “U.S. Standby Letter of Credit Fee”) at a per annum rate equal to the Applicable Margin for LIBOR Loans multiplied by the average daily undrawn amount available to be drawn on such Standby Letter of Credit during the immediately preceding month, (ii) to pay to the applicable Letter of Credit Issuer a fronting fee (the “U.S. Fronting Fee”) of one-eighth of one percent (.125%) of the undrawn face amount of each Letter of Credit issued for the account of such U.S. Borrower, and (iii) to pay to the applicable Letter of Credit Issuer, such out-of-pocket costs, fees and expenses incurred by each Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit issued for the account of such U.S. Borrower, as the applicable Letter of Credit Issuer and such U.S. Borrower shall agree upon, but which costs, fees and expenses shall not include the U.S. Fronting Fee. The U.S. Commercial Letter of Credit Fee and the U.S. Standby Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which such a Letter of Credit is outstanding and on the Termination Date. The U.S. Fronting Fee shall be payable on each date of issuance or renewal (automatic or otherwise) of each Letter of Credit. All fees described in this Section 2.6 shall be computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed.
(b)    The Canadian Borrower agrees (i) to pay to the Agent, for the account of the Canadian Lenders, in accordance with their respective Pro Rata Shares, (A) for each Commercial Letter of Credit issued for the account of the Canadian Borrower, a fee (the ___

“Canadian Commercial Letter of Credit Fee”) at a per annum rate equal to the Applicable Margin for the Canadian Commercial Letter of Credit Fee multiplied by the average daily undrawn amount available to be drawn on such Commercial Letter of Credit during the immediately preceding month and (B) for each Standby Letter of Credit issued for the account of the Canadian Borrower, a fee (the “Canadian Standby Letter of Credit Fee”) at a per annum rate equal to the Applicable Margin for Canadian BA Rate Loans multiplied by the average daily undrawn amount available to be drawn on such Standby Letter of Credit during the immediately preceding month, (ii) to pay to the applicable Letter of Credit Issuer a fronting fee (the “Canadian Fronting Fee”) of one-eighth of one percent (.125%) of the undrawn face amount of each Letter of Credit issued for the account of the Canadian Borrower, and (iii) to pay to the applicable Letter of Credit Issuer, such out-of-pocket costs, fees and expenses incurred by each Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit issued for the account of the Canadian Borrower, as the applicable Letter of Credit Issuer and the Canadian Borrower shall agree upon, but which costs, fees and expenses shall not include the Canadian Fronting Fee. The Canadian Commercial Letter of Credit Fee and the Canadian Standby Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which such a Letter of Credit is outstanding and on the Termination Date. The Canadian Fronting Fee shall be payable on each date of issuance or renewal (automatic or otherwise) of each Letter of Credit. All fees described in this Section 2.6 shall be computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed.
(c)    Notwithstanding the calculation of the Letter of Credit Fees specified in Section 2.6, effective at the direction of the Agent after the occurrence of any Event of Default or after acceleration of maturity pursuant to Section 9.2(a) and for so long thereafter as any such Event of Default or acceleration shall be continuing, such Letter of Credit Fees shall be determined at the applicable Default Rate.

ARTICLE 3
PAYMENTS AND PREPAYMENTS
3.1    Revolving Loans. The Borrowers shall repay the outstanding principal balance of the Revolving Loans made to them, plus all accrued but unpaid interest thereon, on the Termination Date. Any Borrower may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand by the Agent (a) the U.S. Borrowers shall repay the principal amount of Revolving Loans to the Agent, for account of the U.S. Lenders, in the amount, without duplication, by which the Aggregate Outstandings exceeds the lesser of the Borrowing Base or the Total Facility Amount and (b) the Canadian Borrower shall repay the principal amount of Canadian Loans to the Agent, for the account of the Canadian Lenders, in the amount, without duplication, by which the outstanding principal amount of Canadian Loans and outstanding Canadian Letters of Credit exceeds the Canadian Subfacility Amount.
3.2    Termination of Facility. The Borrowers may terminate this Agreement upon at least five (5) Business Days’ notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit or such Letters of Credit being Fully

Supported, (b) the payment in full in cash of all reimbursable expenses and other Obligations, and (c) with respect to any LIBOR Loans or Canadian BA Rate Loans prepaid, payment of the amounts due under Section 4.4, if any, in each case on or prior to the Termination Date.
3.3    Payments by the Borrowers.
(a)    All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the applicable Lenders, at the account designated by the Agent and shall be made in Dollars (with respect to the U.S. Obligations) and Canadian Dollars (with respect to the Canadian Obligations) and in immediately available funds, no later than 12:00 noon (New York City time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.
(b)    Subject to the provisions set forth in the definition of “Interest Period”, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.
(c)    If any LIBOR Loans or Canadian BA Rate Loans are repaid prior to the expiration date of the Interest Period applicable thereto, the applicable Borrowers shall pay to the applicable Lenders the amounts described in Section 4.4.
3.4    Payments as Revolving Loans. At the election of the Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder that are due but have not been paid by the Borrowers at the date and time specified herein, may be paid from the proceeds of Revolving Loans made hereunder. Each Borrower hereby irrevocably authorizes the Agent to charge the Loan Account of such Borrower for the purpose of paying all amounts from time to time due hereunder in respect of principal, interest or fees (or, during the continuance of an Event of Default, all other Obligations (other than Bank Product Obligations)) and agrees that all such amounts charged shall constitute Revolving Loans.
3.5    Apportionment, Application and Reversal of Payments.
(a)    Principal and interest payments shall be apportioned ratably among the applicable Lenders (according to the unpaid principal balance of the Credit Extensions to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Agent and the applicable Letter of Credit Issuers and except as provided in Section 11.1(b).
(b)    After the occurrence of an Event of Default and the exercise of any of the remedies provided for in Section 9.2(a)(v), (vi), (vii) or (viii) or 9.2(b) (or after the Revolving Loans have automatically become immediately due and payable and the Letter of Credit Obligations have been required to be Fully Supported), any amounts received on account of the Obligations shall be applied by the Agent in the following order: first, to pay any fees, indemnities or expense reimbursements then due to the Agent; second, to pay interest and principal due to the Bank in respect of all Non-Ratable Loans; third, to pay all fees, expenses and indemnities due to the Letter of Credit Issuers; fourth, to pay any Obligations constituting fees due to the Lenders (other than fees relating to Bank Products) ratably; fifth, to pay interest due to the Lenders in respect of all Revolving Loans (other than Non-Ratable Loans) ratably; sixth, to pay or prepay principal of all Revolving Loans (other than Non-Ratable Loans) to the Lenders ratably and unpaid reimbursement obligations in respect of Letters of Credit; seventh, to pay an amount to the Agent equal to all Letter of Credit Outstandings to be held as cash collateral for such Obligations; and eighth, to the payment of any other Obligation due to the Agent, any Letter of Credit Issuer, any Lender or any Affiliate or branch of the Bank (including any Obligations arising under Bank Products).
(c)    Amounts distributed with respect to any Bank Product Obligations shall be the lesser of the applicable Bank Product Amount last reported to the Agent or the actual Bank Product Amount as calculated by the methodology reported to the Agent for determining the amount due. The Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Products, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the applicable Lender. In the absence of such notice, the Agent may assume the amount to be distributed is the Bank Product Amount last reported to it.
(d)    Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Loan or Canadian BA Rate Loan, as applicable, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Loan or Canadian BA Rate Loan, as applicable, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans or Canadian Prime Rate Loans, as applicable.
The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations in accordance with Section 3.5(b). The allocations set forth in Section 3.5(b) are solely to determine the rights and priorities of the Agent and the applicable Lenders as among themselves, and may be changed by agreement among them without the consent of any Credit Party; provided that all such amounts received by the Agent shall be (i) credited upon receipt to the Loan Account and applied towards payment of Obligations hereunder and (ii) shall not be applied to the payment of Bank Product Obligations prior to the payment in full of all other amounts specified in clauses first through sixth of Section 3.5(b).
3.6    Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, any Letter of Credit Issuer, the Bank or any Affiliate or branch of the Bank (each an “Affected Payee”) is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, transaction at undervalue, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if __

such payment or proceeds had not been received by the Affected Payee and the applicable Borrower or Borrowers shall be liable to pay to the Affected Payee, and hereby does indemnify the Affected Payee and holds harmless the Affected Payee, for the amount of such payment or proceeds surrendered. The provisions of this Section 3.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Affected Payee in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Affected Payee’s rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.9 shall survive the termination of this Agreement.
3.7    Agent’s and Lenders’ Books and Records; Monthly Statements. The Agent shall record the principal amount of the Revolving Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Loans in its books and records. Failure by the Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Revolving Loans or the Letters of Credit. Each Borrower agrees that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof (absent manifest error), irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to ATI, on behalf of the Borrowers, a monthly statement of Credit Extensions, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed presumptively correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.5 and corrections of errors discovered by the Agent), unless the Borrowers (or ATI on their behalf) notify the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by a Borrower (or ATI on behalf of such Borrower), only the items to which exception is expressly made will be considered to be disputed by such Borrower.
3.8    Currency Matters. Dollars are the currency of account and payment for each and every sum at any time due from U.S. Borrowers hereunder and Canadian Dollars are the currency of account and payment for each and every sum at any time due from the Canadian Borrower hereunder, unless otherwise specifically provided in this Agreement, any other Loan Document or otherwise agreed to by the Agent. Notwithstanding the foregoing:
(a)    Each repayment of a Revolving Loan or Letter of Credit or a part thereof shall be made in the currency in which such Revolving Loan or Letter of Credit is denominated at the time of that repayment;
(b)    Each payment of interest shall be made in the currency in which the principal or other sum in respect of which such interest is denominated;

(c)    Each payment of fees by a U.S. Borrower pursuant to Section 2.4 shall be in Dollars;
(d)    Each payment in respect of any costs, expenses and indemnities shall be made in the currency in which the same were incurred by the party to whom payment is to be made; and
(e)    Any amount expressed to be payable in Canadian Dollars shall be paid in Canadian Dollars.
No payment to any Lender (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Credit Party in respect of which it was made unless and until such Lender shall have received payment in full in the currency in which such obligation or liability is payable pursuant to the above provisions of this Section 3.8.
3.9    Currency Fluctuations. On any Business Day determined by the Agent (the “Calculation Date”), the Agent shall determine the Exchange Rate as of such date. The Exchange Rate so determined shall become effective on the first Business Day immediately following such determination (a “Reset Date”) and shall remain effective until the next succeeding Reset Date. On each Reset Date, the Agent shall determine the Dollar Equivalent of the amount of outstanding Canadian Loans made to, and Canadian Letters of Credit issued to, the Canadian Borrower (the “Canadian Revolver Exposure”). If, on any Reset Date, the Aggregate Outstandings exceeds the total amount of the Commitments on such date or the Dollar Equivalent of Canadian Revolver Exposure on such date exceeds the Canadian Commitments on such date (the amount of any such excess referred to herein as the “Excess Amount”) then (i) the Agent shall give notice thereof to the Canadian Borrower and the Canadian Lenders and (ii) within one  Business Day thereafter (if such notice is given prior to 11:00 a.m., and if later, two Business Days thereafter), the Canadian Borrower shall cause such excess to be eliminated, either by repayment of Revolving Loans or depositing of cash collateral with the Agent with respect to Canadian Letters of Credit and until such Excess Amount is repaid, Canadian Lenders shall not have any obligation to make any Revolving Loans to the Canadian Borrower.

ARTICLE 4
TAXES, YIELD PROTECTION AND ILLEGALITY
4.1    Taxes.
(a)    Payments Free of Taxes. Any and all payments made to the Agent, the Letter of Credit Issuers or any Lender by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Requirements of Law, provided that if any Borrower shall be required by applicable Requirements of Law to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, a Lender or a Letter of Credit Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay or remit the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.
(b)    Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay or remit any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.
(c)    Indemnification by the Borrowers. The U.S. Borrowers shall indemnify the Agent, each U.S. Lender and each Letter of Credit Issuer that issues Letters of Credit to U.S. Borrowers and the Canadian Borrower shall (provided with respect to the Canadian Borrower, solely to the extent of the Canadian Borrower’s obligations) indemnify the Agent, each Canadian Lender and each Letter of Credit Issuer that issues Canadian Letters of Credit, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or remitted by the Agent, such Lender or such Letter of Credit Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment, remittance or liability and in reasonable detail the basis and calculation of such amounts, delivered to any Borrower by a Lender or a Letter of Credit Issuer (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or a Letter of Credit Issuer, shall be conclusive absent manifest error.
(d)    Evidence of Payments. As soon as practicable after any payment or remittance of Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or remittance, a copy of the return reporting such payment or remittance or other evidence of such payment or remittance reasonably satisfactory to the Agent.
(e)    Status of Lenders and Letter of Credit Issuers. Any Lender or Letter of Credit Issuer that is entitled to an exemption from or reduction of withholding tax under the Requirements of Law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the applicable Borrower (with a copy to the Agent), at the time or times prescribed by applicable Requirements of Law or reasonably requested by such Borrower or the Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender or Letter of Credit Issuer, if requested by such Borrower or the Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by such Borrower or the Agent as will enable such Borrower or the Agent to determine whether or not such Lender or Letter of Credit Issuer is subject to backup withholding or information reporting requirements.
Without limiting the generality of the foregoing, any Foreign Lender or Foreign Letter of Credit Issuer shall deliver to the applicable Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which, in the case of a Foreign Lender, such Foreign Lender becomes a Lender under this Agreement, or, in the case of a _______

Foreign Letter of Credit Issuer, such Foreign Letter of Credit Issuer becomes a Letter of Credit Issuer under this Agreement, (and from time to time thereafter upon the request of such Borrower or the Agent, but only if such Foreign Lender or Foreign Letter of Credit Issuer is legally entitled to do so), whichever of the following is applicable:
(i)    duly completed and executed copies of Internal Revenue Service Form W-8BEN, or any successor form, and any required attachments thereto, claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(ii)    duly completed and executed copies of Internal Revenue Service Form W-8ECI, or any successor form, and any required attachments thereto,
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed and executed copies of Internal Revenue Service Form W-8BEN, or any successor form, and any required attachments thereto, or
(iv)    any other documentation prescribed by the U.S. law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed and executed together with such supplementary documentation as may be prescribed by the U.S. law to permit the applicable Borrower to determine the withholding or deduction required to be made.
Without limiting the generality of this Section 4.1(e), any Lender that is not a Foreign Lender or any Letter of Credit Issuer that is not a Foreign Letter of Credit Issuer shall complete and deliver to the applicable Borrower and the Agent (in such number of copies as shall be requested by the recipient) a statement signed by an authorized signatory of the Lender or the Letter of Credit Issuer to the effect that it is a United States person, for U.S. federal income tax purposes, together with duly completed and executed copies of Internal Revenue Service Form W-9, or successor form, and any required attachments thereto, establishing that the Lender or the Letter of Credit Issuer is not subject to U.S. backup withholding tax.
If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the applicable Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the applicable Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and the Agent in writing of its legal inability to do so.
(f)    Mitigation. Each Lender and Letter of Credit Issuer shall use reasonable efforts (in the case of a Lender, including reasonable efforts to change its applicable Lending Office) to avoid the imposition of any Indemnified Taxes; provided, however, that such efforts would not subject such Lender or Letter of Credit Issuer to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Letter of Credit Issuer. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Letter of Credit Issuer in connection with such mitigation efforts.
(g)    Treatment of Certain Refunds. If the Agent, any Lender or any Letter of Credit Issuer determines, in its sole discretion, that it is entitled to receive a refund of any Taxes as to which it has been indemnified by the Borrowers or with respect to which any Borrower has paid additional amounts pursuant to this Section 4.1, it shall use reasonable best efforts to obtain such refund and upon receipt of any such refund shall promptly pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 4.1 with respect to the Taxes giving rise to such refund, plus any interest included in such refund by the relevant Governmental Authority attributable thereto), net of all reasonable out-of-pocket expenses of the Agent, such Lender or such Letter of Credit Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Agent, such Lender or such Letter of Credit Issuer, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent, such Lender or such Letter of Credit Issuer in the event the Agent, such Lender or such Letter of Credit Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Agent, any Lender or such Letter of Credit Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.
4.2    Illegality. If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans or Canadian BA Rate Loans, as applicable, or to determine or charge interest rates based upon the Eurodollar Rate or Canadian BA Rate, as applicable, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market or Canadian Dollars through bankers’ acceptances, then, on notice thereof by such Lender to the Borrowers through the Agent, any obligation of such Lender to make or continue LIBOR Loans or Canadian BA Rate Loans, respectively, or to convert Base Rate Loans or Canadian Prime Rate Loans to LIBOR Loans or Canadian BA Rate Loans, respectively, shall be suspended until such Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the applicable Borrowers shall, upon demand from such Lender (with a copy to the Agent), prepay or, if applicable, convert all LIBOR Loans or Canadian BA Rate Loans of such Lender to Base Rate Loans or Canadian Prime Rate Loans, respectively, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans or Canadian BA Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans or Canadian BA Rate Loans. Upon any such prepayment or conversion, the applicable Borrowers shall also pay accrued interest on the amount so prepaid or converted.
4.3    Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a LIBOR Loan or a Canadian BA Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Loan, (b) Canadian Dollar deposits are not being offered through bankers’ acceptances for the applicable amount and Interest Period of such Canadian BA Rate Loan, (c) adequate and reasonable means do not exist for determining the Offshore Base Rate for any requested Interest Period with respect to a proposed LIBOR Loan or for determining the Canadian BA Rate for a proposed Canadian BA Rate Loan, or (c) that the Offshore Base Rate for any requested Interest Period with respect to a proposed LIBOR Loan or the Canadian BA Rate for a proposed Canadian BA Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans or Canadian BA Rate Loans shall be suspended until the Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans and Canadian BA Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans or Canadian Prime Rate Loans in the amount specified therein.
4.4    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve or similar requirement reflected in the LIBOR Rate or Canadian BA Rate) or any Letter of Credit Issuer;
(ii)    subject any Lender or any Letter of Credit Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Loan or Canadian BA Rate Loan made by it, or change the basis of taxation of payments to such Lender or such Letter of Credit Issuer in respect thereof (except for Indemnified Taxes covered by Section 4.1 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such Letter of Credit Issuer); or
(iii)    impose on any Lender or any Letter of Credit Issuer or the London interbank market or the Canadian bankers’ acceptances market any other condition, cost or expense affecting this Agreement or LIBOR Loans or Canadian BA Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan or Canadian BA Rate Loan (or of maintaining its obligation to make any such Revolving Loan), or to increase the cost to such Lender or such Letter of Credit Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Letter of Credit Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such Letter of Credit Issuer, the applicable Borrowers will pay to such Lender or such Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such Letter of Credit Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or any Letter of Credit Issuer determines that any Change in Law affecting such Lender or such Letter of Credit Issuer or any Lending Office of such Lender or such Lender’s or such Letter of Credit Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Letter of Credit Issuer’s capital or on the capital of such Lender’s or such Letter of Credit Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Revolving Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Letter of Credit Issuer, to a level below that which such Lender or such Letter of Credit Issuer or such Lender’s or such Letter of Credit Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Letter of Credit Issuer’s policies and the policies of such Lender’s or such Letter of Credit Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrowers will pay to such Lender or such Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such Letter of Credit Issuer or such Lender’s or such Letter of Credit Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or any Letter of Credit Issuer setting forth the amount or amounts necessary to compensate such Lender or such Letter of Credit Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error. The applicable Borrowers shall pay such Lender or such Letter of Credit Issuer, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or such Letter of Credit Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such Letter of Credit Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or such Letter of Credit Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Lender or such Letter of Credit Issuer, as the case may be, notifies the __________

Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Letter of Credit Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
4.5    Compensation for Losses. Upon demand of any Lender (with a copy to the Agent) from time to time, the applicable Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any conversion, payment or prepayment of any Revolving Loan other than a Base Rate Loan or Canadian Prime Rate Loan on a day other than the last day of the Interest Period for such Revolving Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Revolving Loan other than a Base Rate Loan or Canadian Prime Rate Loan on the date or in the amount notified by the Borrowers; or
(c)    any assignment of a LIBOR Loan or Canadian BA Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 4.8;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Revolving Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 4.5, each U.S. Lender shall be deemed to have funded each LIBOR Loan made by it at the LIBOR Rate for such Revolving Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Loan was in fact so funded and each Canadian Lender shall be deemed to have funded each Canadian BA Rate Loan made by it at the Canadian BA Rate for such Revolving Loan by a matching deposit or other borrowing through bankers’ acceptances for a comparable amount and for a comparable period, whether or not such Canadian BA Rate Loan was in fact so funded.
4.6    Mitigation Obligations. If any Lender requests compensation under Section 4.4, or if any Lender gives a notice pursuant to Section 4.2, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Revolving Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, provided that it would be an Eligible Assignee, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 4.2, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
4.7    Survival. All of the Borrowers’ obligations under this Article 4 shall survive termination of the Commitments and repayment of all other Obligations (other than Bank Product Obligations) hereunder.
4.8    Replacement of Lenders. (a) If and with respect to each occasion that a Lender other than the Agent either makes a demand for compensation pursuant to Sections 4.1 or 4.4 or is unable to fund LIBOR Loans or Canadian BA Rate Loans pursuant to Section 4.2 or such Lender is a Defaulting Lender, the Borrowers may, upon at least five (5) Business Days’ prior irrevocable written notice to each of such Lender and Agent, in whole permanently replace the Commitment of such Lender; provided that (i) no Event of Default has occurred and is continuing at the time of such proposed replacement of the Commitment of such Lender, and (ii) the Borrowers shall replace such Commitment with the Commitment of a financial institution reasonably satisfactory to Agent (and such consent of the Agent shall not be unreasonably withheld or delayed). Such replacement Lender shall upon the effective date of replacement purchase the Revolving Loans owed to such replaced Lender for the aggregate amount thereof and shall thereupon for all purposes become a “Lender” hereunder. Such notice from the Borrowers shall specify an effective date for the replacement of such Lender’s Commitment, which date shall not be later than the thirtieth (30th) day after the day such notice is given. On the effective date of any replacement of such Lender’s Commitment pursuant to this Section 4.8, the Borrowers (in the case of the Canadian Borrower, only in respect of any Canadian Lender) shall pay to Agent for the account of such Lender (a) any fees due to such Lender to the date of such replacement; (b) accrued interest on the principal amount of outstanding Revolving Loans held by such Lender to the date of such replacement, and (c) the amount or amounts requested by such Lender pursuant to Article 4. On or before the effective date for the replacement of such Lender’s Commitment, the Borrowers will cause any Letter of Credit issued by such replaced Lender to be terminated or transferred to the replacement Lender or to another Lender. Upon the effective date of repayment of any Lender’s Revolving Loans, the termination or transfer of such Lender’s Letters of Credit and termination of such Lender’s Commitment pursuant to this Section 4.8, such Lender shall cease to be a Lender hereunder. No such termination of any such Lender’s Commitment and the purchase of such Lender’s Revolving Loans and termination or transfer of such Lender’s Letters of Credit pursuant to this Section 4.8 shall affect (i) any liability or obligation of the Borrowers or any other Lender to such terminated Lender which accrued on or prior to the date of such termination or which by the terms of this Agreement expressly survive termination hereof or (ii) such terminated Lender’s rights hereunder in respect of any such liability or obligation.

ARTICLE 5
BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES
5.1    Books and Records. Each Borrower shall, and shall cause its Subsidiaries to, maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section

5.2(a). Each Borrower shall, and shall cause its Subsidiaries to, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each U.S. Borrower shall, and shall cause its Restricted Subsidiaries to, maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.
5.2    Financial Information. Each Borrower will furnish, or cause to be furnished, to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall reasonably request, the following:
(a)    As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, a consolidated audited balance sheet, income statement, cash flow statement and statement of change in stockholders’ equity for the Parent and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants selected by the Borrowers and reasonably satisfactory to the Agent. Each Borrower hereby authorizes the Agent to communicate directly with its certified public or chartered accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to such Borrower and to discuss directly with the Agent the finances and affairs of such Borrower; provided, however, the Agent shall give ATI not less than five (5) days prior written notice of any such communication, disclosure or discussion and nothing in this Section 5.2(a) shall limit the right of any of the Borrowers to be present during any such discussions; provided, further, that the requirements set forth in this clause (a) may be fulfilled by providing the Agent and each Lender the report of the Parent to the SEC on Form 10-K for the applicable Fiscal Year.
(b)    As soon as available, but in any event not later than forty-five (45) days after the end of each fiscal quarter (other than the last fiscal quarter of any Fiscal Year), a consolidated unaudited balance sheet as of the end of such period, income statement and cash flow statement for the Parent and its consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of the Fiscal Year to the end of such fiscal quarter, all in reasonable detail, fairly presenting the financial position and results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for such periods, and in each case in comparative form, figures for the corresponding period in the prior Fiscal Year, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a) (subject to normal year-end adjustments), together with a report identifying all Unrestricted Subsidiaries; provided, however, if Liquidity shall be less than the greater of (i) $27,500,000 and (ii) fifteen percent (15%) of the Line Cap at any time, the _______

Financial Statements described in this Section 5.2(b) shall thereafter (until Liquidity exceeds the greater of (i) $27,500,000 and (ii) fifteen percent (15%) of the Line Cap for 90 consecutive days) be provided monthly no later than 30 days after the end of each month and be prepared on a monthly basis. Each Borrower shall certify by a certificate signed by a Responsible Officer that all such statements have been prepared in accordance with GAAP and present fairly the consolidated financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and results of operations for the periods then ended, subject to normal year-end adjustments; provided that the quarterly reporting requirements set forth in this clause (b) may be fulfilled by providing the Agent and each Lender the report of the Parent to the SEC on Form 10-Q for the applicable quarterly period.
(c)    Concurrently with the delivery of the items in clause (b) above, a certificate of a Responsible Officer of ATI in the form of Exhibit A hereto setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with the applicable covenants set forth therein at the end of such fiscal quarter or month, as applicable, and stating that, except as explained in reasonable detail in such certificate, (i) all of the representations and warranties of the Borrowers contained in this Agreement and the other principal Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (ii) the Borrowers are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other principal Loan Documents, (iii) no Default or Event of Default then exists, and (iv) whether or not a Fixed Charge Trigger Period has arisen or been in effect during such fiscal quarter or month, as applicable, and setting forth in reasonable detail a calculation of Liquidity as of the end of such fiscal quarter or month, as applicable. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrowers have taken or proposes to take with respect thereto.
(d)    Upon the occurrence of a Fixed Charge Trigger Period and within fifteen (15) days after the end of each month during which any portion of a Fixed Charge Trigger Period shall be in effect, a certificate of a Responsible Officer of ATI in the form of the applicable portion of Exhibit A hereto setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with the covenant set forth in Section 7.22 at the end of the most recently completed Twelve-Month Period and each month thereafter.
(e)    Within forty-five (45) days after the end of each Fiscal Year, annual projections (to include a projected consolidated balance sheet, income statement and cash flow statement) for the Parent and its consolidated Subsidiaries as at the end of and for each month of the current Fiscal Year, including a calculation, satisfactory to the Agent and certified by ATI (the “Restricted Payment Certification”), of projected Liquidity for each month of such Fiscal Year and all anticipated Restricted Payments for the acquisition of Common Stock of the Parent described in Section 7.13(d) for each month of such Fiscal Year, demonstrating, in a manner satisfactory to the Agent, compliance with Section 7.13(d) for each such month and such Fiscal Year on a pro forma basis assuming that the applicable Restricted Payments, individually and in the aggregate, were made as of the first day of each such month during such Fiscal Year.

(f)    Upon request of the Agent, copies of all reports on Forms 10-Q or 10-K and definitive proxy statements filed by the Parent or any of its Subsidiaries with the SEC under the Exchange Act.
(g)    As soon as available, but in any event not later than 15 days after any Borrower’s receipt thereof, a copy of each annual management report prepared for the Parent or any Borrower by any independent certified public or chartered accountants.
(h)    Upon request of the Agent, copies of any and all proxy statements, financial statements, and reports which the Parent makes available to its shareholders.
(i)    Upon request of the Agent, within 30 days after filing with the IRS or other applicable Governmental Authority, a copy of each federal and provincial income tax return filed by the Parent or by any of its Subsidiaries.
(j)    So long as there are no outstanding Revolving Loans, within fifteen (15) days following the end of each fiscal quarter, (i) a Borrowing Base Certificate for such fiscal quarter, together with (A) a detailed calculation of Eligible Credit Card Accounts and Eligible Inventory, (B) a calculation of Liquidity for such fiscal quarter and (C) a calculation of all Parent Share Repurchases for such fiscal quarter and (ii) a separately prepared summary stock ledger report with reconciliation to the corresponding Inventory reporting in the Borrowing Base Certificate; provided, however, if Liquidity shall at such time be less than $100,000,000, the Borrowing Base Certificate shall be accompanied by (A) a schedule of Eligible Credit Card Accounts; (B) an aging of all U.S. Borrowers’ accounts payable; (C) Inventory reports by category and location, together with a reconciliation to the corresponding Borrowing Base and to the Borrowers’ general stock ledger; (D) each of the financial and collateral reports described on Schedule 5.2(j), at the times set forth in such Schedule, (E) such other reports as to the Collateral as the Agent shall reasonably request from time to time; and (F) with the delivery of the foregoing, a certificate of a Responsible Officer of ATI certifying as to the accuracy and completeness of the foregoing; provided further, however, if there are outstanding Revolving Loans, the Borrowing Base Certificate and other information described in this Section 5.2(j) shall thereafter be provided within fifteen (15) days following the end of each month; provided further, however, if Liquidity shall at any time be less than the greater of (x) $27,500,000 and (y) fifteen percent (15%) of the Line Cap, the Borrowing Base Certificate and, to the extent requested by the Agent, other information described in this Section 5.2(j) shall thereafter (until Liquidity exceeds the greater of (x) $27,500,000 and (y) fifteen percent (15%) of the Line Cap for 90 consecutive days) be provided weekly. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, the documents and information required to be provided under this Section 5.2(j) shall be provided on a more frequent basis than set forth herein if and as requested by the Agent. If records or reports of the Collateral of the type required to be delivered hereunder are prepared by an accounting service or other agent, each Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents (but only to the extent necessary to satisfy the foregoing reporting requirements) to the Agent, for distribution to the Lenders; provided, however, the Agent shall give written notice to ATI not less than five (5) days prior to any such contact with such accounting service or agent. Furthermore, upon the request of a Borrower to withdraw Qualified Cash from the non-operating account subject to the sole dominion and control of the Agent, the Borrowers shall deliver a revised Borrowing Base Certificate reflecting such requested withdrawal.
(k)    Promptly after a Borrower has notified the Agent of any intention by such Borrower to treat the Revolving Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.
(l)    Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent, the Borrowers or any Subsidiary.
5.3    Notices to the Lenders. ATI shall notify the Agent in writing of the following matters at the following times:
(a)    As promptly as practicable but no later than three (3) Business Days after any Borrower becomes aware (i) of any Default or Event of Default, (ii) of the commencement of any Fixed Charge Trigger Period, (iii) that Liquidity has become less than (A) the greater of (x) $25,000,000 and (y) twelve and a half percent (12.5%) of the Line Cap (as set forth in Sections 7.11(i), 7.13(d), 7.25(a) and 7.26), (B) the greater of (x) $27,500,000 and (y) fifteen percent (15%) of the Line Cap (as set forth in Sections 5.2(b) and 5.2(j)) or (C) twenty-five percent (25%) of the Line Cap (as set forth in Section 7.4(b)) or (iv) that outstanding Revolving Loans are greater than thirty percent (30%) of the Line Cap (as set forth in Section 7.4(b));
(b)    As promptly as practicable but no later than three (3) Business Days after any Borrower becomes aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;
(c)    As promptly as practicable but no later than three (3) Business Days after any Borrower becomes aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;
(d)    As promptly as practicable but no later than three (3) Business Days after any Borrower becomes aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Parent, any Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;
(e)    As promptly as practicable but no later than three (3) Business Days after any Borrower becomes aware of any violation of any Requirement of Law by the Parent, any Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;
(f)    As promptly as practicable but no later than three (3) Business Days after receipt of any notice of any violation by the Parent, any Borrower or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that the Parent, any

Borrower or any Subsidiary is not in compliance with any Environmental Law or is investigating the Parent, any Borrower’s or such Subsidiary’s compliance therewith to the extent any such non-compliance or investigation could reasonably be expected to have a Material Adverse Effect;
(g)    As promptly as practicable but no later than three (3) Business Days after receipt of any written notice that the Parent, any Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Parent, any Borrower or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $5,000,000;
(h)    As promptly as practicable but no later than three (3) Business Days after receipt of any written notice of the imposition of any Environmental Lien against any property of the Parent, any Borrower or any of its Subsidiaries;
(i)    At least thirty (30) days prior to any change in (i) any Credit Party’s name as it appears in the jurisdiction of its incorporation or other organization, or (ii) any Credit Party’s jurisdiction of incorporation or organization, the jurisdiction in which its chief executive office or registered office is located, type of entity or form of organization, organizational identification number, or trade names under which any Borrower will sell Inventory or create Accounts or to which instruments in payment of Accounts may be made payable;
(j)    Within ten (10) Business Days after any Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event, Canadian Pension Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL, the PBGC or any other Governmental Authority with respect thereto;
(k)    Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby which could reasonably be expected to have a Material Adverse Effect, within ten (10) Business Days after the filing thereof with the PBGC, the DOL, the IRS or any other Governmental Authority, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL, the IRS or any other Governmental Authority with respect to any Plan, Canadian Pension Plan or Canadian MEPP and all communications received by the Parent, any Borrower or any ERISA Affiliate from the PBGC, the DOL, the IRS or any other Governmental Authority with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL, the IRS or any other Governmental Authority, with respect to each Plan, Canadian Pension Plan or Canadian MEPP by the Parent, any Borrower or any ERISA Affiliate;
(l)    Upon request, copies of each actuarial report for any Plan, Canadian Pension Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within ten (10) Business Days after receipt thereof by any Borrower or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC’s or other Governmental Authority’s intention to terminate a Plan, Canadian Pension Plan or Canadian MEPP or to have a trustee appointed to administer such Plan or Canadian Pension Plan or Canadian MEPP; (ii) any unfavorable determination letter from the IRS or other Governmental Authority regarding the qualification of a Plan under Section 401(a) of the Code or of a Canadian Pension Plan or Canadian MEPP pursuant to the Requirements of Law; or (iii) any notice from a Multi-employer Plan or Canadian MEPP regarding the imposition of withdrawal liability;
(m)    In relation to any Canadian MEPP, upon request, shall cause the applicable Credit Party to request the administrator of the Canadian MEPP to provide to such Credit Party a copy of the actuarial report for such Canadian MEPP and shall cause such Credit Party to provide such actuarial report upon receipt from the administrator of the Canadian MEPP;
(n)    Within ten (10) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan, Canadian Pension Plan or Canadian MEPP which increase any Borrower’s annual costs with respect thereto by an amount in excess of $5,000,000, or the establishment of any new Plan, Canadian Pension Plan or Canadian MEPP or the commencement of contributions to any Plan to which any Borrower or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code or a regular contribution to a Canadian Pension Plan or Canadian MEPP on or before or within ten (10) days after the due date for such installment, contribution or payment; or
(o)    Within ten (10) Business Days after any Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan, Canadian Pension Plan or Canadian MEPP has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan, Canadian Pension Plan or Canadian MEPP intends to terminate a Multi-employer Plan, Canadian Pension Plan or Canadian MEPP; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA or other applicable law to terminate a Multi-employer Plan, Canadian Pension Plan or Canadian MEPP.
Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and, to the extent applicable, shall set forth the action that the Parent, such Borrower, its Subsidiaries, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

ARTICLE 6
GENERAL WARRANTIES AND REPRESENTATIONS
Each Borrower warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Required Lenders in writing:
6.1    Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each Credit Party has the power and authority to execute, deliver and perform each of the Loan Documents to which it is a party, to incur the Obligations hereunder or under _________

the Parent Guaranty, as applicable, and to grant to the Agent Liens upon and security interests in the Collateral. Each Credit Party has taken all necessary action (including obtaining approval of its stockholders or other equityholders, if necessary) to authorize its execution, delivery, and performance of the Loan Documents to which it is a party. The Loan Documents (other than those not required to be in effect on the date of this representation) to which it is a party have been duly executed and delivered by each Credit Party, and constitute the legal, valid and binding obligations of each Credit Party, enforceable against it in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles. Each Credit Party’s execution, delivery, and performance of the Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of each Credit Party or any of its Subsidiaries, by reason of the terms of (a) any material contract, mortgage, lease, agreement, indenture, or instrument to which any Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to any Credit Party or any of its Subsidiaries, or (c) the certificate or articles of incorporation or bylaws or the limited liability company or limited partnership agreement of any Credit Party or any of its Subsidiaries.
6.2    Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral (except for those Liens identified in clauses (a), (b), (c), (d) and (f) of the definition of Permitted Liens and Liens permitted by clauses (b)(iv) through (viii) of Section 7.10 hereof) securing all the Obligations, and enforceable against each Credit Party (other than the Canadian Borrower) and all third parties.
6.3    Organization and Qualification. Each Credit Party (a) is duly organized or incorporated and validly existing in good standing under the laws of the jurisdiction of its organization or incorporation, (b) is qualified to do business and is in good standing in each jurisdiction in which qualification is necessary in order for it to own or lease its property and conduct its business, except to the extent any such failure to be so qualified would not have a Material Adverse Effect on such Credit Party and (c) has all requisite power and authority to conduct its business and to own its property.
6.4    Corporate Name; Prior Transactions. As of the Effective Date, no Credit Party has, during the past five (5) years, been known by or used any other corporate or fictitious name other than AnnTaylor Stores Corporation and ANN ANNTAYLOR LOFT, or been a party to any merger, amalgamation or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.
6.5    Subsidiaries and Affiliates. Schedule 6.5 is a correct and complete list of the name and relationship to the Parent of each and all of the Parent’s Subsidiaries and other Affiliates as of the Effective Date.

6.6    Financial Statements and Projections.
(a)    The audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Parent and its consolidated Subsidiaries as of January 28, 2012, and for the Fiscal Year then ended, together with the report thereon of its independent certified public accountants, Deloitte & Touche LLC, have been prepared in accordance with GAAP (subject to normal year-end adjustments) and present accurately and fairly in all material respects the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.
(b)    The Latest Projections when submitted to the Lenders as required herein represent the Borrowers’ best estimate of the future financial performance of the Parent and its consolidated Subsidiaries for the periods set forth therein and the Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrowers believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders (it being understood that the forecasts and forward looking statements are subject to significant uncertainties and contingencies, many of which are beyond the Borrowers’ control and that no guaranty can be given that the Latest Projections will be realized as further described in the Parent’s SEC filings).
6.7    Capitalization. As of the Effective Date, the authorized and issued capital stock of each Subsidiary (other than Subsidiaries of AnnTaylor Sourcing Far East) of the Parent is set forth on Schedule 6.7 and all such issued shares are validly issued and outstanding, fully paid and non-assessable and are owned beneficially and of record as set forth in Schedule 6.7 hereto.
6.8    Solvency. Each of (a) the Parent and its Subsidiaries on a consolidated basis are, and (b) each Borrower is, Solvent prior to and after giving effect to each Credit Extension.
6.9    Debt. After giving effect to the making of the Revolving Loans to be made on the Effective Date, the Parent and its Subsidiaries have no Debt as of the Effective Date, except (a) the Obligations, and (b) Debt described on Schedule 6.9.
6.10    Distributions. As of the Effective Date, except as set forth on Schedule 6.10, since January 28, 2012, no Restricted Payment has been declared, paid, or made upon or in respect of any capital stock or other securities of the Parent or any Borrower.
6.11    Real Estate; Store Locations. Schedule 6.11 sets forth, as of the Effective Date, a correct and complete list of all Real Estate owned by the Parent and the Borrowers and all store locations operated by the Parent and the Borrowers. As of the Effective Date, each material lease and sublease of the Parent and the Borrowers is valid and enforceable in accordance with its terms and is in full force and effect, and no material default by any Credit Party party to any such lease or sublease exists. As of the Effective Date, the Parent and each U.S. Borrower has good and marketable title in fee simple to its owned Real Estate, or valid leasehold interests in all material leasehold properties and the Parent and each U.S. Borrower has good, indefeasible, and merchantable title to all of its other property reflected on the January 28, 2012 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.
6.12    Trade Names. As of the Effective Date, all material trade names or styles under which any Borrower creates Accounts in the United States, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 6.12.
6.13    Litigation. Except as set forth on Schedule 6.13, there is no pending, or to the best of each Borrower’s knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of each Borrower’s knowledge, investigation by any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.
6.14    Labor Disputes. Except as to matters that could not reasonably be expected to have a Material Adverse Effect, as of the Effective Date (a) there is no collective bargaining agreement or other labor contract covering employees of the Credit Parties, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Credit Parties or for any similar purpose, and (d) there is no pending or (to the best of each Borrower’s knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Credit Parties or their employees that could reasonably be expected to have a Material Adverse Effect.
6.15    Environmental Laws. Except for matters that could not reasonably be expected to have a Material Adverse Effect or as otherwise disclosed on Schedule 6.15:
(a)    The Parent, each Borrower and its respective Subsidiaries have complied in all material respects with all Environmental Laws and none of the Parent, the Borrowers or their Subsidiaries nor any of their presently owned real property or presently conducted operations, nor their previously owned real property or prior operations to the extent relating to their ownership of or their operations on any property at the time of such ownership or operations on such property, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.
(b)    The Parent, each Borrower and its respective Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Parent, each Borrower and its respective Subsidiaries are in compliance with all material terms and conditions of such permits.
(c)    None of the Parent, any Borrower or its respective Subsidiaries nor, to the best of each Borrower’s knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste.

(d)    None of the Parent, any Borrower or its respective Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.
(e)    To the best of each Borrower’s knowledge, none of the present or past operations of the Parent, any Borrower or its respective Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.
(f)    None of the Parent, any Borrower or its respective Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.
(g)    None of the Parent, any Borrower or its respective Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on any Credit Party with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.
(h)    None of the products manufactured, distributed or sold by any of the Parent, any Borrower or its respective Subsidiaries contain asbestos containing material.
6.16    No Violation of Law. None of the Parent, any Borrower nor any of their respective Subsidiaries is in violation of any Requirements of Law applicable to it which violation could reasonably be expected to have a Material Adverse Effect.
6.17    No Default. As of the Effective Date, none of the Parent, any Borrower nor any of their respective Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Borrower or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.
6.18    ERISA Compliance; Canadian Pension Plans. Except for matters that could not reasonably be expected to have a Material Adverse Effect or as specifically disclosed in Schedule 6.18:
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the knowledge of each Borrower, nothing has occurred which would cause the loss of such qualification. Each Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)    There are no pending or, to the best knowledge of each Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability as of January 1, 2003; (iii) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
(d)    The Credit Parties are in compliance in all material respects with the requirements of the PBA and of any binding requirements of general application of a Governmental Authority with respect to each Canadian Pension Plan and are in compliance with any directive or order of a Governmental Authority directed specifically at a Canadian Pension Plan. No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Canadian Pension Plan. No Credit Party or an Affiliate thereof maintains, contributes or has any liability with respect to a Canadian Pension Plan which provides benefits on a defined benefit basis other than a Canadian MEPP. No Canadian Pension Event has occurred that when taken together with all other Canadian Pension Events, Termination Events and ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. All contributions required to be made by any Credit Party or its Subsidiary to any Canadian Pension Plan have been made in a timely fashion in accordance with the terms of such Canadian Pension Plan and the PBA. No Lien has arisen, choate or inchoate, in respect of any Credit Party or their property in connection with any Canadian Pension Plan (save for contribution amounts not yet due).
6.19    Taxes. The Credit Parties have filed all federal, provincial and other material tax returns and reports required to be filed, and have paid and remitted all federal, provincial and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable except as permitted under Section 7.1.
6.20    Regulated Entities. None of the Credit Parties is an “Investment Company” within the meaning of the Investment Company Act of 1940, and none of the Credit Parties is subject to regulation under Requirements of Law limiting its ability to incur indebtedness.
6.21    Use of Proceeds; Margin Regulations. The proceeds of the Credit Extensions are to be used solely for working capital and other corporate purposes. Neither the

Parent, any Borrower nor any Subsidiary is engaged, principally or as one of its important activities, in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.
6.22    Copyrights, Patents, Trademarks and Licenses, etc. The Parent and each Borrower owns, is licensed or otherwise has the lawful right to use, all patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes (collectively the “Intellectual Property”) used in or necessary for the conduct of its business as currently conducted which are material to its financial condition, business, operations, assets and prospects, individually or taken as a whole. To the knowledge of the Borrowers, the use of such Intellectual Property by the Parent or the Borrowers does not infringe on the rights of any Person, subject to such claims and infringements the existence of which do not have or are not reasonably expected to have a Material Adverse Effect. The transactions contemplated by the Loan Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any Intellectual Property by the Parent or any Borrower in any manner which has or might have a Material Adverse Effect.
6.23    No Material Adverse Effect. No Material Adverse Effect has occurred since the date of the audited Financial Statements referred to in Section 6.6(a) or the date of the most recent audited Financial Statements delivered to the Lenders pursuant to Section 5.2(a).
6.24    Full Disclosure. None of the representations or warranties made to the Agent, the Letter of Credit Issuers or the Lenders by any Credit Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any written exhibit, report, statement or certificate furnished to the Agent, the Letter of Credit Issuers or the Lenders by or on behalf of any Credit Party in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Borrower to the Lenders prior to the Effective Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered (as the case may be); it being understood that for the purpose of this Section 6.24, such information and data shall not include projections and pro forma financial information or information of a general outlook or general industry nature.
6.25    Bank Accounts and Credit Card Processors. Schedule 6.25 contains as of the Effective Date (a) a complete and accurate list of all Deposit Accounts and Securities Accounts maintained by all Credit Parties with any bank or other financial institution and (b) a complete list of all credit card processors or issuers of the Borrowers.
6.26    Governmental Authorization. The Parent and the Borrowers hold all licenses, permits and other approvals of Governmental Authorities necessary for the conduct of their business as currently conducted. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of any Loan Document to which it is a party, except such as have been obtained, given or made, as applicable.

6.27    Tax Shelter Regulations. No Borrower intends to treat the Revolving Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event any Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof. If any Borrower so notifies the Agent, such Borrower acknowledges that one or more of the Lenders may treat its Revolving Loans and/or its interest in Non-Ratable Loans and/or Agent Advances and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation
6.28    OFAC. Each Credit Party is and will remain in compliance in all material respects with all applicable U.S. and Canadian economic sanctions laws and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to any of the foregoing. No Credit Party and no Subsidiary or Affiliate of a Credit Party (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a Person cannot deal with or otherwise engage in business transactions, (ii) is a Person designated by the Canadian government on any list set out in the United Nations Al-Qaida and Taliban Regulations, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism or the Criminal Code (collectively, the “Terrorist Lists”) with which a Person cannot deal or otherwise engage in business transactions, (iii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List, a Terrorist List or a foreign government that is the target of U.S. or Canadian sanctions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law or Canadian law.

ARTICLE 7
AFFIRMATIVE AND NEGATIVE COVENANTS
Each Borrower covenants to the Agent and each Lender that so long as any of the Obligations (other than Bank Product Obligations) remain outstanding or this Agreement is in effect:
7.1    Taxes and Other Obligations. Each Borrower shall, and shall cause the Parent to, as applicable, (a) file when due all Canadian and U.S. federal, provincial and state income tax returns and other material returns (including with respect to provincial sales taxes, harmonized sales taxes and goods and services taxes) and reports which it is required to file; and (b) pay, remit or provide for the payment, when due, of all Canadian and U.S. federal and provincial taxes and other material taxes, fees, assessments and other charges of Governmental Authorities against it or upon its property, income and franchises, make all required withholding and other tax deposits and remittances, and establish adequate reserves for the payment and remittance of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; provided, however, so long as ATI has notified the Agent in writing, none of the Parent or the Borrowers need pay any tax, fee, assessment, or governmental charge (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which the Parent or such Borrower, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment or non‑remittance of which does not result in the imposition of a Lien (other than a Permitted Lien).
7.2    Legal Existence and Good Standing. Except as otherwise permitted under Sections 7.10(a)(ix) or 7.16(a), each Borrower shall, and shall cause the Parent to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.
7.3    Compliance with Law and Agreements; Maintenance of Licenses. Each Borrower shall comply, and shall cause the Parent to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act (with respect to the U.S. Borrowers), and all Environmental Laws) where the failure to so comply could reasonably be expected to have a Material Adverse Effect. Each Borrower shall obtain and maintain, and shall cause the Parent to obtain and maintain, all material licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted from time to time in compliance with the terms hereof. No Borrower shall modify, amend or alter, or permit the Parent to modify, amend or alter, its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights and interests of the Lenders or the Agent.
7.4    Maintenance of Property; Appraisals and Inspection of Property.
(a)    Each Borrower shall maintain, and shall cause the Parent to maintain, all of its property material to the operation of its business in good operating condition and repair, ordinary wear and tear and, subject to Section 7.6, loss or damage from casualty, expropriation or condemnation excepted.
(b)    Each Borrower shall permit, and shall cause the Parent to permit, representatives and independent contractors of the Agent to visit and inspect any of its or the other Credit Parties’ properties and, with respect to the U.S. Borrowers only, to conduct appraisals and audits of Collateral, and, with respect to all Borrowers, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at reasonable times during normal business hours; provided, however, that (i) if outstanding Revolving Loans at any time during any Fiscal Year are greater than thirty percent (30%) of the Line Cap, the Agent shall only be permitted to conduct one field exam and one inventory appraisal during such Fiscal Year at the Borrowers’ expense (ii) if Liquidity is less than twenty-five percent (25%) of the Line Cap at any time during any Fiscal Year, the Agent shall only be permitted to conduct two field exams and two inventory appraisals during such Fiscal Year at the Borrowers’ expense, and (iii) if any Event of Default described in Section 9.1(a), (b), (c)(i) or (ii), (d), (e), (f), (g), (h), (i), (k), (l) or (m) shall have occurred and be continuing, the foregoing frequency limitations in clauses (i) and (ii) of this Section 7.4(b) shall not apply and all visits, inspections, appraisals and audits shall be at the applicable Borrower’s expense. Appraisals of the Tradename Collateral shall be completed and acceptable to the Agent prior to such tradenames becoming Eligible Tradenames under the Borrowing Base and such Tradename Collateral shall only be subject to re-appraisal at the applicable Borrower’s expense one time per Fiscal Year so long as Availability is less than forty percent (40%) of the Line Cap at any time during such Fiscal Year; provided, however, that if any Event of Default described in Section 9.1(a), (b), (c)(i) or (ii), (d), (e), (f), (g), (h), (i), (k), (l) or (m) shall have occurred and be continuing, the foregoing frequency limitation with respect to appraisals of Tradename Collateral shall not apply and all appraisals shall be at the applicable Borrower’s expense. Notwithstanding the foregoing, the Agent may conduct, at its own expense, one field exam, one inventory appraisal and one tradename appraisal per Fiscal Year.
7.5    Insurance.
(a)    Each Borrower shall maintain, and shall cause the Parent to maintain, with financially sound and reputable insurers having a rating of at least A- or better by Best Rating Guide, insurance of such types as is customary for Persons of similar size engaged in the same or similar business in amounts and under policies reasonably acceptable to the Agent and otherwise as is customary for Persons of similar size engaged in the same or similar types of business.
(b)    Each U.S. Borrower shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured with respect to each policy described in the foregoing clause (a) of this Section 7.5, in a manner reasonably acceptable to the Agent. Each such policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days’ prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and such other clauses or endorsements as the Agent shall reasonably request. All premiums for such insurance shall be paid by the U.S. Borrowers when due, and certificates of insurance and, if reasonably requested by the Agent, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If any U.S. Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans.
7.6    Insurance and Condemnation Proceeds. Each U.S. Borrower shall promptly notify the Agent and the Lenders of any material loss, damage, or destruction to the Collateral, whether or not covered by insurance. The Agent is hereby authorized to collect all property insurance and condemnation or expropriation proceeds in respect of Collateral in an amount in excess of (a) $2,000,000 if an Activation Period is in effect or (b) $5,000,000 if no Activation Period is in effect, in either case for any incident (“Excess Proceeds”) directly and, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent may in its discretion remit such proceeds to the Borrowers or apply such proceeds to the reduction of the Obligations in the order provided for in Section 7.25 or, if applicable, Section 3.5. Any such proceeds other than Excess Proceeds may be retained by the Borrowers.

7.7    Environmental Laws.
(a)    Each Borrower shall, and shall cause the Parent and each of its Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant unless the failure to do so could not reasonably be expected to have a Material Adverse Effect and the Borrowers shall, and shall cause the Parent and each of its Subsidiaries to, take prompt and appropriate action to respond to any such non-compliance with Environmental Laws and shall regularly report to the Agent on such response.
(b)    Without limiting the generality of the foregoing, ATI shall submit to the Agent and the Lenders annually, commencing on the date that occurs one year after the Effective Date, and on each such anniversary date of the Effective Date thereafter, copies of any material notices received by the Borrowers from any Governmental Authority under any Environmental Law, if any, and copies of any environmental reports prepared by the Borrowers, in each case prepared by or received by the Borrowers during such prior year, if any. The Agent or any Lender may request copies of technical reports prepared by any Borrower and its communications with any Governmental Authority to determine whether such Borrower or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability.
7.8    Compliance with ERISA; Canadian Pension Plans. (a) Each U.S. Borrower shall, and shall cause each of its ERISA Affiliates to: (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (ii) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (iii) make all required contributions to any Plan subject to Section 412 of the Code; (iv) not engage in a non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (v) not engage in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA.
(b)    The Canadian Borrower shall (i) maintain each Canadian Pension Plan in compliance in all material respects with the applicable Requirements of Law; (ii) cause each Canadian Pension Plan which is qualified under applicable Requirements of Law to maintain such qualification; (iii) make all required contributions to any Canadian Pension Plan subject to applicable Requirements of Law; and (iv) not become liable under, or contribute to, any Canadian Pension Plan that provides benefits on a defined benefit basis, other than a Canadian MEPP.
(c)    The Canadian Borrower shall, in relation to any Canadian MEPP, make all contributions it is required to make and shall, in all material respects, comply with its obligations as a participating employer under any such Canadian MEPP.
7.9    Debt. No Borrower shall, nor permit the Parent to, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Debt, except:
(a)    the Obligations;

(b)    Debt in the form of bank overdrafts in the ordinary course of business;
(c)    (i) Debt incurred by any Borrower to finance Capital Expenditures and (ii) Capital Lease obligations of any Borrower;
(d)    Debt in respect of Accommodation Obligations permitted under Section 7.12;
(e)    Debt of the Parent to ATI in connection with any advances made pursuant to Section 7.11(b);
(f)    Debt in respect of Hedge Agreements and Foreign Currency Exchange Contracts entered into in the ordinary course of business and not for speculative purposes;
(g)    (i) intercompany Debt among the U.S. Borrowers and (ii) Debt incurred by the Canadian Borrower in connection with an Investment in the Canadian Borrower permitted under Section 7.11(i);
(h)    Permitted Existing Debt and refinancings, renewals or extensions thereof so long as (A) no Default or Event of Default exists or would be caused thereby, (B) the principal amount of any such Permitted Existing Debt is not increased (other than by an amount equal to the reasonable amount of fees and expenses payable in connection with such refinancing, renewal or extension); (C) the maturity date thereof is not accelerated as a result of any such refinancing, renewal or extension and (D) no such refinancing, renewal or extension would be otherwise detrimental in any material respect to the rights of or benefits to the Borrowers, the Agent or the Lenders;
(i)    Debt in an aggregate amount of up to $25,000,000 of any Person assumed from the acquired entity (or, if applicable, its Affiliates) in connection with an Acquisition of such Person permitted under Section 7.11(i) if such Person becomes a Borrower after the date hereof; provided, that such Debt exists at the time such Person becomes a Borrower and was not created in anticipation of such acquisition;
(j)    Debt consisting of (A) unsecured deferred payment obligations of a Borrower owing to sellers in permitted Acquisitions and (B) customary purchase price adjustments, earn-outs, indemnification obligations and similar items of the Borrowers in connection with permitted Acquisitions and asset sales;
(k)    the AT Sourcing Obligation;
(l)    unsecured Debt of the Credit Parties; provided that (i) no Default or Event of Default exists immediately prior to or immediately following the incurrence of such Debt, (ii) the aggregate outstanding principal amount thereof, together with the aggregate outstanding principal amount of Debt permitted under Sections 7.9(m) and (n), shall not exceed $400,000,000 at any time, (iii) the final maturity of such Debt shall not be earlier than 180 days following the Stated Termination Date and (iv) mandatory prepayments and scheduled amortization of such Debt shall not exceed 1% of the original principal amount thereof annually;
(m)    Permitted Secured Debt; provided that (x) no Default or Event of Default exists immediately prior to or immediately following the incurrence of such Debt and (y) the aggregate outstanding principal amount of such Debt, together with the aggregate outstanding principal amount Debt permitted under Sections 7.9(l) and (n), shall not exceed $400,000,000 at any time; and
(n)    other unsecured Debt of the Credit Parties (i) consisting of uncommitted letter of credit facilities for the issuance of letters of credit with an aggregate maximum face amount not exceeding $25,000,000 at any time and (ii) consisting of other unsecured Debt not exceeding in the aggregate a principal amount of $25,000,000 at any one time outstanding; provided that with respect to any Debt permitted under clauses (i) and (ii) immediately above, (x) no Default or Event of Default exists immediately prior to or immediately following the incurrence of such Debt and (y) the aggregate outstanding principal amount of such Debt, together with the aggregate outstanding principal amount of Debt permitted under Sections 7.9(l) and (m), shall not exceed $400,000,000 at any time.
7.10    Sales of Assets; Liens.
(a)    Sales. No Borrower shall, nor permit the Parent to, sell, assign, transfer, lease, convey or otherwise dispose of, any properties or assets, whether now owned or hereafter acquired, or any income or profits therefrom, except among the Credit Parties (other than the Canadian Borrower) and except:
(i)    sales of inventory in the ordinary course of business;
(ii)    subleases of real property;
(iii)    sales or other dispositions of equipment that is obsolete, unused or, in the judgment of such Borrower, no longer best used or useful in its business;
(iv)    bulk sales or other dispositions of the Inventory of a Borrower not in the ordinary course of business in connection with store closings, at arm’s length, provided, that such store closures and related Inventory dispositions shall not exceed (i) in any Fiscal Year of the Parent and its Subsidiaries, ten percent (10%) of the number of the Borrowers’ stores as of the beginning of such Fiscal Year (net of new store openings) and (ii) in the aggregate from and after the Effective Date, twenty-five percent (25%) of the number of the Borrowers’ stores in existence as of the Effective Date (net of new store openings), provided that, in all events, (A) if an Activation Period is in effect, the proceeds from such disposition shall be applied to the reduction of the Obligations in the order provided for in Section 7.25 or, if applicable, Section 3.5, and (B) no Event of Default shall exist immediately prior to or after giving effect to such disposition, and (C) all sales of Inventory in connection with any store closings (in a single or series of related transactions) of five percent (5%) or more of the number of the Borrowers’ stores then in existence, shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Agent;

(v)    license or sublicense agreements or marketing agreements with third parties in the ordinary course of business, provided, however that no such license or sublicense or marketing agreement shall materially impair the ability of the Agent to dispose of the Collateral;
(vi)    sales or dispositions of Cash Equivalents;
(vii)    sales or other dispositions of assets to the Canadian Borrower, subject to Section 7.11(i) and Section 7.15;
(viii)    sales of Investments permitted under clauses (j) or (k) of Section 7.11; and
(ix)    so long as no Event of Default shall have then occurred and be continuing or would result therefrom, transfer of cash or property (A) to a charitable foundation established by any Borrower or the Parent in an amount not to exceed $1,000,000 (or, if Liquidity is in excess of $37,500,000 both before and after giving effect thereto, $20,000,000) for each Fiscal Year or (B) to a charitable foundation not established by any Borrower or the Parent in the ordinary course of business and consistent with industry practice;
(x)    dispositions as the result of any taking or condemnation so long as insurance, expropriation or condemnation proceeds are received in connection therewith and are applied as required by Section 7.6;
(xi)    other sales of assets, including the sale of Securities of Subsidiaries, whether or not in the ordinary course of business, having an aggregate fair market value of not more than $15,000,000 pursuant to any one single disposition or $20,000,000 in the aggregate pursuant to several dispositions in any one Fiscal Year; and
(xii)    a sale of the Louisville, Kentucky distribution center as part of a sale-leaseback transaction in accordance with Section 7.18;
provided, that no disposition permitted above (other than transfers permitted by clause (i), (vii), (viii), (ix) or (xi)) in excess of $1,000,000 per transaction shall be permitted unless the price to be received therefor represents the then fair market value of the asset or property sold at the time of such disposition and (other than in the case of subleases or license or sublicense or marketing arrangements) at least 70% of the price is to be paid in cash at the closing of the disposition.
(b)    Liens. No Borrower shall, nor permit the Parent to, create, incur, assume or permit to exist, directly or indirectly, any Lien on or with respect to any of its property except:
(i)    Liens granted to the Agent securing the Obligations;
(ii)    Liens upon (A) the interest or title of a lessor or secured by a lessor’s interest under any lease under which any Borrower is the lessee or (B) the interest of a lessee under any lease under which any Borrower is the lessor;

(iii)    Permitted Liens;
(iv)    Liens granted by any Borrower (including the interest of a lessor under a Capital Lease) and Liens on property existing at the time of acquisition thereof by such Borrower, in each case securing Debt permitted by Section 7.9(c), provided that such Liens are limited to the assets financed with such Debt;
(v)    Permitted Existing Liens and any extensions, renewals and replacements thereof so long as (i) the amount of the obligations secured thereby is not increased in connection with any such extension, renewal or replacement and (ii) such Lien is limited to the property subject thereto prior to such extension, renewal or replacement;
(vi)    Liens on assets other than Collateral in respect of Debt of a Person permitted pursuant to Section 7.9(i) so long as such Liens attach only to assets of such Person existing prior to the Acquisition, amalgamation or merger of such Person;
(vii)    to the extent Debt secured thereby is permitted to be extended, renewed, replaced or refinanced, a future Lien upon any property which is subject to a Lien described in clause (vi) above, if such future Lien attaches only to the same property, secures only such permitted extensions, renewals, replacements or refinancings and is of like quality, character and extent;
(viii)    Liens on cash earnest money deposits in connection with Acquisitions otherwise permitted by this Agreement in an aggregate amount not to exceed $2,500,000 at any time outstanding; and
(ix)    Liens in respect of Debt permitted pursuant to Section 7.9(m).
7.11    Investments. No Borrower shall, nor permit the Parent to, make or own, directly or indirectly, any Investment in any Person except:
(a)    Investments by the Parent and the Borrowers in Cash Equivalents;
(b)    Investments by any Borrower resulting from advances to the Parent to fund any of the items set forth in Section 7.13(a);
(c)    Investments by the Parent in ATI;
(d)    Investments by any U.S. Borrower in any other U.S. Borrower (other than any Investment made in connection with the Acquisition of any U.S. Borrower);
(e)    Investments by the Borrowers in joint ventures (in the form of corporations, partnerships or otherwise) and Unrestricted Subsidiaries; provided that, after giving effect to such Investment (i) the aggregate amount then outstanding of all such Investments (other than the AT Sourcing Obligation) in excess of the amount of Investments in joint ventures and Unrestricted Subsidiaries existing on the Effective Date by the Borrowers (including

Investments in the nature of sales and transfers of assets for less than fair market value and Accommodation Obligations) shall not exceed $75,000,000, (ii) Liquidity shall not be less than $37,500,000 both after giving effect to such Investment and on a projected basis for a period of twelve months following such Investment and (ii) no Event of Default shall exist or will occur as a result of such Investment;
(f)    Investments not exceeding $10,000,000 at any one time outstanding in respect of loans to senior executives and key employees of the Parent or any Borrower; provided that after giving effect to such Investment, (i) Liquidity shall not be less than $37,500,000 both after giving effect to such Investment and on a projected basis for a period of twelve months following such Investment, and (ii) no Event of Default shall exist or will occur as a result of such Investment;
(g)    [reserved];
(h)    Investments in respect of Hedge Agreements and Foreign Currency Exchange contracts entered into in the ordinary course of business and not for speculative purposes;
(i)    other Investments by the Borrowers, including Acquisitions, provided that (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition, (ii) the Person to be acquired will immediately become, directly or indirectly, a Wholly-Owned Subsidiary of ATI, (iii) the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrowers at the time such Acquisition is consummated or is permitted to be conducted by the Borrowers pursuant to Section 7.14, (iv) immediately after giving effect to any such Investment (including reasonable estimates of any indemnification or purchase price adjustment obligations), Liquidity shall not be less than the greater of (A) $25,000,000 and (B) twelve and a half percent (12.5%) of the Line Cap both after giving effect to such Investment and on a projected pro forma basis for a period of six months following such Investment, (v) immediately after giving effect to such Investment, no Event of Default shall exist or will occur as a result of such Investment and (vi) solely to the extent the Liquidity in the foregoing clause (iv) is less than the greater of (A) $35,000,000 and (B) twenty percent (20%) of the Line Cap, the Fixed Charge Coverage Ratio for the Twelve-Month Period most recently completed prior to such Investment, calculated on a pro forma basis as if such Investment were made at the beginning of such Twelve-Month Period, shall be at least 1.00 to 1.00;
(j)    promissory notes and other similar non-cash consideration received by any Borrower in connection with dispositions of assets permitted by Section 7.10(a);
(k)    Investments in securities of account debtors received pursuant to any proposal, plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;
(l)    Investments consisting of Accommodation Obligations permitted under Section 7.12 and the exercise thereof;

(m)    Investments in joint ventures and Unrestricted Subsidiaries existing on the Effective Date and set forth on Schedule 7.11; and
(n)    Investments in the form of progress payments in connection with the development of software and related hardware made in the ordinary course of business and consistent with past practice of the Parent and the Borrowers.
The Borrowers hereby agree to provide to the Agent on the date of consummation of any Investment over $2,000,000 in the aggregate in any Fiscal Year permitted under clauses (e), (f), (g) and (i) above, a certificate of a Responsible Officer of ATI that each of the conditions contained in the provisos to such clauses have been met and demonstrating in a manner satisfactory to the Agent the required projected and pro forma Liquidity.
7.12    Accommodation Obligations. No Borrower shall, nor permit the Parent to, create or become or be liable, directly or indirectly, with respect to any Accommodation Obligation except:
(a)    guaranties resulting from endorsement of negotiable instruments for collection in the ordinary course of business;
(b)    obligations, warranties and indemnities, not relating to Debt of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit or in favor of an Affiliate of any Borrower or such Subsidiary;
(c)    Accommodation Obligations of ATI in connection with obligations of the other Credit Parties to fund (A) income and franchise taxes payable in any Fiscal Year owed by the Credit Parties pursuant to the Amended and Restated Tax Sharing Agreement dated as of November 10, 2003 between the Parent and ATI; (B) other ordinary operating expenses of the Parent not in excess of $500,000 in any Fiscal Year; (C) purchases of capital stock of the Parent held by employees of any Credit Party to enable such employee to pay withholding taxes in connection with the vesting of such stock and (D) the Parent’s share of expenses incurred in connection with any public offering of Common Stock;
(d)    Accommodation Obligations of the Parent or any Borrower in respect of any obligations of any U.S. Borrower otherwise permitted hereunder;
(e)    Accommodation Obligations with respect to obligations of Unrestricted Subsidiaries to the extent such Accommodation Obligations constitute Investments permitted by Section 7.11(e);
(f)    Accommodation Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Acquisitions or asset sales permitted by this Agreement; and
(g)    Accommodation Obligations in respect of performance bonds, surety bonds, appeal bonds or custom bonds required in the ordinary course of business or in connection with judgments that do not result in an Event of Default.

7.13    Restricted Payments. No Borrower shall, nor permit the Parent to, declare or make any Restricted Payment except:
(a)    dividends paid and declared in any Fiscal Year by any U.S. Borrower to the Parent or ATI to fund (i) income and franchise taxes payable in such Fiscal Year owed by ATI pursuant to the Amended and Restated Tax Sharing Agreement dated as of November 10, 2003 between the Parent and ATI; (ii) other ordinary operating expenses of the Parent not in excess of $500,000 in any Fiscal Year; (iii) purchases of Common Stock of the Parent held by employees of any Credit Party to enable such employee to pay withholding taxes in connection with the vesting of such stock and (iv) the Parent’s share of expenses incurred in connection with any public offering of Common Stock;
(b)    any Restricted Payment made by any Borrower (other than ATI) on its capital stock;
(c)    Restricted Payments by the Parent or any Borrower (in addition to payments made pursuant to clause (a)(iii) of this Section) to acquire shares of Common Stock from employees of the Parent or any Borrower in an aggregate amount not exceeding $100,000 in any Fiscal Year; and
(d)    Restricted Payments by ATI to the Parent to concurrently fund any dividend, redemption, retirement, sinking fund, or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of Common Stock of the Parent now or hereafter outstanding and Restricted Payments by the Parent for such purpose; provided that after giving effect to any such Restricted Payment (i) Liquidity shall not be less than the greater of (A) $25,000,000 and (B) twelve and a half percent (12.5%) of the Line Cap on the date of such Restricted Payment and on a projected pro forma basis (calculated assuming that such Restricted Payment was made on the first day of the then current month) for the following six-month period, including the month in which such Restricted Payment is made, (ii) no Default or Event of Default shall exist or will occur as a result of such Restricted Payment and (iii) solely to the extent the Liquidity in the foregoing clause (i) is less than the greater of (A) $35,000,000 and (B) twenty percent (20%) of the Line Cap, the Fixed Charge Coverage Ratio for the Twelve-Month Period most recently completed prior to such Restricted Payment, calculated on a pro forma basis as if such Restricted Payment were made at the beginning of such Twelve-Month Period, shall be at least 1.10 to 1.00.
The Borrowers hereby agree to provide to the Agent on the date of consummation of each such Restricted Payment over $2,000,000 in the aggregate in any Fiscal Year, a certificate of a Responsible Officer of ATI certifying that each of the conditions contained in Section 7.13(d) have been met and demonstrating in a manner satisfactory to the Agent such compliance.
7.14    Conduct of Business. No Borrower shall, nor permit any of its Restricted Subsidiaries to, engage in any business other than (a) the business engaged in by such Borrower or such Subsidiary on the date hereof and other businesses similar or related thereto; and (b) any business activities related to the home furnishings industry.

7.15    Transactions with Affiliates. No Borrower shall, nor permit the Parent to, at any time after the Effective Date directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates outside the ordinary course of its business or inconsistent with past practices or on terms that are less favorable to it than those fair and reasonable terms that might be obtained in a comparable arms-length transaction at the time; provided that the foregoing restriction shall not apply to transactions among any U.S. Borrower and any other Credit Party (other than the Canadian Borrower), customary fees paid to members of the Board of Directors of any Borrower or the Parent or arrangements permitted under Section 7.11(f) or the business contemplated by the joint ventures permitted under Section 7.11(e).
7.16    Restriction on Fundamental Changes. No Borrower shall, nor permit the Parent to, enter into any merger, amalgamation or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or property, whether now or hereafter acquired, except (i) as otherwise permitted under Section 7.10(a), (ii) that any U.S. Borrower may merge into, amalgamate with, or convey, sell, lease or transfer all or substantially all of its assets to, any other U.S. Borrower, (iii) that the Canadian Borrower may convey, sell, lease or transfer all or substantially all of its assets to any U.S. Borrower, (iv) that nothing contained herein shall prohibit any Subsidiary of ATI from voluntarily dissolving or liquidating if in the reasonable opinion of ATI’s senior management such dissolution or liquidation has no reasonable likelihood of having a Material Adverse Effect and (v) the merger or amalgamation of any Person with or into a Borrower if the Acquisition of the capital stock of such Person by such Borrower would have been permitted under Section 7.11(i); provided, that with respect to the foregoing clauses (ii) and (v), (x) in the case of ATI, ATI shall be the continuing or surviving Person and (y) if a Borrower (other than ATI) is not the surviving or continuing Person, the surviving or continuing Person becomes a Borrower and a party to this Agreement and all other applicable Loan Documents in accordance with Section 7.24(c).
7.17    ERISA. No Borrower shall, nor permit any of its ERISA Affiliates to, do any of the following to the extent that such act or failure to act would in the aggregate, after taking into account any other such acts or failures to act, have a Material Adverse Effect:
(a)    Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;
(b)    permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), whether or not waived;
(c)    terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of any Borrower or any ERISA Affiliate under Title IV of ERISA;

(d)    fail, or permit any ERISA Affiliate to fail, to make any contribution or payment to any Multiemployer Plan which any Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any Requirement of Law pertaining thereto;
(e)    fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; or
(f)    amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year such that any Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Code.
7.18    Sales and Leasebacks. Except with respect to any sale-leaseback of the Borrowers’ main distribution center in Louisville, Kentucky approved by the Required Lenders, no Borrower shall, nor permit the Parent to, become liable, directly or by way of any Accommodation Obligation, with respect to any lease, whether an Operating Lease or a Capital Lease, of any property whether now owned or hereafter acquired, (a) which any Borrower has sold or transferred or is to sell or transfer to any other Person, or (b) which such Borrower intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by that entity to any other Person in connection with such lease.
7.19    Margin Regulations. No portion of the proceeds of any credit extended under this Agreement shall be used, directly or indirectly, in any manner which would cause any Credit Extension or the application of such proceeds to violate Regulation U or X of the Federal Reserve Board, in each case as in effect on the date or dates of such Credit Extension and such use of proceeds.
7.20    Change of Fiscal Year. Neither the Parent nor any Borrower shall change its Fiscal Year.
7.21    Subsidiaries.
(a)    No Borrower shall, nor permit the Parent to, hereafter (i) become a general partner in any general partnership or limited partnership or (ii) organize or acquire any other Person, except (A) any Borrower may organize or acquire any new Wholly Owned Subsidiary that becomes a Borrower pursuant to the terms of Section 7.24(c) and (B) subject to the provisions of Section 7.24(d), any Borrower may organize, acquire or participate in any new joint venture (other than a general partnership) or Unrestricted Subsidiary permitted pursuant to Section 7.11(e).
(b)    No Borrower shall create or otherwise permit to become effective any consensual encumbrance or restriction of any kind, other than those contemplated in or permitted under the Loan Documents (including, without limitation, Liens permitted under Section 7.10(b)(iv) hereof), on the ability of any Borrower to pay dividends or make any other distribution in respect of its stock or make any other Restricted Payment, pay any Debt or other obligation owed to any other Borrower, make loans or advances or other Investments in any other Borrower or sell, transfer or otherwise convey any of its property to any other Borrower except in any lease the terms of which prohibit the transfer of such lease to any Credit Party or otherwise.
7.22    Fixed Charge Coverage Ratio. Upon the occurrence of a Fixed Charge Trigger Period, the Borrowers shall not permit the Fixed Charge Coverage Ratio to be less than 1.00 to 1.00 determined as of (a) the last day of any Twelve-Month Period most recently ended before the commencement of a Fixed Charge Trigger Period and (b) the last day of each Twelve-Month Period ending during any Fixed Charge Trigger Period.
7.23    Further Assurances. The Credit Parties shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents. The Credit Parties shall also deliver to Agent, upon request, written detail with respect to Existing Letters of Credit, intercompany Debt, Deposit Accounts, Credit Card Processors and Trademarks as the Agent may reasonably request, all certified by a Responsible Officer of Borrower as true and correct.
7.24    Pledge of After-Acquired Property; Additional Borrowers. (a) With respect to any property acquired after the Effective Date by the Parent or any U.S. Borrower (other than (1) any property described in paragraph (b) or (c) below, (2) any property subject to a Lien expressly permitted by Section 7.10(b)(iv), (vi), (vii) and (viii), (3) leasehold interests, motor vehicles and other property excluded from the Collateral pursuant to Section 2(a) of the Security Agreement, (4) any shares of Parent’s capital stock or (5) any Margin Stock, unless the Parent or the Borrowers in aggregate own at any time Margin Stock (other than shares of Parent’s capital stock) with an aggregate value over $1,000,000, in which case this Section will apply to Margin Stock (other than shares of Parent’s capital stock) to the extent not promptly disposed of for Cash Equivalents to be included as Collateral) as to which the Agent, for the benefit of the Lenders, does not have a perfected Lien, the applicable U.S. Borrower shall, or shall cause the Parent to, promptly (i) execute and deliver to the Agent such amendments to the Pledge and Security Agreement or such other documents as the Agent deems necessary or advisable to grant to the Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Agent, for the benefit of the Lenders, a perfected first priority (subject to prior Liens permitted under the Loan Documents) security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Documents or by any Requirement of Law or as may be requested by the Agent; provided, that the U.S. Borrowers shall not be required to update (or reimburse the Agent for any update of) any filings with the U.S. Patent & Trademark Office more frequently than once per year.
(b)    [reserved].
(c)    With respect to any Subsidiary other than an Unrestricted Subsidiary created or acquired after the Effective Date, the applicable Credit Party shall promptly (i) cause such new Subsidiary (A) to become a party to this Agreement as a “Borrower” hereunder and the Security Agreement as “Grantor”, (B) to take such actions _________

necessary or advisable to grant to the Agent for the benefit of the Lenders a perfected first priority (subject to prior Liens permitted under the Loan Documents) security interest in the Collateral described in the Security Instruments with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Instruments or by Requirement of Law or as may be requested by the Agent and (C) to deliver to the Agent a certificate of such Subsidiary of the type delivered on the Effective Date with respect to other Borrowers in form and substance satisfactory to the Agent, (ii) execute and deliver to the Agent such amendments to the Security Instruments and UCC‑1 financing statements as the Agent deems necessary or advisable to grant to the Agent, for the benefit of the Lenders, a perfected first priority (subject to prior Liens permitted under the Loan Documents) security interest in the Securities of such new Subsidiary that are owned by any Credit Party, (iii) deliver to the Agent the certificates, if any, representing such Securities, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Credit Party, and (iv) if requested by the Agent, deliver to the Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.
7.25    Cash Collateral and Deposit Accounts.
(a)    Until the Agent notifies ATI to the contrary, the Credit Parties (other than the Canadian Borrower) shall make collection of all Accounts and other Collateral for the Agent, shall receive all payments as the Agent’s trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into one or more Approved Deposit Accounts established in the name of such Credit Party. All amounts deposited into such Approved Deposit Accounts shall be swept on a daily basis and transferred to the Payment Account for further dispersal subject to the Collection Account Control Agreement. None of the Borrowers shall make any material change in their cash management practices, including any change that would cause amounts held in any Approved Deposit Account not to be swept on a daily basis to the Payment Account. Following receipt of written notice from the Agent that an Activation Period (as defined below) exists and until receipt of written notice from the Agent that all Activation Periods have terminated, the Clearing Bank shall not permit any Credit Party to make any withdrawals from the Payment Account or other Controlled Account. Prior to or after the termination of an Activation Period, the Credit Parties shall have the right to operate and transact business through the Payment Account in normal fashion, including making withdrawals from the Payment Account, but covenants to the Agent it will not close the Payment Account. No later than two (2) Business Days following the commencement of the Activation Period, and continuing on each Business Day thereafter, the Clearing Bank shall transfer all collected and available balances in the Payment Account to the Agent as the Agent shall direct. The “Activation Period” means each period which (a) commences upon the day that either (i) Liquidity is less than the greater of (A) $25,000,000 and (B) twelve and a half percent (12.5%) of the Line Cap or (ii) an Event of Default has occurred and is continuing, and (b) terminates on the day Liquidity is in excess of the greater of (i) $25,000,000 and (ii) twelve and a half percent (12.5%) of the Line Cap for a period of forty-five (45) consecutive days or such Event of Default has been waived, as applicable.
(b)    On or prior to the Effective Date, the U.S. Borrowers shall have delivered to the Agent (i) notifications executed by each of the U.S. Borrowers to each depository institution identified on Schedule 6.25 with which a Deposit Account is maintained, in form and substance reasonably satisfactory to the Agent, of the Agent’s interest in each related Deposit Account (each, a “DDA Notification”), which DDA Notifications shall be held in escrow by the Agent until the occurrence of an Activation Period, at which time the Agent may, in its discretion, forward such DDA Notifications to the applicable institutions, and (ii) notifications executed on behalf of the U.S. Borrowers to each credit card processor identified on Schedule 6.25 in form and substance reasonably satisfactory to the Agent of the Agent’s interest in all related credit card receivable proceeds (each, a “Credit Card Notification”), which Credit Card Notifications the Agent may, in its discretion, forward to the applicable credit card processors at any time. The DDA Notifications and the Credit Card Notifications shall require during the continuance of an Activation Period, the sweep on each Business Day of all available cash receipts and other proceeds from the sale or disposition of any Collateral, including, without limitation, the proceeds of all credit card receivables (all such cash receipts and proceeds, “Cash Receipts”) (and with respect to institutions which maintain a Deposit Account net of a minimum balance not to exceed $10,000) to the Payment Account. The Agent may request at any time that the U.S. Borrowers provide or cause to be provided to the Agent Control Agreements with respect to each Deposit Account and Securities Accounts, all as identified on Schedule 6.25 or hereafter maintained by the Credit Parties, which the Agent determines contains from time to time any material amount of cash or other property of the Credit Parties (other than the Canadian Borrower).
(c)    The U.S. Borrowers may close Deposit Accounts or Securities Accounts and/or open new Deposit Accounts or Securities Accounts, subject to (i) written quarterly notification to the Agent in the case of any closure of an Approved Deposit Account and (ii) the execution and delivery to the Agent of appropriate DDA Notifications or Control Agreements, as applicable, consistent with the provisions of this Section 7.25. Unless consented to in writing by the Agent, the U.S. Borrowers may not enter into any agreements with additional credit card processors unless, contemporaneously therewith, a Credit Card Notification is executed and delivered to the Agent.
(d)    If at any time during the continuance of an Activation Period, any cash or cash equivalents owned by the U.S. Borrowers and constituting proceeds of Collateral are deposited to any account, or held or invested in any manner, other than in an Approved Deposit Account, the Agent may require the U.S. Borrowers to close such account and have all funds therein transferred to the Payment Account, or such other Approved Deposit Account as the Agent may direct.
(e)    In the event that, notwithstanding the provisions of this Section 7.25, during the continuance of an Activation Period, the U.S. Borrowers receive or otherwise have dominion and control of any such proceeds or collections of Collateral, such proceeds and collections shall be held in trust by the U.S. Borrowers for the Agent and shall not be commingled with any of the U.S. Borrowers’ other funds or deposited in any account of any U.S. Borrower other than as instructed by the Agent.
(f)    All payments received by the Agent during an Activation Period at a bank account designated by it, will be the Agent’s sole property for its benefit and the benefit of the Lenders and, provided no Event of Default shall have occurred and be continuing, will be credited to the Loan Account immediately (conditional upon final collection) if received no later than 12:00 noon (New York City time) and otherwise on the next Business Day and shall be applied to outstanding Obligations as follows: first, to pay any fees, indemnities or expense reimbursements then due to the Agent; second, to pay interest and principal due to the Bank in respect of all Non-Ratable Loans; third, to pay all fees, expenses and indemnities due to the Letter of Credit Issuers in respect of Letters of Credit; fourth, to pay any Obligations constituting fees due to the Lenders (other than fees relating to Bank Products); fifth, to pay interest due in respect of all Revolving Loans (other than Non-Ratable Loans); and sixth, to pay or prepay principal of all Revolving Loans (other than Non-Ratable Loans) and unpaid reimbursement obligations in respect of Letters of Credit; with any excess after all such applications of payment being released to the Borrowers.
7.26    Restrictions on Payment of Certain Debt. No Credit Party shall, nor permit any of its Restricted Subsidiaries to, make any voluntary prepayments with respect to any Debt unless, after giving effect to any such payment (a) Liquidity shall not be less than (i) $25,000,000 and (ii) twelve and a half percent (12.5%) of the Line Cap on the date of such payment and on a pro forma basis (calculated assuming that such payment was made on the first day of the then current month) for the following six-month period, including the month in which such payment is made, (b) no Default or Event of Default shall exist or will occur as a result of such payment and (c) solely to the extent the Liquidity in the foregoing clause (a) is less than the greater of (i) $35,000,000 and (iii) twenty percent (20%) of the Line Cap, the Fixed Charge Coverage Ratio, calculated on a pro forma basis, shall be at least 1.00 to 1.00. The Credit Parties hereby agree to provide to the Agent on the date of consummation of each such payment over $2,000,000 in the aggregate in any Fiscal Year, a certificate of a Responsible Officer of ATI certifying that each of the conditions contained in Section 7.26 have been met and demonstrating in a manner satisfactory to the Agent such compliance.

ARTICLE 8
CONDITIONS OF LENDING
8.1    Conditions Precedent to Making of Credit Extensions on the Effective Date. The obligation of the Lenders to make the initial Revolving Loans, if any, on the Effective Date, and the obligation of the Agent to cause any Letter of Credit Issuer to initially issue any Letter of Credit on the Effective Date (including for purposes hereof, the inclusion of each letter of credit set forth on Schedule 1.3 hereto as a Letter of Credit governed by this Agreement), are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:
(a)    This Agreement and the other Loan Documents shall have been executed by each party thereto and the Borrowers shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrowers before or on such Effective Date.
(b)    Immediately after making the Revolving Loans (including such Revolving Loans made to pay fees, costs and expenses then payable under this Agreement), if any, on the Effective Date and after giving effect to any Letters of Credit issued or outstanding on the Effective Date, the Borrowers shall have Availability of at least $150,000,000.

(c)    The Agent and the Lenders shall have received such opinions of counsel for the Borrowers and the other Credit Parties as the Agent shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.
(d)    The Agent shall have received:
(i)    fully completed financing statements to be filed under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent’s Liens; and
(ii)    duly executed UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the property of the Credit Parties other than Liens permitted hereunder.
(e)    The U.S. Borrowers shall have paid all fees and expenses of the Agent (and all other fees required to be paid hereunder) and the Attorney Costs of single counsel to the Agent and the Lenders incurred by the Agent in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.
(f)    The Agent shall have received, in form, scope, and substance, reasonably satisfactory to the Agent, evidence of all insurance coverage as required by this Agreement.
(g)    The Agent shall have completed all due diligence, including receipt of completed appraisals and field examinations, with results reasonably satisfactory to the Agent.
(h)    The Agent shall have received financial projections consisting of (i) income statements, balance sheets and statements of cash flow (including a monthly model of Availability) for Fiscal Year 2013 prepared on a quarterly and an annual basis and (ii) income statements, balance sheets and statements of cash flow (without any model of Availability) for Fiscal Years 2012, 2014 and 2015 prepared on an annual basis, each of which shall be in form and substance reasonably satisfactory to the Agent.
(i)    The parties hereto shall have executed and delivered all documents, certificates and instruments necessary to evidence the release of the Agent’s security interest in certain assets of the U.S. Borrowers under the Original Credit Agreement that no longer constitute Collateral.
(j)    All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be reasonably satisfactory in form, scope, and substance to the Agent and the Lenders.
(k)    Without limiting the generality of the items described above, each Borrower and each Person guarantying or securing payment of the Obligations shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the “Closing Checklist” delivered by the Agent to ATI prior to the Effective Date.
The acceptance by the Borrowers of any Credit Extension made on the Effective Date shall be deemed to be a representation and warranty made by the Borrowers to the effect that all of the conditions precedent to the making of such Credit Extension have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of each Borrower, dated the Effective Date, to such effect.
Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (iii) all documents sent to such Lender for approval, consent, or satisfaction were acceptable to such Lender.
8.2    Conditions Precedent to Each Credit Extension. The obligation of the Lenders to make each Credit Extension, including the initial Revolving Loans on or after the Effective Date, and the obligation of any Letter of Credit Issuer to issue or permit the renewal (automatic or otherwise) of any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such Credit Extension:
(a)    The following statements shall be true, and the acceptance by any Borrower of any Credit Extension shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and (iii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of such Borrower, dated the date of such Credit Extension, stating that:
(i)    The representations and warranties of the Credit Parties contained in this Agreement and the other principal Loan Documents are correct in all material respects on and as of the date of such Credit Extension and are deemed made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by any Borrower that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and
(ii)    No event has occurred and is continuing, or would result from such Credit Extension, which constitutes a Default or an Event of Default; and
(iii)    No event has occurred and is continuing, or would result from such Credit Extension, which has had or would have a Material Adverse Effect.
(b)    No such Credit Extension shall exceed Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders’ Pro Rata Share of any Non-Ratable

Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h) or (i) or any Revolving Loan made to reimburse any drawing under a Letter of Credit pursuant to Section 1.3(e).
(c)    The Agent shall have received a Borrowing Base Certificate giving effect to such Credit Extension.

ARTICLE 9
DEFAULT; REMEDIES
9.1    Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:
(a)    any failure by any Borrower to pay (i) the principal of the Revolving Loans or reimbursement obligation under any Letter of Credit when due, (ii) the interest on any of the Obligations (other than Bank Product Obligations) or any fee hereunder when due, whether upon demand or otherwise and such failure under this clause (ii) shall continue for a period of three (3) or more Business Days, or (iii) any other amount owing hereunder when due, whether upon demand or otherwise and such failure under this clause (iii) shall continue for a period of five (5) or more Business Days;
(b)    any representation or warranty made or deemed made to the Agent, the Letter of Credit Issuers or the Lenders by any Borrower in this Agreement or by any Credit Party in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Borrower or any of its Subsidiaries at any time to the Agent, the Letter of Credit Issuers or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;
(c)    (i) any default by a Credit Party shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(j), 7.2, 7.9 through 7.22 or 7.25 (including any corresponding default of the Parent under Section 4(g) of the Parent Guaranty), (ii) any default by a Credit Party shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2 (other than 5.2(j)), 5.3 or 7.5 (including any corresponding default of the Parent under Section 4(g) of the Parent Guaranty) and such default shall continue for five (5) Business Days or more after written notice thereof from the Agent or any Lender or actual knowledge thereof by a Responsible Officer of any Borrower; or (iii) any default by a Credit Party shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other principal Loan Document, and such default shall continue for thirty (30) days or more after written notice thereof from the Agent or any Lender or actual knowledge thereof by a Responsible Officer of any Borrower;
(d)    any default shall occur with respect to any Debt (other than the Obligations but including Bank Product Obligations) of any Borrower or any of its Subsidiaries in an outstanding principal amount which exceeds $5,000,000 (“Material Debt”), or under any agreement or instrument under or pursuant to which any such Material Debt may have been issued, created, assumed, or guaranteed by any Borrower or any of its Subsidiaries, and such _____

default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Material Debt to accelerate, the maturity of any such Material Debt; or any such Material Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;
(e)    any Credit Party shall (i) file a voluntary petition in bankruptcy or file a voluntary petition, a notice of intention to make a proposal, a proposal or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement, compromise or readjustment of its debts or for any other relief under any Debtor Relief Law, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;
(f)    an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation, compromise or readjustment of the debts of any Credit Party or for any other relief under any Debtor Relief Law and such petition or proceeding shall continue in effect and not be dismissed or stayed for a period of sixty (60) consecutive days after the filing or commencement thereof, or an order of relief shall be entered with respect thereto under any Debtor Relief Law;
(g)    a receiver, interim receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for any Credit Party or for all or any material part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any material part of the property of any Credit Party;
(h)    any Credit Party shall file a certificate of dissolution under applicable law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof except as permitted by Section 7.16(a)(iii);
(i)    any Unrestricted Subsidiary shall be subject to any event described in the foregoing clauses (e), (f), (g) or (h) of this Section 9.1 and such event would reasonably be expected to result in a Material Adverse Effect;
(j)    all or any material part of the property of any Credit Party shall be nationalized, expropriated or condemned, seized, expropriated or otherwise appropriated, or custody or control of such property or of such Credit Party shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;
(k)    any material Loan Document shall be revoked or declared void, invalid or unenforceable or any Credit Party shall reject or deny its obligations under any Loan Document;

(l)    one or more judgments, orders, decrees or arbitration awards is entered against any Credit Party involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof;
(m)    any loss, theft, damage or destruction of any item or items of Collateral or other property of any Credit Party occurs which would reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;
(n)    for any reason other than any failure of the Agent to take any action available to it to maintain perfection of the Agent’s Liens, pursuant to the Loan Documents, any material Loan Document ceases to be in full force and effect (other than in accordance with its terms) or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;
(o)    any Termination Event or Canadian Pension Event occurs which will or is reasonably likely to subject either ATI or an ERISA Affiliate or the Canadian Borrower to a liability which will or is reasonably expected to have a Material Adverse Effect; or
(p)    there occurs a Change in Control.
9.2    Remedies.
(a)    Upon the occurrence and during the continuation of any Event of Default, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrowers: (i) reduce advance rates against any amounts used in calculating the Borrowing Base or otherwise reduce one or more other elements of the Borrowing Base, effective only for so long as such Event of Default continues without being waived; (ii) reduce the Total Facility Amount, effective only for so long as such Event of Default continues without being waived; (iii) restrict the amount of or refuse to make Revolving Loans, effective only for so long as such Event of Default continues without being waived; and (iv) restrict or refuse to provide Letters of Credit, effective only for so long as such Event of Default continues without being waived; (v) terminate the Commitments; (vi) declare any or all Obligations (other than Bank Product Obligations) to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g), or 9.1(h) as to any Credit Party, the Commitments shall automatically and immediately expire and all Obligations (other than Bank Product Obligations) shall automatically become immediately due and payable without notice or demand of any kind; (vii) require (A) the U.S. Borrowers to Fully Support all outstanding U.S. Letter of Credit Obligations and (B) the Canadian Borrower to Fully Support all outstanding Canadian Letter of Credit Obligations; and/or (viii) pursue its other rights and remedies under the Loan Documents and applicable law. Agent will use commercially reasonable efforts to provide notice to ATI of any remedy or other action described under this Section 9.2(a), but the failure to give such notice shall not impair any right or remedy otherwise available to the Agent or create any right or remedy in favor of any Credit Party or liability of the Agent or any Lender.
(b)    If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the applicable Borrower’s premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the applicable Borrower shall, upon the Agent’s demand, at such Borrower’s cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable in its sole discretion and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each U.S. Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) Business Days prior to such action to such Borrower’s address specified in or pursuant to Section 14.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to such Borrower. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each U.S. Borrower irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each U.S. Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. To the extent not prohibited by applicable Requirements of Law or by any material contract of any Credit Party, the Agent is hereby granted a license or other right to use, without charge, such Borrower’s labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and such Borrower’s rights under all licenses and all franchise agreements shall inure to the Agent’s benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys’ fees, and then to the Obligations. The Agent will return any excess to such Borrower and such Borrower shall remain liable for any deficiency.
(c)    If an Event of Default occurs and is continuing, each U.S. Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent’s rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

ARTICLE 10
TERM AND TERMINATION
10.1    Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (other than Bank Product Obligations) (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the Letters of Credit then outstanding to be Fully Supported.

ARTICLE 11
AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS
11.1    Amendments and Waivers.
(a)    Except as otherwise provided for herein or in such other Loan Documents, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower or any other Credit Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and each Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and each Borrower and acknowledged by the Agent, do any of the following:
(i)    increase or extend the Commitment, Canadian Commitment or U.S. Commitment of the Lenders (provided that if any Lender desires to increase its Commitment and such increase would not result in an increase in the aggregate Commitments, only the consent of such Lender shall be required for such increase);
(ii)    postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;
(iii)    reduce the principal of, or the rate of interest specified herein on any Revolving Loan, or any fees or other amounts payable to the Agent, the Letter of Credit Issuers or the Lenders hereunder or under any other Loan Document;
(iv)    change the percentage of the Commitments, Canadian Commitments or U.S. Commitments or of the aggregate unpaid principal amount of the Revolving Loans which is required for the Lenders or any of them to take any action hereunder;
(v)    increase any of the percentages set forth in the definition of the Borrowing Base or in the proviso to Section 1.2(i)(i);
(vi)    amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

(vii)    release any Borrower or any Guarantor or release Collateral other than as otherwise expressly permitted by the Loan Documents;
(viii)    change the definition of “Required Lenders”;
(ix)    increase the Total Facility Amount, Letter of Credit Subfacility or Canadian Subfacility Amount; or
(x)    change Section 3.5 in any manner that would alter the ratable sharing of payments among Lenders;
provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (v) and (ix) above and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(i) and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document and provided further, that no amendment, waiver or consent shall, unless in writing and signed by the applicable Letter of Credit Issuer, affect the rights or duties of such Letter of Credit Issuer with regard to Letters of Credit under this Agreement or any other Loan Document and provided further, that Schedule 1.1 hereto (Commitments) may be amended from time to time by Agent alone to reflect assignments of Commitments in accordance herewith. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
(b)    If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Agent’s election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.
(c)    If, in connection with any proposed amendment, waiver or consent (a “Proposed Change”) requiring the consent of all Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (c) being referred to as a “Non-Consenting Lender”), then, so long as the Agent is not a Non-Consenting Lender, at the Borrowers’ request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent’s approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders’ Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

11.2    Assignments; Participations.
(a)    Any Lender may assign and delegate to one or more Eligible Assignees (each an “Assignee”) all, or any ratable part of all, of the Revolving Loans and risk participations in Letters of Credit, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $1,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Revolving Loans and risk participations in Letters of Credit and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000); provided, however, that the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers (or ATI on behalf of the Borrowers) and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers (or ATI on behalf of the Borrowers) and the Agent an Assignment and Acceptance in the form of Exhibit F (“Assignment and Acceptance”) together with any note or notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500. Each Borrower agrees to promptly execute and deliver promissory notes and replacement promissory notes as reasonably requested by the Agent or any Lender to evidence assignments of the Revolving Loans and risk participations in Letters of Credit and Commitments in accordance herewith. The Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the commitments of, and principal amounts (and stated interest) of the loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(b)    From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
(c)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no ___________

responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any U.S. Borrower to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d)    Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.
(e)    Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of any Borrower (a “Participant”) participating interests in any Revolving Loans and risk participations in Letters of Credit, the Commitment of that Lender and the other interests of that Lender (the “originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(a)(i), (ii) and (iii), and (v) all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. If a Lender sells a participating interest in its Revolving Loans and risk participations in Letters of Credit, commitments or other interests hereunder as described above, such Lender shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Revolving Loans or other obligations under the Loan Documents (the “Participation Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participation Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participation Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participation Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participation Register. A Participant may not, with respect to such participation, enter into any subparticipation or otherwise subdivide, sell, transfer or assign any of its rights therein without prior written consent of the applicable Lender, which consent shall not be unreasonably withheld or delayed. In the event that the Lender consents to the proposed subparticipation, sale, transfer or assignment of or with respect to any participation (any such subdivision, sale, transfer or assignment, a “Transfer”), the Lender shall thereafter maintain a copy of the written consent to such Transfer and shall record the names and addresses of each transferee (a “Transferee”) and the principal amount (and stated interest) of each such Transfer in the Participation Register. A Participant shall not be entitled to receive any greater payment under Section 4.1 or 4.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 4.1 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.1(e) as though it were a Lender.
(f)    Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

ARTICLE 12 THE AGENT
12.1    Appointment and Authorization. Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 12. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to Section 1.2(i), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.
12.2    Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.
12.3    Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent- Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any of any Borrower’s Subsidiaries or Affiliates.
12.4    Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the

Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.
12.5    Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
12.6    Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of any Borrower and its respective Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower and its respective Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower which may come into the possession of any of the Agent-Related Persons.
12.7    Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 14.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting directly from such Agent-Related Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations (other than Bank Product Obligations) hereunder and the resignation or replacement of the Agent.
12.8    Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower and its respective Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Bank or its Affiliates may receive information regarding any Borrower, its respective Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of such Borrower or such Subsidiary) and acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Revolving Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms “Lender” and “Lenders” include the Bank in its individual capacity.
12.9    Successor Agent. The Agent may resign as Agent upon at least 30 days’ prior notice to the Lenders and the Borrowers (or to ATI on behalf of the Borrowers), such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders reasonably acceptable to the Borrowers. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.
12.10    Collateral Matters.
(a)    The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent’s Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrowers of all Revolving Loans and reimbursement obligations in respect of Letters of Credit, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due)

and all other Obligations; (ii) constituting property being sold or disposed of if such U.S. Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 7.10 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which such U.S. Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to such U.S. Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent’s Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent’s Liens on Collateral valued in the aggregate not in excess of $5,000,000 during each Fiscal Year without the prior written authorization of the Lenders and the Agent may release the Agent’s Liens on Collateral valued in the aggregate not in excess of $10,000,000 during each Fiscal Year with the prior written authorization of Required Lenders. Upon request by the Agent or the U.S. Borrowers at any time, the Lenders will confirm in writing the Agent’s authority to release any Agent’s Liens upon particular types or items of Collateral pursuant to this Section 12.10.
(b)    Upon receipt by the Agent of any authorization required pursuant to Section 12.10(a) from the Lenders of the Agent’s authority to release Agent’s Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the U.S. Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent’s Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect of) all interests retained by such U.S. Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.
(c)    The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any U.S. Borrower or is cared for, protected or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.
12.11    Restrictions on Actions by Lenders; Sharing of Payments.
(a)    Each of the Lenders agrees that it shall not, without the express consent of the Agent and the Required Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Agent and the Required Lenders, set off against the Obligations (other than Bank Product Obligations), any amounts owing by such Lender to any

Borrower or any accounts of any Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or any other Loan Document against any Borrower, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
(b)    If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations (other than Bank Product Obligations) of any Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the U.S. Lenders or Canadian Lenders, as applicable, and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other U.S. Lenders or Canadian Lenders, as applicable, so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment. Notwithstanding the foregoing, any amounts of the Canadian Borrower so offset shall be applied solely to the Canadian Obligations and any adjustments with respect thereto shall be made solely among Canadian Lenders.
12.12    Agency for Perfection. Each U.S. Lender hereby appoints the Agent and each other U.S. Lender as agent for the purpose of perfecting the U.S. Lenders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any U.S. Lender (other than the Agent) obtain possession of any such Collateral, such U.S. Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Collateral to the Agent or in accordance with the Agent’s instructions.
12.13    Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made promptly in accordance with the terms of this Agreement by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Effective Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise. Unless the Agent receives notice from any Borrower prior to the date on which any payment is due to the Lenders that such Borrower will not make such payment in full as and when required, the Agent may assume that such Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate (with respect to Canadian Lenders, the Bank of Canada Rate) for each day from the date such amount is distributed to such Lender until the date repaid.
12.14    Settlement.
(a)    (i) Each Lender’s funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:
(ii)    The Agent shall request settlement (“Settlement”) with the U.S. Lenders and Canadian Lenders, as applicable, on at least a weekly basis, or on a more frequent basis at Agent’s election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (New York City time) on the date of such requested Settlement (the “Settlement Date”). Each U.S. Lender or Canadian Lender, as applicable (other than the Bank, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances) shall transfer the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Agent, to Agent’s account, not later than 2:00 p.m. (New York City time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount required hereunder to be so transferred is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate (with respect to Canadian Lenders, the Bank of Canada Rate) for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance, but only to the extent such amount is not paid by such Borrower.
(iii)    Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other U.S. Lender or Canadian Lender, as applicable, (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender’s Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank or Agent, as applicable, shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender’s Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any U.S. Lender or Canadian Lender, as applicable, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate (with respect to Canadian Lenders, the Bank of Canada Rate) for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Loans or Canadian Prime Rate Loans, as applicable, but only to the extent such amount is not paid by such Borrower.
(iv)    From and after the date, if any, on which any U.S. Lender or Canadian Lender, as applicable, purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.
(v)    Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank’s Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank’s Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the U.S. Lenders or Canadian Lenders, as applicable, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each U.S. Lender or Canadian Lender, as applicable, shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.
(vi)    Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed Availability on any Funding Date for a Revolving Loan or Non-Ratable Loan.

(b)    Lenders’ Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the U.S. Lenders or Canadian Lenders, as applicable, simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.
(c)    Agent Assumptions. Unless the Agent receives notice from a Lender on or prior to the Effective Date or, with respect to any Borrowing after the Effective Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender’s Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If any Lender has not transferred, on the date required hereunder, its full Pro Rata Share of any required funding to the Agent in immediately available funds and the Agent has transferred the corresponding amount to a Borrower, such Lender, on the Business Day following such date, shall make such amount available to the Agent, together with interest at the Federal Funds Rate (with respect to Canadian Loans, the Bank of Canada Rate) for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If a Lender’s full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender’s Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Agent, such Borrower shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing.
12.15    Letters of Credit; Intra-Lender Issues.
(a)    Notice of Letter of Credit Balance. On each Settlement Date the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.
(b)    Participations in Letters of Credit.
(i)    Purchase of Participations. Immediately upon issuance of any Letter of Credit or the making of any L/C Borrowing in accordance with Section 1.3(d) or (e), as applicable, each U.S. Lender and each Canadian Lender, as applicable, shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender’s Pro Rata Share of the face amount of such Letter of Credit (including all obligations of the applicable Borrower with respect thereto, and any security therefor or guaranty pertaining thereto) or the amount of such L/C Borrowing, as applicable.
(ii)    Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from a Borrower on account of reimbursement obligations in respect of a Letter of Credit or L/C Borrowing as to which the Agent has previously received for the account of a Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender’s Pro Rata Share of such payment from such Borrower. Each such payment shall be made by the Agent on the next Settlement Date.
(iii)    Documentation. Upon the request of any Lender, the Agent shall, to the extent delivered to the Agent by the applicable Letter of Credit Issuer, furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.
(iv)    Obligations Irrevocable. The obligations of each U.S. Lender and each Canadian Lender, as applicable, to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of any Borrower for whose account the Letter of Credit was issued to make payments in respect thereof in accordance with the terms thereof and hereof, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:
(1)    any lack of validity or enforceability of this Agreement or any of the other Loan Documents;
(2)    the existence of any claim, setoff, defense or other right which such Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrower or any other Person and the beneficiary named in any Letter of Credit);
(3)    any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(4)    the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(5)    the occurrence of any Default or Event of Default; or
(6)    the failure of such Borrower to satisfy the applicable conditions precedent set forth in Article 8.
(c)    Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of a Borrower received by the Agent with respect to any Letter of Credit or L/C Borrowing and distributed by the Agent to the U.S. Lenders or Canadian Lenders, as applicable, on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation, insolvency or bankruptcy proceeding, the U.S. Lenders or Canadian Lenders, as applicable, shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the applicable Borrower prior to the date on which any payment is due to the Lenders that such Borrower will not make such payment in full as and when required, the Agent may assume that such Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each U.S. Lender or Canadian Lender, as applicable, on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower has not made such payment in full to the Agent, each U.S. Lender or Canadian Lender, as applicable, shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate (with respect to Canadian Lenders, the Bank of Canada Rate) for each day from the date such amount is distributed to such Lender until the date repaid.
(d)    Indemnification by Lenders. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the U.S. Lenders or Canadian Lenders, as applicable, agree to indemnify the Letter of Credit Issuers ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by such Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of such Letter of Credit Issuer to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse each Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by any Borrower to such Letter of Credit Issuer, to the extent that any Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by such Borrower. The agreement contained in this Section shall survive payment in full of all other Obligations (other than Bank Product Obligations).
12.16    Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The U.S. Lenders acknowledge that the Revolving Loans made to the U.S. Borrowers, reimbursement obligations under Letters of Credit issued to the U.S. Borrowers, Agent Advances, Non-Ratable Loans, Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.
12.17    Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:
(a)    is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or on behalf of the Agent;
(b)    expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;
(c)    expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Borrowers and will rely significantly upon the Borrowers’ books and records, as well as on representations of the Borrowers’ personnel; and
(d)    without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of any Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
12.18    Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.
12.19    Co-Agents. None of the Lenders identified on the facing page or signature pages of this Agreement as a “syndication agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a “co-agent” shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
12.20    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Requirements of Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.1.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 9 or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 14.16 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the applicable Letter of Credit Issuer hereunder; third, to cash collateralize the applicable Letter of Credit Issuer’s risk with respect to such Defaulting Lender in accordance with Section 1.3(b); fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Loans under this Agreement and (y) cash collateralize the applicable Letter of Credit Issuer’s future risk with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 1.3(b); sixth, to the payment of any amounts owing to the other Lenders (including the Letter of Credit Issuers) as a result of any judgment of a court of competent jurisdiction obtained by any Lender (including the Letter of Credit Issuers) against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Revolving Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 8.2 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and Letter of Credit Outstandings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or Letter of Credit

Outstandings owed to, such Defaulting Lender until such time as all Revolving Loans and funded and unfunded participations in Letter of Credit Outstandings and Non-Ratable Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 12.20(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 12.20(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any fee payable under Section 2.5 for any period during which that Lender is a Defaulting Lender (and the U.S. Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit fees payable under Section 2.6 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided cash collateral.
(C)    With respect to any Letter of Credit fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the U.S. Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in outstanding Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable Letter of Credit Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit Issuer’s risk with respect to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(D)    With respect to any Canadian Letter of Credit fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Canadian Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in outstanding Canadian Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable Letter of Credit Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit Issuer’s risk with respect to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Pro Rata Shares to Reduce Risk. All or any part of such Defaulting Lender’s participation in Letter of Credit Outstandings and Non-Ratable

Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 8.2 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate principal amount of any Non-Defaulting Lender’s outstanding Revolving Loans and such Non-Defaulting Lender’s participation in outstanding Letters of Credit and Non-Ratable Loans to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. Notwithstanding the foregoing provisions of this Section 12.20(a)(iv), (A) obligations in respect of Letter of Credit Outstandings of a Canadian Lender that is a Defaulting Lender shall only be reallocated among other Canadian Lenders and (B) obligations in respect of Letter of Credit Outstandings or Non-Ratable Loans of a U.S. Lender that is a Defaulting Lender shall only be reallocated among other U.S. Lenders.
(v)    Cash Collateral, Repayment of Non-Ratable Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, (A) the U.S. Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Requirement of Law, (x) first, prepay Non-Ratable Loans in an amount equal to the Agent’s risk and (y) second, cash collateralize the Letter of Credit Issuers’ risk with respect to the Defaulting Lender in accordance with Section 1.3(b) and (B) the Canadian Borrower shall, with respect to any Canadian Letter of Credit and without prejudice to any right or remedy available to it hereunder or under applicable Requirement of Law, cash collateralize the Letter of Credit Issuers’ risk with respect to the Defaulting Lender in accordance with Section 1.3(b).
(b)    Defaulting Lender Cure. If the Borrowers, the Agent and the Letter of Credit Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Non-Ratable Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 12.20(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE 13
GUARANTEES
13.1    Guaranty. Each U.S. Borrower hereby jointly and severally, unconditionally, continually and irrevocably guarantees to the Agent, for its benefit and the benefit of the Lenders and the Letter of Credit Issuers, the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise, and in accordance with the terms and conditions of this Agreement, of all of the Obligations, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, and whether enforceable or unenforceable as against any other Borrower, now or hereafter existing, or due or to become due (all such indebtedness, liabilities and obligations being hereinafter collectively referred to as the “Guaranteed Obligations”). Notwithstanding the foregoing, the liability of each U.S. Borrower individually with respect to its Guaranteed Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.
13.2     Contribution. The U.S. Borrowers hereby agree as among themselves that, if any U.S. Borrower shall make an Excess Payment (as defined below), such U.S. Borrower shall have a right of contribution from each other U.S. Borrower in an amount equal to such other U.S. Borrower’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any U.S. Borrower under this paragraph shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been paid in full and all Commitments have been terminated, and none of the U.S. Borrowers shall exercise any right or remedy under this paragraph against any other U.S. Borrower until the Guaranteed Obligations have been paid in full and all Commitments have been terminated. For purposes of this paragraph, (a) “Excess Payment” shall mean the amount paid by any U.S. Borrower pursuant to this Article 13 in excess of its Pro Rata Guaranty Share of any Guaranteed Obligations; (b) “Pro Rata Guaranty Share” shall mean, for any U.S. Borrower in respect of any payment of Obligations by such U.S. Borrower, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such U.S. Borrower (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such U.S. Borrower hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the U.S. Borrowers exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the U.S. Borrowers hereunder) of the U.S. Borrowers; provided, however, that, for purpose of calculating the Pro Rata Guaranty Shares of the U.S. Borrowers in respect of any payment of Guaranteed Obligations, any U.S. Borrower that became a U.S. Borrower subsequent to the date of any such payment shall be deemed to have been a U.S. Borrower on the date of such payment and the financial information for such U.S. Borrower as of the date such U.S. Borrower became a U.S. Borrower shall be utilized for such U.S. Borrower in connection with such payment; and (c) “Contribution Share” shall mean, for any U.S. Borrower in respect of any Excess Payment made by any other U.S. Borrower, the ratio (expressed as a percentage) as of the date of suchExcess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such U.S. Borrower (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such U.S. Borrower hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the U.S. Borrowers other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the U.S. Borrowers hereunder) of the U.S. Borrowers other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the U.S. Borrowers in respect of any Excess Payment, any U.S. Borrower that became a U.S. Borrower subsequent to the date of any such Excess Payment shall be deemed to have been a U.S. Borrower on the date of such Excess Payment and the financial information for such U.S. Borrower as of the date such U.S. Borrower became a U.S. Borrower shall be utilized for such U.S. Borrower in connection with such Excess Payment.
13.3    Waivers; Other Agreements.    (i) Subject to the terms hereof, the Agent is hereby authorized by the U.S. Borrowers (subject to any additional authorization required by the Lenders or the Required Lenders), without notice to or demand upon any U.S. Borrower, which notice or demand is expressly waived under this Article 13, and without discharging or otherwise affecting the obligations of any U.S. Borrower under this Article 13 (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to:
(A)    supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guaranteed Obligations, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including this Agreement and the other Loan Documents) now or hereafter executed by any U.S. Borrower and delivered to the Agent, including, without limitation, any increase or decrease of the rate of interest thereon;
(B)    waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Guaranteed Obligations, or any part thereof, or any other instrument or agreement in respect of the Guaranteed Obligations (including this Agreement and the other Loan Documents) now or hereafter executed by any U.S. Borrower and delivered to the Agent;
(C)    accept partial payments on the Guaranteed Obligations;
(D)    receive, take and hold additional security or collateral for the payment of the Guaranteed Obligations, or for the payment of any other guaranties of the Guaranteed Obligations or other liabilities of any U.S. Borrower, and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;
(E)    apply any and all such security or collateral and direct the order or manner of sale thereof as the Agent may determine in its sole discretion;
(F)    settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Guaranteed Obligations or any other guaranty therefor, in any manner;
(G)    add, release or substitute any one or more other guarantors, makers or endorsers of the Guaranteed Obligations and otherwise enforce its rights under the Loan Documents against any U.S. Borrower or any other guarantor, maker or endorser as the Agent may elect in its sole discretion;
(H)    apply any and all payments or recoveries from any U.S. Borrower, from any other guarantor, maker or endorser of the Guaranteed Obligations to the Obligations in such order as provided in Section 3.5 hereof, whether such Guaranteed Obligations are secured or unsecured or guaranteed or not guaranteed by others;
(I)    apply any and all payments or recoveries from any U.S. Borrower or any other guarantor, maker or endorser of the Guaranteed Obligations or sums realized from security furnished by any of them upon any of their indebtedness or obligations to the Agent as the Agent in its sole discretion, may determine, whether or not such indebtedness or obligations relate to the Guaranteed Obligations; and
(J)    refund at any time, at the Agent’s sole discretion, any payment received by the Agent in respect of any Guaranteed Obligations, and payment to the Agent of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Agreement shall have been cancelled or surrendered (or any release or termination of any collateral by virtue thereof) by the Agent, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any U.S. Borrower hereunder in respect of the amount so refunded (and any collateral so released or terminated shall be reinstated with respect to such obligations);
even if any right of reimbursement or subrogation or other right or remedy of any U.S. Borrower is extinguished, affected or impaired by any of the foregoing (including, without limitation, any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Guaranteed Obligations which impairs any subrogation, reimbursement or other right of such Borrower).
The foregoing provisions are intended to eliminate suretyship defenses and are not intended to affect the operation of Section 11.1.
(ii)    Each U.S. Borrower hereby waives, with respect to this Article 13:
(A)    any requirements of diligence or promptness on the part of the Agent;
(B)    presentment, demand for payment or performance and protest and notice of protest with respect to the Guaranteed Obligations;

(C)    notices (I) of nonperformance, (II) of acceptance of this Agreement, (III) of default in respect of the Guaranteed Obligations, (IV) of the existence, creation or incurrence of new or additional indebtedness, arising either from additional loans extended to any Borrower or otherwise, (V) that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Guaranteed Obligations is due, (VI) of any and all proceedings to collect from any Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, or from anyone else, and (VII) of exchange, sale, surrender or other handling of any security or collateral given to the Agent to secure payment of the Guaranteed Obligations or any guaranty therefor;
(D)    any right to require the Agent to (I) proceed first against any other Borrower, or any other person whatsoever, (II) proceed against or exhaust any security given to or held by the Agent in connection with the Guaranteed Obligations, or (III) pursue any other remedy in the Agent’s power whatsoever;
(E)    any defense arising by reason of (I) any disability or other defense of any U.S. Borrower, (II) the cessation from any cause whatsoever of the liability of any U.S. Borrower, (III) any act or omission of the Agent or others which directly or indirectly, by operation of law or otherwise, results in or aids the discharge or release of any Borrower or any security given to or held by the Agent in connection with the Guaranteed Obligations;
(F)    any and all other suretyship defenses under applicable law; and
(G)    the benefit of any statute of limitations affecting the Guaranteed Obligations or such U.S. Borrower’s liability under this Article 13 or the enforcement of this Article 13.
In connection with the foregoing, each U.S. Borrower covenants that the provisions of this Article 13 shall not be discharged, except by complete performance of the obligations contained herein.

(iii)    Each U.S. Borrower hereby assumes responsibility for keeping itself informed of the financial condition of each other Borrower, of any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations or any part thereof that diligent inquiry would reveal and each Borrower hereby agrees that the Agent shall not have any duty to advise any Borrower of information known to the Agent regarding such condition or any such circumstances.
(iv)    Each U.S. Borrower hereby agrees that any Debt of any other U.S. Borrower now or hereafter owing to such U.S. Borrower is hereby subordinated to all of the Guaranteed Obligations, whether heretofore, now or hereafter created (the “Subordinated Debt”), and that without the prior consent of the Agent, the Subordinated Debt shall not be paid in whole or in part until the Guaranteed Obligations have been paid in full, the commitments of the Lenders to extend credit under the Credit Agreement have been terminated, no Letters of

Credit are outstanding and the Credit Agreement has been terminated and is of no further force or effect, except that payments of principal and interest on the Subordinated Debt shall be permitted so long as no Event of Default shall have occurred and be continuing to the extent such payments would not render such U.S. Borrower incapable of performing the Guaranteed Obligations. No U.S. Borrower will accept any payment of or on account of any Subordinated Debt at any time in contravention of the foregoing. At the request of the Agent, each U.S. Borrower shall pay to the Agent all or any part of the Subordinated Debt and any amount so paid to the Agent shall be applied to payment of the Guaranteed Obligations. Each payment on the Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by the relevant U.S. Borrower as trustee for the Agent and shall be paid over to the Agent immediately on account of the Guaranteed Obligations, but without otherwise affecting in any manner such U.S. Borrower’s liability under any of the provisions of this Agreement. Each U.S. Borrower agrees to file all claims against any other U.S. Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Subordinated Debt, and the Agent shall be entitled to all of such U.S. Borrower’s right thereunder. If for any reason the relevant U.S. Borrower fails to file such claim at least thirty (30) days prior to the last date on which such claim should be filed, the Agent, as such U.S. Borrower’s attorney-in-fact, is hereby authorized to do so in such U.S. Borrower’s name or, in the Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each U.S. Borrower hereby assigns to the Agent all such U.S. Borrower’s rights to any payments or distributions to which such U.S. Borrower otherwise would be entitled. If the amount so paid is greater than such U.S. Borrower’s liability hereunder, the Agent will pay the excess amount to the party entitled thereto. In addition, until all the Guaranteed Obligations have been paid in full in cash, each U.S. Borrower hereby appoints the Agent as its attorney-in-fact to exercise all of such U.S. Borrower’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of any other U.S. Borrower.
13.4    Guarantee Absolute and Unconditional. Each U.S. Borrower hereby expressly agrees that this Article 13 is a continuing, unconditional guaranty of payment and not of collection and its obligations under this Article 13 are joint and several, absolute and unconditional and shall not be discharged or otherwise affected as a result of:
(i)    the invalidity or unenforceability of any security for or other guaranty of the Guaranteed Obligations or of any promissory note or other document (including, without limitation, this Agreement) evidencing all or any part of the Guaranteed Obligations, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any other guaranty therefor;
(ii)    the absence of any attempt to collect the Guaranteed Obligations from any other U.S. Borrower or any other guarantor or other action to enforce the same;

(iii)    failure by the Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations or any other guaranty therefor;
(iv)    any borrowing or grant of a security interest by any U.S. Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code;
(v)    the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the Agent’s claim(s) for repayment of the Guaranteed Obligations;
(vi)    any use of cash collateral under Section 363 of the Bankruptcy Code;
(vii)    any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;
(viii)    the avoidance of any lien in favor of the Agent for any reason;
(ix)    any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any U.S. Borrower or any other guarantor, maker or endorser, including without limitation, any discharge of, or bar or stay against collecting, all or any of the Guaranteed Obligations (or any interest thereon) in or as a result of any such proceeding;
(x)    failure by the Agent to file or enforce a claim against any Borrower or its estate in any bankruptcy or insolvency case or proceeding;
(xi)    any action taken by the Agent that is authorized by this Agreement;
(xii)    any election by the Agent under Section 9-501(4) of the Uniform Commercial Code as enacted in any relevant jurisdiction as to any security for the Guaranteed Obligations or any guaranty of the Guaranteed Obligations; or
(xiii)    any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
13.5    Reinstatement. Each U.S. Borrower further agrees that, if any payment made by any Borrower or any other person and applied to the Guaranteed Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by the Agent, any of the Lenders and any Letter of Credit Issuer to any U.S. Borrower, its estate, trustee, receiver or any other party, including, without limitation, any guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, each U.S. Borrower’s liability under this Article 13 (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto this Agreement shall have been cancelled or surrendered (and if any lien, security interest or other collateral securing any U.S. Borrower’s liability under this Article 13 shall have been released or terminated by virtue of such cancellation or surrender), this Article 13 (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any U.S. Borrower under this Article 13 in respect of the amount of such payment (or any lien, security interest or other collateral securing such obligation).
13.6    Payment. (i) Each U.S. Borrower agrees that if any other U.S. Borrower shall default in payment or performance of any of the Guaranteed Obligations, whether principal, interest, premium, fee (including, but not limited to, loan fees and attorneys’ fees and expenses), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of this Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default, then such U.S. Borrower will, upon demand thereof by the Agent, fully pay to the Agent, for the benefit of the Lenders and the Letter of Credit Issuers in an amount equal to all the Guaranteed Obligations then due and owing.
(ii)    Each U.S. Borrower further agrees to pay all costs and expenses promptly upon written demand by the Agent, including, without limitation, all court costs and reasonable attorneys’ fees and expenses paid or incurred by the Agent (i) in endeavoring to collect all or any part of the Guaranteed Obligations after the same become due and owing from, or in prosecuting any action against, any U.S. Borrower or any other guarantor of all or any part of the Guaranteed Obligations or (ii) in endeavoring to realize upon (whether by judicial, non-judicial or other proceedings) any Collateral or any other collateral securing any Guarantor’s liabilities under this Article 13.

ARTICLE 14
MISCELLANEOUS
14.1    No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent’s and each Lender’s rights thereafter to require strict performance by any Borrower of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations (other than Bank Product Obligations) when due and payable hereunder without any prior recourse to the Collateral. The Agent’s and each Lender’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.
14.2    Severability. To the fullest extent permitted by applicable law, the illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
14.3    Governing Law; Choice of Forum; Service of Process.
(a)    THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR THEREIN) MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.
(c)    EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH BORROWER AT ITS ADDRESS SET FORTH IN SECTION 14.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.
14.4    WAIVER OF JURY TRIAL. EACH BORROWER, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF

OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
14.5    Survival of Representations and Warranties. All of each Borrower’s representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.
14.6    Other Security and Guaranties. The Agent, may, without notice or demand and without affecting any Borrower’s obligations hereunder, from time to time: (a) accept from any Person (other than Parent and its Subsidiaries) and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.
14.7    Fees and Expenses. The U.S. Borrowers, jointly and severally, agree to promptly pay to the Agent, for its benefit, on demand, all reasonable and documented costs and expenses (other than any Taxes, which are governed by Section 4.1) that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) its Attorney Costs; (b) reasonable and documented costs and expenses (including reasonable and documented attorneys’ and paralegals’ fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent’s Liens; (e) sums paid or incurred to pay any amount or take any action required of any Borrower under the Loan Documents that such Borrower fails to pay or take; (f) subject to Section 7.4, costs of appraisals, field exams, inspections, audits, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and any Borrower’s operations by the Agent plus the Agent’s then customary charge for field examinations and audits and the preparation of reports thereof; and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the U.S. Borrowers jointly and severally agree to pay costs and expenses incurred by the Agent (including its Attorneys’ Costs) to the Agent, for its benefit, promptly upon written demand by Agent, and to the other Lenders for their benefit, promptly upon written demand, and all reasonable and documented fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent’s Liens, sell or otherwise realize upon the Collateral, and otherwise enforce against the Credit Parties the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender (other than by another Lender) arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by any Borrower.
14.8    Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:
If to the Agent or to the Bank:
Bank of America, N.A.
100 Federal Street
MA5 100 09-09
Boston, MA 02110
Attention:    Kathleen Dimock
Facsimile No.: (617) 434-4131
Telephone No.: (617) 434-3830
If to the Borrowers
AnnTaylor, Inc.
7 Times Square
New York, New York 10036
Attention: Senior Vice President and General Counsel
Facsimile No.: (212) 536-4412
Telephone No.: (212) 536-4253

With copies to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza
New York, NY 10006
Attention:  Kimberly B. Blacklow, Esq.
Facsimile No.: (212) 225-3999
Telephone No.: (212) 225-2000

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, or request to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, or request. Each of ANNCO, AT Retail, AT Distribution, ACS and the Canadian Borrower hereby appoint ATI as its agent for purposes of receiving and delivering all notices, demands and requests pursuant hereto and under the other Loan Documents.
14.9    Waiver of Notices. Each Borrower waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled, except, in each case, to the extent expressly provided for in the Loan Documents. No notice to or demand on any Borrower which the Agent or any Lender may elect to give shall entitle any Borrower to any or further notice or demand in the same, similar or other circumstances.
14.10    Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and permitted assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Borrower without prior written consent of the Agent and each Lender or by any Lender other than in accordance with Section 11.2. Each Lender agrees to give prompt notice of any such assignment to the Agent and ATI on behalf of the Borrowers.
14.11    Indemnity of the Agent and the Lenders by the Borrowers.
(a)    Each U.S. Borrower agrees to defend, indemnify and hold the Agent-Related Persons, and each U.S. Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, a “U.S. Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Credit Extensions and the termination, resignation or replacement of the Agent or replacement of any U.S. Lender) be imposed on, incurred by or asserted against any such U.S. Indemnified Person in any way relating to or arising out of this Agreement or any other Loan Document, or the transactions contemplated hereby, or any action taken or omitted by any such U.S. Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Credit Extensions (or the use of the proceeds thereof) or Letters of Credit, whether or not any U.S. Indemnified Person is a party thereto and whether or not brought by another U.S. Indemnified Person or by a U.S. Borrower or other Credit Party or any of their officers, equity holders or directors (all the foregoing, collectively, the “U.S. Indemnified Liabilities”); provided, that the U.S. Borrowers shall have no obligation hereunder to any U.S. Indemnified Person with respect to U.S. Indemnified Liabilities to the extent, as to any U.S. Indemnified Person, it shall be determined in a final, nonappealable judgment by a court of competent jurisdiction that such losses, claims, damages, liabilities or expenses resulted from the gross negligence or willful misconduct of such U.S. Indemnified Person; provided, further, that the indemnity provided in this Section 14.11 shall in no event entitle any U.S. Indemnified Person to payment in respect of claims, losses, liabilities or expenses of any kind that are expressly limited by or governed by other provisions of this Agreement in excess of amounts (if any) to which such U.S. Indemnified Person is entitled pursuant to such provisions. The agreements in this Section shall survive payment of all other Obligations.
(b)    The Canadian Borrower agrees to defend, indemnify and hold the Agent-Related Persons, and each Canadian Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, a “Canadian Indemnified Person”), solely with respect to obligations of the Canadian Borrower, harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Credit Extensions and the termination, resignation or replacement of the Agent or replacement of any Canadian Lender) be imposed on, incurred by or asserted against any such Canadian Indemnified Person in any way relating to or arising out of this Agreement or any other Loan Document, or the transactions contemplated hereby, or any action taken or omitted by any such Canadian Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Credit Extensions (or the use of the proceeds thereof) or Letters of Credit, whether or not any Canadian Indemnified Person is a party thereto and whether or not brought by another Canadian Indemnified Person or any of their officers, equity holders or directors (all the foregoing, collectively, the “Canadian Indemnified Liabilities”); provided, that the Canadian Borrower shall have no obligation hereunder to any Canadian Indemnified Person with respect to Canadian Indemnified Liabilities to the extent, as to any Canadian Indemnified Person, it shall be determined in a final, nonappealable judgment by a court of competent jurisdiction that such losses, claims, damages, liabilities or expenses resulted from the gross negligence or willful misconduct of such Canadian Indemnified Person; provided, further, that the indemnity provided in this Section 14.11 shall in no event entitle any Canadian Indemnified Person to payment in respect of claims, losses, liabilities or expenses of any kind that are expressly limited by or governed by other provisions of this Agreement in excess of amounts (if any) to which such Canadian Indemnified Person is entitled pursuant to such provisions. The agreements in this Section shall survive payment of all other Obligations.
(c)    Each U.S. Borrower agrees to indemnify, defend and hold harmless each U.S. Indemnified Person from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to any U.S. Borrower’s operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about such U.S. Borrower’s property or operations or property leased to such U.S. Borrower.

The indemnity includes but is not limited to Attorneys Costs. This indemnity will survive repayment of all other Obligations.
(d)    The Canadian Borrower agrees to indemnify, defend and hold harmless, solely with respect to obligations of the Canadian Borrower, each Canadian Indemnified Person from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the Canadian Borrower’s operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about the Canadian Borrower’s property or operations or property leased to the Canadian Borrower. The indemnity includes but is not limited to Attorneys Costs. This indemnity will survive repayment of all other Obligations.
(e)    For purposes of clauses (c) and (d) above “hazardous substances” means any substance, material or waste that is or becomes designated or regulated as “toxic,” “hazardous,” “pollutant,” or “contaminant” or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas.
14.12    Limitation of Liability. NO CLAIM MAY BE MADE BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY SUCH PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH PARTY HERETO HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
14.13    Final Agreement. This Agreement and the other Loan Documents are intended by the Borrowers, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof except for the Fee Letter.
14.14    Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
14.15    Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

14.16    Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Revolving Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate or branch of such Lender to or for the credit or the account of any Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 12.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent, the Letter of Credit Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Notwithstanding the foregoing, any amounts of the Canadian Borrower so offset shall be applied solely to the Canadian Obligations. Each Lender agrees promptly to notify the Borrowers (or ATI on behalf of the Borrowers) and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE AGENT AND THE REQUIRED LENDERS.
14.17    Confidentiality.
(a)    Each Borrower hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of any Borrower and any other Subsidiary and a general description of any Borrower’s and its respective Subsidiaries’ business.
(b)    Each Lender and the Agent severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to the Agent or any Lender by or on behalf of any Credit Party under this Agreement or any other Loan Document (including any Report provided by the Agent to any Lender), except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than any Borrower, provided that such source is not bound by a confidentiality agreement with any Borrower or an Affiliate thereof known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable

Requirements of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent’s or such Lender’s independent auditors, accountants, attorneys and other professional advisors, each of which will be informed of the confidential nature thereof; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Borrower is party with the Agent or such Lender, and (9) to its Affiliates and to its and their respective employees, officers, directors, advisors or agents, each of which will be informed of the confidential nature thereof.
Notwithstanding anything herein to the contrary, the information subject to this Section 14.17(b) shall not include, and the Borrowers, Agent and each Lender and the respective Affiliates and branches of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of each of the foregoing and their Affiliates) may disclose to any and all Persons, without limitation of any kind, (a) any information with respect to the federal, provincial and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts and (b) all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Lender relating to such tax treatment or facts.
14.18    Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.
14.19    No Lender Reliance on Margin Stock. Each Lender acknowledges and represents that it, in good faith, has not relied upon Margin Stock of the Parent or any of its Subsidiaries as collateral in its decision to make any Credit Extensions to the Borrowers.
14.20    Judgment Currency. If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Agreement in Dollars or in any other currency (hereinafter in this Section 14.20 called the “first currency”) into any other currency (hereinafter in this Section 14.20 called the “second currency”), then the conversion shall be made at the Exchange Rate for buying the first currency with the second currency prevailing at the Agent’s close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made. Any payment made by a Credit Party to the Agent or any Lender pursuant to this Agreement in the second currency shall constitute a discharge of the obligations of any applicable Credit Party to pay to the Agent or such Lender any amount originally due to the Agent or Lender in the first currency under this Agreement only to the extent of the amount of the first currency which the

Agent or such Lender is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with the Agent’s or such Lender’s normal banking procedures, with the amount of such second currency so received. If the amount of the first currency falls short of the amount originally due to the Agent or such Lender in the first currency under this Agreement, the Credit Parties agree that they will indemnify the Agent and each Lender against and save the Agent and such Lender harmless from any shortfall so arising. This indemnity shall constitute an obligation of each such Credit Party separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to the Agent or any Lender under any Loan Documents or under any such judgment or order. Any such shortfall shall be deemed to constitute a loss suffered by the Agent or such Lender and the Credit Parties shall not be entitled to require any proof or evidence of any actual loss. If the amount of the first currency exceeds the amount originally due to the Agent or a Lender in the first currency under this Agreement, the Agent or such Lender shall promptly remit such excess to the Credit Parties. The covenants contained in this Section 14.20 shall survive payment in full of the Obligations under this Agreement
14.21    Canadian Anti-Money Laundering Legislation. If the Agent has ascertained the identity of the Canadian Borrower or any authorized signatories of the Canadian Borrower for the purposes of the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing, economic or trade sanctions and “know your client” policies, regulations, laws or rules (the Proceeds of Crime Act and such other applicable policies, regulations, laws or rules, collectively, including any guidelines or orders thereunder, “AML Legislation”), then the Agent shall be deemed to have done so as an agent for each Canadian Lender, and this Agreement shall constitute a “written agreement” in such regard between each Canadian Lender and the Agent within the meaning of the applicable AML Legislation; and shall provide to each Canadian Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness. Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Canadian Lenders agrees that the Agent has no obligation to ascertain the identity of the Canadian Borrower or any authorized signatories of the Canadian Borrower on behalf of any Canadian Lender, or to confirm the completeness or accuracy of any information it obtains from the Canadian Borrower or any such authorized signatory in doing so.
14.22    Canadian Obligations. Notwithstanding anything to the contrary in any Loan Document, the Canadian Borrower will have no obligation with respect to the U.S. Obligations and will not guarantee, support or pledge any of its assets to secure the U.S. Obligations.
14.23    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Agent, as applicable, to identify the Borrowers in accordance with the Act. The Borrowers shall, promptly following a request by the

Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

ARTICLE 15
PAYMENTS AND PREPAYMENTS
15.1    Amendment and Restatement. Each Borrower, the Agent, the Letter of Credit Issuers and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Original Credit Agreement which in any manner govern or evidence the Obligations, the rights and interests of the Lenders and any terms, conditions or matters related to any thereof, shall be and hereby are amended and restated in their entirety by the terms and provisions of this Agreement and the terms and conditions of the Original Credit Agreement shall be superseded by this Agreement, except as expressly provided herein.
Notwithstanding the amendment and restatement of the Original Credit Agreement and certain of the related “Loan Documents” as defined in the Original Credit Agreement (the “Prior Loan Documents”) by this Agreement and the other Loan Documents as herein defined, all of the indebtedness, liabilities and obligations owing by any Borrower under the Original Credit Agreement shall continue as Obligations hereunder and shall be and remain secured by the Security Instruments for the benefit of the Agent and the Lenders. This Agreement is given as a substitution of, and not as a payment of, the indebtedness, liabilities and obligations of the Borrowers, under the Original Credit Agreement and is not intended to constitute a novation thereof or of any of the other Prior Loan Documents. As of the Effective Date, there are no Revolving Loans outstanding. Upon the effectiveness of this Agreement, all Revolving Loans owing by the Borrowers and Letters of Credit outstanding under the Original Credit Agreement shall continue as Revolving Loans and Letters of Credit hereunder.
15.2    Assignment and Acceptance. Each Borrower, the Agent, the Letter of Credit Issuers and the Lenders hereby acknowledge the assignment by the lenders party to the Original Credit Agreement to the Lenders party hereto of all Revolving Loans and risk participations in Letters of Credit and Commitments under the Original Credit Agreement in the amounts and allocations as reflected on Schedule 1.1 substantially simultaneously with the effectiveness of this Agreement and such assignment shall be deemed to have been consummated in accordance with Section 12.01 of the Original Credit Agreement and the terms, conditions, representations and warranties set forth in the form of Assignment and Acceptance set forth as Exhibit 12.01 of the Original Credit Agreement shall be deemed to have been made and agreed to as between the lenders party to the Original Credit Agreement and Lender party hereto as if an Assignment and Acceptance had been fully executed and delivered by such parties.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.
U.S. BORROWERS:
ANNTAYLOR, INC.
By: /s/ Michael J. Nicholson
Name:    Michael J. Nicholson
Title:    Executive Vice President, Chief Financial Officer and Treasurer
ANNCO, INC.
By: /s/ Michael J. Nicholson
Name:    Michael J. Nicholson
Title:    Executive Vice President, Chief Financial Officer and Treasurer
ANNTAYLOR DISTRIBUTION SERVICES, INC.
By: /s/ Michael J. Nicholson
Name:    Michael J. Nicholson
Title:    Executive Vice President, Chief Financial Officer and Treasurer
ANNTAYLOR RETAIL, INC.
By: /s/ Michael J. Nicholson
Name:    Michael J. Nicholson
Title:    Executive Vice President, Chief Financial Officer and Treasurer
ANN CARD SERVICES, INC.
By: /s/ Michael J. Nicholson
Name:    Michael J. Nicholson
Title:    Executive Vice President, Chief Financial Officer and Treasurer

Signature Page
Fourth Amended and Restated Credit Agreement

CANADIAN BORROWER:
ANN CANADA INC.
By: /s/ Michael J. Nicholson
Name:    Michael J. Nicholson
Title:    Executive Vice President, Chief Financial Officer and Treasurer

Signature Page
Fourth Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT AND
COLLATERAL AGENT:

BANK OF AMERICA, N.A., as the Agent, Collateral Agent and a Letter of Credit Issuer
By: /s/ Matthew Potter
Name:    Matthew Potter
Title: Vice President

Signature Page
Fourth Amended and Restated Credit Agreement

LENDERS:
BANK OF AMERICA, N.A.,
as a U.S. Lender
By: /s/ Matthew Potter
Name:    Matthew Potter
Title:    Vice President

Signature Page
Fourth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A. (ACTING THROUGH ITS CANADA BRANCH),
as a Canadian Lender

By: /s/ Medina Sales de Andrade
Name:    Medina Sales de Andrade
Title:    Vice President

Signature Page
Fourth Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as
Syndication Agent and as a U.S. Lender

By: /s/ Nisha Gupta
Name:    Nisha Gupta
Title:    Authorized Officer

Signature Page
Fourth Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., Toronto Branch, as a Canadian Lender

By: /s/ Steve Volgt
Name:    Steve Volgt
Title:    Senior Vice President

Signature Page
Fourth Amended and Restated Credit Agreement

RBS CITIZENS, N.A., as a U.S. Lender

By: /s/ Michael K. Makaitis
Name:    Michael K. Makaitis
Title:    Vice President

Signature Page
Fourth Amended and Restated Credit Agreement

RBS CITIZENS, N.A., as a Canadian Lender

By: /s/ Michael K. Makaitis
Name:    Michael K. Makaitis
Title:    Vice President

Signature Page
Fourth Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agent and as a U.S. Lender

By: /s/ Lauren Murphy
Name:    Lauren Murphy
Title:    Assistant Vice President

Signature Page
Fourth Amended and Restated Credit Agreement

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Canadian Lender

By: /s/ Domenic Cosentino
Name:    Domenic Cosentino
Title:    Vice President

Signature Page
Fourth Amended and Restated Credit Agreement

SCOTIABANC INC., as a U.S. Lender

By: /s/ J.F. Todd
Name:    J.F. Todd
Title:    Managing Director

Signature Page
Fourth Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA, as a Canadian Lender

By: /s/ David Mahmood
Name:    David Mahmood
Title:    Managing Director

Signature Page
Fourth Amended and Restated Credit Agreement

FIFTH THIRD BANK, as a U.S. Lender

By: /s/ Valerie Schanzer
Name:    Valerie Schanzer
Title:    Vice President

Signature Page
Fourth Amended and Restated Credit Agreement

FIFTH THIRD BANK, Operating Through its Canadian Branch, as a Canadian Lender

By: /s/ Mauro Spagnolo
Name:    Mauro Spagnolo
Title:    Managing Director and Principal Officer

Signature Page
Fourth Amended and Restated Credit Agreement

ANNEX A
to
Credit Agreement
1.    Definitions.
Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the Agreement:
“Accommodation Obligation” as applied to any Person, shall mean any contractual obligation, contingent or otherwise, of that Person with respect to any Debt or other obligation or liability of another, including any such Debt, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Debt, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition.
“Accounts” means all of any U.S. Borrower’s now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.
“Account Debtor” means each Person obligated in any way on or in connection with an Account.
“ACH Transactions” means any cash management or related services that include the automated clearing house transfer of funds by any Lender which is a bank for the account of any Credit Party pursuant to agreement or overdrafts.
“Acquisition” means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.
“Activation Period” has the meaning specified in Section 7.25.
“Adjusted Availability” means at any time (a) the Borrowing Base, minus (b) Aggregate Outstandings.
“Adjusted Net Earnings from Operations” means, with respect to any fiscal period on a consolidated basis, the Parent’s and each Borrower’s net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the

Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any Person other than a Subsidiary in which any Borrower has an ownership interest unless (and only to the extent) such earnings shall actually have been received by such Borrower in the form of cash distributions; (d) earnings of any Person in which any other Person (other than a Borrower or a Subsidiary) has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid in cash to a Borrower or a Subsidiary by such Person during such period; (e) earnings of Unrestricted Subsidiaries; (f) earnings of any Person to which all or substantially all of the assets of any Borrower shall have been sold, transferred or disposed of, or into which any Borrower shall have been merged or amalgamated, or which has been a party with any Borrower to any consolidation or other form of reorganization, prior to the date of such transaction; (g) gain or loss arising from the acquisition of debt or equity securities of the Parent and the Borrowers or from cancellation or forgiveness of Debt; and (h) gain or loss arising from extraordinary items, as determined in accordance with GAAP or from any other non-recurring transaction.
“Affected Payee” has the meaning given to such term in Section 3.9.
“Affiliate” as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to vote 10% or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise; provided that no financial institution, mutual fund or investment banking firm shall be an Affiliate of any Borrower unless it owns, directly or indirectly, at least 20% of such Securities of such Borrower.
“Agent Advances” has the meaning specified in Section 1.2(i).
“Agent’s Liens” means the Liens on the Collateral granted to the Agent, for the benefit of the Lenders, Bank, and Agent pursuant to this Agreement and the other Loan Documents.
“Agent-Related Persons” means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.
“Aggregate Outstandings” means, at any date of determination: the sum of (a) the unpaid balance of the Dollar Equivalent of Revolving Loans, (b) the aggregate amount of the Dollar Equivalent of Pending Revolving Loans, and (c) all Letter of Credit Outstandings.
“Agreement” means the Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.
“Applicable Margin” means, initially,

(i)	with respect to Base Rate Loans and Canadian Prime Rate Loans, 0.50%;

(ii)	with respect to LIBOR Loans, Canadian BA Rate Loans and Standby Letter of Credit Fees, 1.50%; and

(iii)	with respect to the Commercial Letter of Credit Fees, 0.625%.
Adjustments in Applicable Margins shall be determined by reference to the following grids:

If Average Daily Availability is:	Level of Applicable Margins:
Greater than or equal to $100,000,000	Level I
Less than $100,000,000	Level II

Low to High
	Applicable Margins
	Level I	Level II
Base Rate Loans and Canadian Prime Rate Loans	0.25%	0.50%
LIBOR Loans, Canadian BA Rate Loans and Standby Letter of Credit Fee	1.25%	1.50%
Commercial Letter of Credit Fee	0.50%	0.625%
Beginning with the fiscal quarter commencing February 3, 2013, all adjustments in the Applicable Margins shall be implemented quarterly on a prospective basis on the first day of each fiscal quarter of ATI (each an “Adjustment Date”) based on the Average Daily Availability for the immediately preceding fiscal quarter as determined by the Agent. If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Event of Default is waived or cured.
“Applicable Value” means (a) with respect to Eligible Inventory and Eligible In-Transit Inventory at any time, the lower of (i) average cost of such Eligible Inventory at such time (calculated in accordance with GAAP) or (ii) market value of such Eligible Inventory at such time, and (b) with respect to Eligible L/C Inventory at any time, the aggregate undrawn face amount of Commercial Letters of Credit issued to finance the purchase of such Eligible L/C Inventory.
“Appraisal Date” means each of (a) the date of the appraisal conducted prior to the Effective Date, (b) any date upon which the Agent receives results of an appraisal conducted by an Eligible Appraiser at the Agent’s request in accordance with Section 7.4 and (c) any other date on which results are received by the Agent of an appraisal conducted by an Eligible Appraiser at any Borrower’s request or, if an Event of Default exists, the Agent’s request.
“Approved Deposit Account” means each Deposit Account (a) that is maintained within the United States with a commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus in excess of $500,000,000 and otherwise acceptable to the Agent, (b) as to which a DDA Notification or Control Agreement, as applicable, has been executed and delivered to the Agent and (c) as to which the deposits therein are not subject to any Lien, security interest or restriction upon withdrawal, other than the Agent’s Liens and rights of setoff, Liens or adjustment of the applicable depositary bank.
“Assignee” has the meaning specified in Section 11.2(a).
“Assignment and Acceptance” has the meaning specified in Section 11.2(a).
“AT Sourcing” means AnnTaylor Sourcing Far East Limited, a Hong Kong corporation.
“AT Sourcing Obligation” means the accrued obligations of ATI to AT Sourcing for sourcing services rendered in the ordinary course of business to ATI; provided such obligations shall not be evidenced by a promissory note or other negotiable instrument that has not been delivered to the Agent and duly endorsed in blank, and total Debt of AT Sourcing other than Debt for borrowed money owed to a wholly-owned Subsidiary of the Parent shall not exceed $500,000.
“ATI” means AnnTaylor, Inc., a Delaware corporation.
“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by any Person, the reasonably allocated costs and expenses of internal legal services of any Person.
“Availability” means at any time (a) the Line Cap, minus (b) Aggregate Outstandings.
“Average Daily Availability” means average daily Availability for the most recently ended fiscal quarter (or three month period for the Initial Adjustment Date only).
“Bank” means Bank of America, N.A., a national banking association, or any successor entity thereto.
“Bank of America–Canada Branch” means Bank of America, N.A. (acting through its Canada branch), a banking corporation carrying on business under the Bank Act (Canada).

“Bank of Canada Rate” means, on any date of determination, the rate of interest charged by the Bank of Canada on one-day Canadian Dollar loans to financial institutions, for such date.
“Bank Products” means any U.S. Bank Products or Canadian Bank Products.
“Bank Product Amount” means any U.S. Bank Product Amount or Canadian Bank Product Amount.
“Bank Product Obligations” all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products, except to the extent the Agent shall have received written notice from the applicable Lender or Affiliate or branch of Bank that is providing such Bank Products that such debts, liabilities or obligations under such Bank Products shall be excluded as “Bank Product Obligations” under this Agreement.
“Bank Product Reserves” means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.
“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%; (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) LIBOR for a 30-day interest period as determined on such day plus 1%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loans” means a Revolving Loan during any period in which it bears interest based on the Base Rate.
“Benefit Plan” shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multi-employer Plan) which the ATI or an ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which ATI or any ERISA Affiliate may incur any liability.
“Borrowing” means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to a Borrower or by Bank in the case of a borrowing funded by Non-Ratable Loans or by the Agent in the case of a borrowing consisting of an Agent Advance, or the making of an L/C Borrowing in connection with any payment made pursuant to a Letter of Credit.
“Borrowing Base” at any time, means an amount equal to:
(a)     the sum of

(i)     ninety percent (90%) of the Net Amount of Eligible Credit Card Accounts; plus
(ii)     ninety percent (90%) of the NOLV of Eligible Inventory, Eligible L/C Inventory and Eligible In-Transit Inventory; provided that such percentage may increase to ninety-two and a half percent (92.5%) of the NOLV at the U.S. Borrowers’ option, upon delivery of an updated Borrowing Base Certificate, for any ninety (90) day period from June 1 through November 30 each year; plus
(iii)    the lesser of (A) $50,000,000 or (B) one hundred percent (100%) of Qualified Cash; plus
(iv)    solely to the extent the Tradename Collateral has been added as Collateral under the Facility, the lesser of (A) $80,000,000 (as such amount is reduced by $2,500,000 per quarter after the Tradename Inclusion Date until such amount equals $50,000,000) or (B) fifty percent (50%) of the appraised NOLV of Eligible Tradenames; minus
(b)    Reserves from time to time established by the Agent in its Commercial Judgment.
Notwithstanding the foregoing, for purposes of this definition, no Accounts or Inventory being acquired in an Acquisition or otherwise created, purchased, completed or owned by a business unit acquired pursuant to an Acquisition will be included in the Borrowing Base unless (i) the Agent, in its reasonable commercial discretion exercised in good faith, confirms that such Accounts or Inventory conform to standards of eligibility established from time to time by the Agent in accordance with this Agreement, and (ii) to the extent deemed necessary by the Agent, an audit of such Accounts and an appraisal of such Inventory is conducted (which appraisal shall be conducted in accordance with the provisions hereof).
“Borrowing Base Certificate” means a certificate by a Responsible Officer of ATI, substantially in the form of Exhibit B (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof and each other item specified in Section 5.2(j), all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by ATI and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein that are reflected in an appraisal or audit of such Collateral, and (2) to the extent that such calculation is not in accordance with this Agreement.
“Business Day” means (a) any day that is not a Saturday, Sunday, or a day on which banks in New York, New York or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market; provided that when used in connection with any Revolving Loan to the Canadian Borrower, the term “Business Day” shall also exclude any day on which banks are required or permitted to be closed in Toronto, Canada.
“Calculation Date” has the meaning specified in Section 3.9.
“CAM Letter” means that certain Letter Agreement among the Agent and the Lenders dated as of the date hereof relating to allocation of certain credit exposure among the Lenders.
“Canadian BA Rate” means with respect to each Interest Period for a Canadian BA Rate Loan, the rate of interest per annum equal to the average rate applicable to Canadian Dollar bankers’ acceptances having an identical or comparable term as the proposed Canadian BA Rate Loan displayed and identified as such on the display referred to as the “CDOR Page ” (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 a.m. Toronto time on such day (or, if such day is not a Business Day, as of 10:00 a.m. Toronto time on the immediately preceding Business Day), provided that if such rate does not appear on the CDOR Page at such time on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m. Toronto time on such day at which a Canadian chartered bank listed on Schedule 1 of the Bank Act (Canada) as selected by the Agent is then offering to purchase Canadian Dollar bankers’ acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term).
“Canadian BA Rate Loan” means a Canadian Loan, or portion thereof, funded in Canadian Dollars and bearing interest calculated by reference to the Canadian BA Rate.
“Canadian Bank Products” means any one or more of the following types of services or facilities extended to the Canadian Borrower by any Canadian Lender, including the Bank and any of their respective Affiliates or branches in reliance on the Bank’s or a Canadian Lender’s agreement to indemnify such affiliate: (i) credit cards; (ii) ACH Transactions; (iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements; provided, however, that for obligations in respect of any of the foregoing to be included as a “ Canadian Obligation” for purposes of a distribution under Section 3.5, the applicable Canadian Lender must have previously provided written notice to Agent of (i) the existence of such Canadian Bank Product, (ii) the current Dollar Equivalent amount of obligations arising thereunder (determined, in the case of Hedge Agreements and any other Canadian Bank Products that are Debt, in accordance with the definition of “Debt” herein) (“Canadian Bank Product Amount”), and (iii) the methodology to be used by such parties in determining the Canadian Bank Product Amount owing from time to time. The Canadian Bank Product Amount may be changed from time to time upon written notice to the Agent by the applicable Canadian Lender. No Canadian Bank Product Amount may be established or increased at any time that a Default or Event of Default exists or if a reserve in such amount would cause Outstandings to exceed Availability.
“Canadian Bank Product Amount” has the meaning provided in the definition of Canadian Bank Products.

“Canadian Borrower” has the definition set forth in the preamble hereto.
“Canadian Commitment” means, at any time with respect to a Canadian Lender, the principal amount set forth beside such Canadian Lender’s name under the heading “Canadian Commitment” on Schedule 1.1 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Canadian Lender hereunder in accordance with the provisions of Section 11.2, as such Canadian Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and “Canadian Commitments” means, collectively, the aggregate amount of the commitments of all of the Lenders.
“Canadian Dollars and CDN$” means the lawful currency of Canada.
“Canadian Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Canadian Dollars, such amount, and (b) with respect to any amount denominated in any other currency, the amount of Canadian Dollars that the Agent determines (which determination shall be conclusive and binding absent manifest error) would be necessary to be sold on such date at the applicable Exchange Rate to obtain the stated amount of the other currency.
“Canadian Lenders” means the Lenders having Canadian Commitments from time to time or at any time, each of which is a Canadian Qualified Lender unless otherwise permitted in this Agreement.
“Canadian Letter of Credit” shall mean any Letter of Credit denominated in Canadian Dollars issued by any Letter of Credit Issuer for the account of the Canadian Borrower pursuant to Section 1.3.
“Canadian Loan” means each Revolving Loan denominated in Canadian Dollars made to the Canadian Borrower.
“Canadian MEPP” means a Canadian Pension Plan that is either (a) a multi- employer pension plan as defined in the PBA or (b) a plan that provides target benefits as defined in the PBA, in either case being a plan where the employer’s contribution obligations to such plan are set out in one or more collective agreements and are defined contribution in nature.
“Canadian Obligations” means, on any date, the portion of the Obligations outstanding that are owing by the Canadian Borrower.
“Canadian Pension Event” means solely with respect to Canadian Pension Plans (a) the whole or partial withdrawal of a Credit Party or any of its Subsidiaries from a Canadian Pension Plan during a plan year; or (b) the filing of a notice of proposal to terminate in whole or in part a Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination or partial termination; or (c) the issuance of a notice of proposal by any Governmental Authority to terminate in whole or in part or have an administrator or like body appointed to administer a Canadian Pension Plan; or (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of a trustee to administer, any Canadian Pension Plan, to the extent any relevant Government Authority has so notified a Credit Party, unless such grounds are being duly contested by a Credit Party in good faith.
“Canadian Pension Plan” means a plan, program or arrangement which is required to be registered as a pension plan under any applicable pension benefits standards or tax statute or regulation in Canada maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Credit Party in respect of its Canadian employees or former employees.
“Canadian Prime Rate” means, for any day, a per annum rate equal to the greater of (a) the per annum rate of interest in effect for such day as publicly announced from time to time by Bank of America – Canada Branch as its “prime rate” for loans in Canadian Dollars; or (b) the Canadian BA Rate for a one-month interest period as determined on such day (or if such day is not a Business Day, the immediately preceding Business Day), plus 0.5%.
“Canadian Prime Rate Loan” means a Canadian Loan, or portion thereof, funded in Canadian Dollars and bearing interest calculated by reference to the Canadian Prime Rate.
“Canadian Qualified Lender” means a financial institution that is listed on Schedule I, II or III of the Bank Act (Canada), has received an approval to have a financial establishment in Canada pursuant to Section 522.21 of the Bank Act (Canada) or is not a foreign bank for purposes of the Bank Act (Canada), and if such financial institution is not resident in Canada and is not deemed to be resident in Canada for purposes of the Income Tax Act (Canada), then such financial institution deals at arm’s length with the Canadian Borrower for purposes of the Income Tax Act (Canada).
“Canadian Subfacility Amount” has the meaning specified in Section 1.1.
“Capital Expenditures” means all expenditures of any Credit Party due (whether or not paid during any fiscal period) during any period in respect of the cost of any fixed asset which in accordance with GAAP would be reflected as a fixed asset on the balance sheet of such Credit Party.
“Capital Lease” means any lease of property by any Credit Party which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Credit Party.
“Cash Equivalents” shall mean (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government, the Government of Canada or issued by an agency thereof and backed by the full faith and credit of the United States of America or Government of Canada or having a rating of at least A-1 or P-1 from either S&P or Moody’s, in each case maturing within 360 days after the date of acquisition thereof; (b) marketable direct obligations issued by (i) any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or (ii) a province of Canada or any political subdivision of any such province or any public instrumentality thereof, in either such case maturing within 180 days (or, if no Revolving Loans are outstanding at the time of acquisition thereof and after giving effect thereto, 360 days) after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Requisite Lenders) and not listed in Credit Watch published by S&P; (c) commercial paper, other than commercial paper issued by any Borrower or any Subsidiary of any Borrower or any of their Affiliates, maturing no more than 180 days (or, if no Credit Extensions are outstanding at the time of acquisition thereof and after giving effect thereto, 270 days) after the date of creation thereof and, at the time of acquisition thereof, having a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then the highest rating from other nationally recognized rating services acceptable to the Required Lenders); (d) domestic and Eurodollar certificates of deposit or time deposits or bankers’ acceptances maturing within 180 days (or, if no Credit Extensions are outstanding at the time of acquisition thereof and after giving effect thereto, 360 days) after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or under the laws of Canada having combined capital and surplus of not less than $500,000,000; (e) repurchase agreements with parties reasonably acceptable to the Agent with a term of not more than 30 days for securities described in clauses (a) through (d) of this definition; and (f) shares of money market mutual or similar funds which invest substantially all their assets in assets satisfying the requirements of clauses (a) through (d) of this definition.
“Change in Control” shall be deemed to have occurred at such time as either of the following events shall occur:
(a)    There shall be consummated any consolidation, amalgamation or merger of the Parent or any Borrower pursuant to which the Common Stock would be converted into cash, or other property, in each case, other than a consolidation, amalgamation or merger of the Parent or any Borrower in which the holders of Common Stock immediately prior to the consolidation, amalgamation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of common stock of the continuing or surviving corporation normally entitled to vote in elections of directors immediately after such consolidation, amalgamation or merger; or
(b)    There is a report filed by any person, including its Affiliates and Associates (as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act), on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person (for the purposes of this definition only, the term “person” shall include a “person” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power in the aggregate of all classes of capital stock then outstanding of the Parent or any Borrower normally entitled to vote in elections of directors; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule, form or report) under the Exchange Act; or
(c)    The Parent shall cease to be the owner of 100% of the capital stock of ATI.
Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if at any time the Parent, any Subsidiary of the Parent, any employee stock ownership plan or any other employee benefit plan of either the Parent or any Subsidiary of the Parent, or any person holding shares of Common Stock for or pursuant to the terms of any such employee benefit plan, files or becomes obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of 50% or more of the total voting power in the aggregate of all classes of Common Stock then outstanding of the Parent normally entitled to vote in elections of directors.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Claim” shall mean any claim or demand, by any Person, of whatsoever kind or nature for any actual or alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, license, permit, ordinance or regulation, common law or otherwise.
“Clearing Bank” means Wells Fargo Bank, National Association (successor by merger to Wachovia Bank, National Association), or any other banking institution with whom the Payment Account has been established pursuant to the Collection Account Control Agreement.
“Closing Fee” has the meaning specified in Section 2.4.
“Code” means the Internal Revenue Code of 1986 as from time to time amended, or any successor statute.

“Collateral” means the assets of each Credit Party (other than the Canadian Borrower) from time to time subject to Agent’s Liens securing payment or performance of the Obligations pursuant to the Security Instruments.
“Collection Account Control Agreement” means the Account Control Agreement dated as of the Effective Date among ATI, the Agent and Wells Fargo Bank, National Association, or any replacement account control agreement, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral, as from time to time amended, supplemented or replaced.
“Commercial Judgment” means the reasonable commercial discretion exercised in good faith based on an event, condition or circumstance either (i) arising after the Effective Date or (ii) existing on the date hereof to the extent the Agent has not been notified thereof in writing by any Credit Party prior to the Effective Date.
“Commercial Letter of Credit shall mean any Letter of Credit which is drawable upon presentation of documents, drafts at sight and time drafts evidencing the sale or shipment of goods purchased by the Credit Parties in the ordinary course of its business.
“Commitment” means, at any time with respect to a Lender, the principal amount set forth beside such Lender’s name under the heading “Commitment” on Schedule 1.1 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and “Commitments” means, collectively, the aggregate amount of the commitments of all of the Lenders.
“Common Stock” shall mean the common stock of the Parent, the par value of which is set forth in the Parent’s certificate of incorporation, as amended, restated or otherwise modified from time to time.
“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls (“PCBs”), or any constituent of any such substance or waste.
“Contractual Obligation”, as applied to any Person, shall mean any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including any restrictive covenant affecting such Person or any of its properties).
“Contribution Share” has the meaning specified in Section 13.2.
“Continuation/Conversion Date” means the date on which a Revolving Loan is converted into or continued as a LIBOR Loan.

“Control Agreement” means each control agreement establishing control in favor of the Agent, in form and substance acceptable to the Agent in the exercise of its reasonable discretion, executed by each depositary institutions or financial institution or intermediary at which Deposit Accounts or Securities Accounts of the Credit Parties (other than the Canadian Borrower) are held, the terms of which shall provide that following receipt of written notice from the Agent that an Activation Period exists, and until receipt of written notice from the Agent that all Activation Periods have terminated, the depository institution or financial institution or intermediary holding such Deposit Account or Securities Account shall not permit any Person (including any Credit Party) to make withdrawals therefrom or otherwise direct disposition of funds or other property held therein and shall act only on instructions from the Agent.
“Controlled Account” means any Deposit Account or Securities Account which is subject to a Control Agreement.
“Credit Card Account” means an Account arising in the ordinary course of business in respect of a credit card receivable due to a U.S. Borrower from the Proprietary Credit Card Issuer or any major processor or issuer of MasterCard, Visa, American Express or Discover credit cards or any other nationally or internationally recognized credit card provider.
“Credit Card Notification” has the meaning specified in Section 7.25.
“Credit Extension” means all Borrowings of Revolving Loans and the issuance of Letters of Credit for the account of a Borrower hereunder.
“Credit Party” means the Borrowers and the Parent.
“DDA Notification” has the meaning specified in Section 7.25.
“Debt” means, without duplication, with respect to any Credit Party all indebtedness of such Credit Party for borrowed money and all payment obligations of such Credit Party for the deferred purchase price of property, in each case excluding Trade Payables, but including (a) the Obligations; (b) all payment obligations in each case of any Person of the type described in this definition secured by any Lien on such Credit Party’s property, even though such Credit Party shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Credit Party prepared in accordance with GAAP; (c) all payment obligations created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by such Credit Party, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Credit Party prepared in accordance with GAAP; (d) all payment obligations of such Credit Party under Guaranties of obligations of the type described in this definition; (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases; (f) all reimbursement obligations of such Credit Party under letters of credit or bankers acceptances issued for the account of such Credit Party; and (g) all payment obligations of such Credit Party in respect of Hedge Agreements and Foreign Currency Exchange Contracts; provided, however, that for purposes of determining Debt, the “principal amount” of the obligations of a Credit Party in respect of any Hedge Agreement or Foreign Currency Exchange Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Credit Party would be required to pay if such contract were terminated at such time.
“Debtor Relief Laws” means the Bankruptcy Code or any other bankruptcy or insolvency act or law, state, provincial, federal or foreign (including, without limitation, the Bankruptcy and Insolvency Act (Canada)) and the Companies’ Creditors Arrangement Act (Canada)), now or hereafter existing.
“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.
“Defaulting Lender” means, subject to Section 12.20(b), any Lender that (a) has failed to (i) fund all or any portion of its Revolving Loans within two Business Days of the date such Revolving Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent, the Letter of Credit Issuers or any other Lender any other amount required to be paid by it hereunder (including, in respect of its participation in Letters of Credit or Non-Ratable Loans) within two Business Days of the date when due, (b) has notified the Borrowers, the Agent or the Letter of Credit Issuers in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Revolving Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Borrowers, to confirm in writing to the Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any capital stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 12.20(b)) as of the date established therefor by the Agent in a written notice of such determination, which shall be delivered by the Agent to the Borrowers, the Letter of Credit Issuers and each other Lender promptly following such determination.
“Default Rate” means a fluctuating per annum interest rate at all times equal to the sum of the otherwise applicable Interest Rate plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, application of the Default Rate shall result in an increase in the Letter of Credit Fees by two percent (2%) per annum for so long as the Default Rate is in effect.
“Deposit Account” means all “deposit accounts”, as defined in the UCC, now or hereafter owned by a Credit Party.
“Designated Account” has the meaning specified in Section 1.2(c).
“Documents” means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Credit Party.
“DOL” means the United States Department of Labor or any successor department or agency.
“Dollar” and “$” means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the Agreements shall be made in Dollars.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any other currency, the amount of Dollars that the Agent determines (which determination shall be conclusive and binding absent manifest error) would be necessary to be sold on such date at the applicable Exchange Rate to obtain the stated amount of the other currency.
“EBITDA” means, with respect to any fiscal period on a consolidated basis for the Parent and the Borrowers, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, Interest Expense, federal, state, provincial, local and foreign income taxes, depreciation and amortization.
“Effective Date” means the date of this Agreement.
“Eligible Appraiser” means any independent appraiser reasonably acceptable to the Agent and, so long as no Event of Default is continuing, the Borrowers.
“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender that is a commercial financial institution having total assets in excess of $1,000,000,000; and (c) any other commercial financial institution having total assets in excess of $1,000,000,000 approved by the Agent (such approval not to be unreasonably withheld or delayed) and, so long as no

Event of Default has occurred and is continuing, (i) consented to by ATI and (ii) if a Canadian Lender, the Assignee is a Canadian Qualified Lender.
“Eligible Credit Card Accounts” means, as of any date of determination, Credit Card Accounts, other than Accounts as of such date:
(a)    that have been outstanding for more than five (5) Business Days from the date of sale;
(b)    with respect to which a U.S. Borrower does not have good, valid and marketable title thereto, free and clear of any Liens (other than Liens granted to the Agent, for its benefit and the ratable benefit of the Lenders, pursuant to the Security Instruments);
(c)    that are not subject to a first priority security interest in favor of the Agent, for the benefit of itself and the Lenders;
(d)    which arose on account of any private label credit card issued by any Person other than the Proprietary Credit Card Issuer;
(e)    which are disputed by the processor or issuer of the applicable credit card, are with recourse against a U.S. Borrower, or with respect to which a claim, counterclaim, offset or chargeback has been asserted against a U.S. Borrower (to the extent of such dispute, claim, counterclaim, offset or chargeback and to the extent not captured under the definition of Net Amount of Eligible Credit Card Accounts); or
(f)    with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect, untrue or have been breached.
Each U.S. Borrower shall notify the Agent if it becomes aware that any Credit Card Accounts in an amount in excess of $500,000 which are then currently included in Eligible Credit Card Accounts has ceased to constitute Eligible Credit Card Accounts for any reason; provided, however, the U.S. Borrowers shall have no affirmative duty to monitor, audit or otherwise investigate the status of any Accounts other than (i) as required under the terms of the Loan Documents and (ii) as historically conducted in the ordinary course of business.
“Eligible Inventory” means, as of any date of determination, Inventory, which the Agent, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not, unless the Agent in its sole discretion elects, include any Inventory:
(a)    that is not owned by a U.S. Borrower;
(b)    that is not subject to the Agent’s Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clause (b) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent’s Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);
(c)    that does not consist of finished goods or raw materials;
(d)    that consists of goods to be returned to vendors, work-in-process, samples, prototypes, supplies, or packing and shipping materials;
(e)    that is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;
(f)    as to which any of the representations, warranties, covenants or agreements contained in the Security Agreement are incorrect, untrue or have been breached;
(g)    that is obsolete, slow moving beyond the ordinary course of first quality merchantable Inventory or stale;
(h)    that is not of a type held for sale in the ordinary course of the Borrower’s business;
(i)    that is located outside the United States of America or Puerto Rico (or that is in-transit from vendors or suppliers);
(j)    that is located in a public warehouse or in possession of a bailee or in a facility (other than a retail store location) leased by such Borrower, if the warehouseman, or the bailee, or the lessor has not delivered to the Agent, if requested by the Agent, a subordination agreement or lien waiver in form and substance satisfactory to the Agent or if a Reserve for rents or storage charges has not been established for Inventory at that location;
(k)    that contains or bears any Intellectual Property licensed to such Borrower by any Person, if the Agent is not reasonably satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 9.2 without infringing the rights of the licensor of such Intellectual Property or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which such Borrower has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance reasonably acceptable to the Agent if requested;
(l)    that is not reflected in the details of a current inventory report; or
(m)    that is Inventory placed on consignment.

If the Agent determines in its Commercial Judgment that any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory. Each U.S. Borrower shall notify the Agent if it becomes aware that any Inventory with an appraised or market value (whichever is higher) in excess of $2,500,000 which is then currently included in Eligible Inventory has ceased to constitute Eligible Inventory for any reason; provided, however, the U.S. Borrowers shall have no affirmative duty to monitor, audit or otherwise investigate the status of any Inventory other than (i) as required under the terms of the Loan Documents and (ii) as historically conducted in the ordinary course of business.
“Eligible In-Transit Inventory” means, as of the date of determination thereof, without duplication of other Eligible Inventory, Inventory owned by a U.S. Borrower that would be Eligible Inventory if it were not subject to a Document and in transit from a foreign location to a location of such U.S. Borrower within the United States, and that Agent, in its Commercial Judgment, deems to be Eligible In-Transit Inventory. Without limiting the foregoing, no Inventory shall be Eligible In-Transit Inventory unless it (a) is subject to a negotiable Document showing a U.S. Borrower or the Agent as consignee, which Document is in the possession of Agent or a U.S. Borrower or such other Person as Agent shall approve; (b) has been identified to the applicable sales contract and title has passed to the U.S. Borrower; (c) is not sold by a vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory, or with respect to whom any U.S. Borrower is in default of any obligations; (d) is subject to purchase orders and other sale documentation satisfactory to Agent; (e) is shipped by a common carrier no more than forty (40) days prior to the date of determination thereof; (f) is covered by insurance policies (including, without limitation, marine cargo insurance) reasonably acceptable to the Agent; and (g) is being handled by a customs broker, freight-forwarder or other handler that has delivered a customs broker agreement or other lien waiver acceptable to the Agent. Upon the request of the Agent, the U.S. Borrowers shall promptly deliver to the Agent copies of all of the foregoing Documents.
“Eligible L/C Inventory” means, as of the date of determination thereof, Inventory (a) constituting work in progress not yet delivered to the U.S. Borrowers and for which no documents of title have been issued, (b) the purchase of which is supported by a Commercial Letter of Credit having an expiry within sixty (60) days of the date of issuance and providing that it may be drawn only after such Inventory is completed and after documents of title have been issued for such Inventory either (i) reflecting a U.S. Borrower or the Agent as consignee of such Inventory or (ii) as to which the Agent has control (such as by possession of such documents of title or by the delivery of a customs broker agency agreement or similar document satisfactory to the Agent), and (d) which otherwise would constitute Eligible Inventory.
“Eligible Tradenames” means those tradenames that have been (a) subjected to an acceptable NOLV appraisal satisfactory to the Agent and (b) added as Tradename Collateral at least ninety (90) days prior to inclusion in the Borrowing Base (the end of such ninety (90) day period being the “Tradename Inclusion Date”).

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

“Environmental Compliance Reserve” means any reserve which the Agent establishes in its reasonable discretion after prior written notice to ATI from time to time for amounts that are reasonably likely to be expended by any Borrower or its respective Subsidiaries in order for the Borrowers, the other Credit Parties, and each of its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to Section 7.7.
“Environmental Laws” means all federal, state, provincial, municipal or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.
“Environmental Lien” means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.
“Equipment” means all of the U.S. Borrowers’ now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by any U.S. Borrower and all of each U.S. Borrowers’ rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.
“ERISA” means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing by the PBGC of a notice of intent to terminate, the treatment by the PBGC of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer

Plan, (e) the occurrence of an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.
“Event of Default” has the meaning specified in Section 9.1.
“Excess Payment” has the meaning specified in Section 13.2.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.
“Exchange Rate” means on any date, (a) with respect to Canadian Dollars in relation to Dollars, the spot rate as quoted by Bank at its noon spot rate at which Dollars are offered on such date for Canadian Dollars, and (b) with respect to Dollars in relation to Canadian Dollars, the spot rate as quoted by Bank at its noon spot rate at which Canadian Dollars are offered on such date for such Dollars.
“Excluded Taxes” means, with respect to the Agent, any Lender, any Letter of Credit Issuer or any other recipient of any payment (any of the foregoing, a “recipient”) to be made by or on account of any Obligation, (a) any income or franchise Taxes imposed on (or measured by) its gross or net income (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or in which its applicable Lending Office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes, (c) any Taxes imposed as a result of a Lender or Letter of Credit Issuer’s failure or inability (other than as a result of a Change in Law that occurs after such recipient becomes a Lender or Letter of Credit Issuer under this Agreement) to comply with Section 4.1(e), (d) in the case of a recipient (other than a replacement Lender pursuant to a request by a Borrower under Section 4.8), any withholding Taxes that are imposed on amounts payable to such recipient at the time such recipient becomes a party to this Agreement (or designates a new Lending Office), or becomes a Letter of Credit Issuer or Participant under this Agreement, except to the extent that in the case of a Foreign Lender that designates a new Lending Office or is an Assignee, such Foreign Lender or its assignor, respectively, was entitled, before giving effect to such designation or assignment, to receive additional amounts from the applicable Borrower with respect to such Taxes pursuant to Section 4.1(a), and (e) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Letters of Credit” means the outstanding letters of credit issued under the Original Credit Agreement all of which are set forth on Schedule 1.3.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Facility” has the meaning specified in Section 1.1.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.
“Fee Letter” has the meaning given to such term in Section 2.4.
“Financial Statements” means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.
“Fiscal Year” means the Borrowers’ fiscal year for financial accounting purposes. The current Fiscal Year of each Borrower will end on February 2, 2013.
“Fixed Charge Coverage Ratio” means, with respect to any Twelve-Month Period, the ratio of (a) EBITDA minus Capital Expenditures (excluding Capital Expenditures funded with Debt other than Revolving Loans) paid in cash during such period by the Parent and the Borrowers to (b) Fixed Charges.
“Fixed Charges” means, with respect to any Twelve-Month Period of the Parent and the Borrowers on a consolidated basis, without duplication, Interest Expense, all scheduled principal payments of Debt, and Federal, state, local and foreign income taxes, excluding deferred taxes, paid or accrued during such period.
“Fixed Charge Trigger Period” means the period beginning on the date that Liquidity shall be less than the greater of (a) $20,000,000 and (b) ten percent (10%) of the Line Cap and ending on the first date thereafter that Liquidity shall be in excess of the greater of (i) $20,000,000 and (ii) ten percent (10%) of the Line Cap for a period of forty-five (45) consecutive days.
“Foreign Currency Exchange Contracts” shall mean any foreign currency exchange agreement or other currency exchange rate arrangement providing currency exchange rate protection, entered into by any Borrower, the Parent or any of their respective Restricted Subsidiaries.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Foreign Letter of Credit Issuer” means any Letter of Credit Issuer that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.
“Foreign Subsidiary” means (a) any Subsidiary that is not organized under a political subdivision of the United States of America or (b) which is organized under the laws of the United States of America, any state thereof or the District of Columbia, but for which no more than a de minimis amount of such Subsidiary’s assets consist of assets other than capital stock or in indebtedness of one or more Foreign Subsidiaries (within the meaning of clause (a) of this definition).
“Fronting Fee” has the meaning given to such term in Section 2.6.
“Fully Supported” means, with respect to any outstanding Letter of Credit, the U.S. Borrowers or the Canadian Borrower, as applicable, shall have deposited with the Agent, for the ratable benefit of the applicable Letter of Credit Issuer and the applicable Lenders, at the Agent’s election, either (a) a standby letter of credit (a “Supporting Letter of Credit”) in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any outstanding L/C Borrowing made or other unreimbursed amount owing with respect to such Letter of Credit plus any fees and expenses associated with such Letter of Credit (the “Letter of Credit Exposure”), under which Supporting Letter of Credit the Agent shall be entitled to draw amounts necessary to reimburse such Letter of Credit Issuer and the Lenders for payments to be made by the applicable Letter of Credit Issuer and the Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit or (b) cash in an amount sufficient to cover the Letter of Credit Exposure to be held as cash collateral for such Letter of Credit Exposure.
“Funding Date” means the date on which a Borrowing occurs.
“GAAP” means (a) with respect to the U.S. Borrowers, generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which, solely in the case of computation of the Fixed Charge Coverage Ratio, are applicable to the circumstances as of the Effective Date or (b) with respect to the Canadian Borrower, Canadian generally accepted accounting principles and practices.
“Governmental Authority” means any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Guarantor” means the Parent and each U.S. Borrower pursuant to the terms of Article 13 hereof.

“Guaranty” means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the “guaranteed obligations”), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.
“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any Borrower’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.
“Indemnified Taxes” means Taxes (including Other Taxes) imposed with respect to any payment made by or on account of any Obligation, other than Excluded Taxes.
“Initial Adjustment Date” has the meaning given to such term in the definition of Applicable Margin.
“Intellectual Property” has the meaning set forth in Section 6.22.
“Interest Expense” means, for any fiscal period, the aggregate amount of interest required to be paid or accrued by the Parent and the Borrowers during such period on all Debt of the Parent and the Borrowers during such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capital Leases or synthetic leases), net of all interest income they receive during such period.
“Interest Payment Date” means, with respect to a LIBOR Loan or Canadian BA Rate Loan, (a) the Termination Date, (b) if the Interest Period with respect to such LIBOR Loan or Canadian BA Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period, and (c) the last day of each Interest Period applicable to such LIBOR Loan or Canadian BA Rate Loan.
“Interest Period” means, as to any LIBOR Loan or Canadian BA Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Loan or Canadian BA Rate Loan, as applicable, and ending on the date one, two, three or six months thereafter as selected by the applicable Borrower in its Notice of Borrowing, in the form attached hereto as Exhibit D, or Notice of Continuation/Conversion, in the form attached hereto as Exhibit E, provided that:
(a)    if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;
(b)    any Interest Period pertaining to a LIBOR Loan or Canadian BA Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Stated Termination Date.
“Interest Rate” means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.
“Inventory” means all of the Borrowers’ now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in the Borrowers’ business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.
“Investment” shall mean, as applied to any Person, (a) any direct or indirect purchase or other acquisition by that Person of all or substantially all of the assets of any other Person or a line of business of any other Person, or of Securities, or of a beneficial interest in Securities, of any other Person, and (b) any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advance payments to suppliers, advances to such Person, to employees and similar items, all made or incurred in the ordinary course of business), or capital contribution by such Person to any other Person, including all Accommodation Obligations provided by such Person to or for the benefit of such other Person and all Debt and accounts owed to such Person by that other Person which are not current assets or did not arise from sales of goods or services to that Person in the ordinary course of business. The amount of any Investment shall be determined in conformity with GAAP.
“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.
“Issuing Bank Agreement” means, as to each Letter of Credit Issuer, any agreement entered into by such Letter of Credit Issuer and a Borrower relating to Letters of Credit.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its pro rata participation in any L/C Borrowing.
“L/C Borrowing” means the extension of credit made pursuant to Section 1.3(e) if conditions precedent under Section 8.2 would not be satisfied resulting from a payment under a Letter of Credit that has not been either reimbursed by the Borrowers in accordance with Section 1.3(e) or refinanced as a Borrowing.

“Latest Projections” means: (a) on the Effective Date and thereafter until the Agent receives new projections pursuant to Section 5.2(e), the projections of the Borrowers’ consolidated financial condition, results of operations, and cash flows, for the period commencing on January 29, 2012 and ending on January 30, 2016, and delivered to the Agent prior to the Effective Date; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(e).
“Lender” and “Lenders” have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding.
“Lending Office” means the office through which a Lender or Letter of Credit Issuer is acting at any particular time for the purpose of this Agreement.
“Letter of Credit” shall mean any Commercial Letter of Credit or any Standby Letter of Credit issued by any Letter of Credit Issuer for the account of any Borrower pursuant to Section 1.3 and includes each Existing Letter of Credit and each Canadian Letter of Credit.
“Letter of Credit Fees” means the U.S. Commercial Letter of Credit Fee, the U.S. Standby Letter of Credit Fee, Canadian Commercial Letter of Credit Fee and the Canadian Standby Letter of Credit Fee, each as defined in Section 2.6.
“Letter of Credit Issuer” means the Bank, Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., any of their Affiliates or branches or any other Lender selected by the Borrowers and approved by the Agent (such approval not to be unreasonably withheld) that agrees to become a Letter of Credit Issuer.
“Letter of Credit Outstandings” means, at any time, the Dollar Equivalent of the aggregate undrawn face amount of all outstanding Letters of Credit at such time, plus the Dollar Equivalent of the aggregate unpaid reimbursement obligations with respect to Letters of Credit at such time.
“Letter of Credit Subfacility” means, (a) with respect to the U.S. Borrowers, an amount equal to the Total Facility Amount and (b) with respect to the Canadian Borrower, an amount equal to the Canadian Subfacility Amount.
“Liabilities and Costs” means all liabilities, claims, obligations, responsibilities, losses, damages, punitive damages, consequential damages, treble damages, charges, costs and expenses (including attorney’s, expert’s and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.
“LIBOR Loans” means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.
“LIBOR Rate” means for any Interest Period with respect to any LIBOR Loan, a rate per annum determined by the Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate 1.00 – Eurodollar Reserve Percentage
Where,
“Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or other commercially available source providing quotations of LIBOR as designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The LIBOR Rate for each outstanding LIBOR Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.
“Lien” means: (a) any security interest, charge, claim, hypothec or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, servitude, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting real property; and (c) any contingent or other agreement to provide any of the foregoing.
“Line Cap” means the lesser of (a) the Borrowing Base and (b) the Total Facility Amount.
“Liquidity” means, on any date of determination thereof, (a) the difference of (but not less than zero) (i) the sum of (A) all cash (other than Qualified Cash) of the Credit Parties (other than the Canadian Borrower) held in Approved Deposit Accounts on such date, plus (B) all Cash Equivalents (other than Qualified Cash) owned by the Credit Parties (other than the Canadian Borrower) and reflected on the most recent consolidated balance sheet of the Parent prepared prior such date, minus (ii) $37,500,000 plus (b) Availability or, if as of such date of determination of Liquidity there shall have been no Revolving Loans outstanding during the immediately preceding ninety (90) days (or if any Revolving Loans were outstanding during such period they shall not have been outstanding for a continuous period of ten or more Business Days), Adjusted Availability in either case on such date.
“Loan Account” means the loan account reflecting outstanding Revolving Loans, Letters of Credit, repayments, and similar information for the Borrowers as maintained by the Agent in accordance with the provisions hereof.
“Loan Documents” means this Agreement, the Security Instruments, the Parent Guaranty, the CAM Letter, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing or guaranteeing the payment obligations of the Credit Parties under this Agreement, the Security Agreement or the Parent Guaranty (excluding Bank Product Obligations) or the Liens on the Collateral.
“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Credit Parties taken as a whole or any material portion of the Collateral; (b) a material impairment of the ability of any Borrower or any other Credit Party to perform under any material Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any material Loan Document to which it is a party.
“Moody’s” means Moody’s Investors Service, Inc.
“Multi-employer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower or any ERISA Affiliate.
“Net Amount of Eligible Credit Card Accounts” means, at any time of determination hereunder, the amount owing under Eligible Credit Card Accounts net of chargebacks and fees due to the credit card issuer or processor.
“NOLV” means the net orderly liquidation value of Inventory or tradenames, as applicable (expressed as a percentage with respect to Inventory), expected to be realized at an orderly, liquidation sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of a U.S. Borrower’s Inventory or tradenames, as applicable, performed by a nationally recognized professional liquidation and appraisal firm and on terms satisfactory to the Agent.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Ratable Loan” and “Non-Ratable Loans” have the meanings specified in Section 1.2(h).
“Notice of Borrowing” has the meaning specified in Section 1.2(b).
“Notice of Continuation/Conversion” has the meaning specified in Section 2.2(b).
“Obligations” means all present and future loans, advances, liabilities, payment obligations and debts owing by any Credit Party to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to any Credit Party hereunder or under any of the other Loan Documents. “Obligations” includes, without limitation, (a) all debts, liabilities, and payment obligations of any Credit Party now or hereafter arising from or in connection with the Letters of Credit and L/C Borrowings and (b) all Bank Product Obligations.
“OFAC” has the meaning specified in Section 6.28.
“Operating Lease” shall mean, as applied to any Person, any lease of any property by that Person as lessee which is not a Capital Lease.
“Original Credit Agreement” means that certain $250,000,000 Third Amended and Restated Credit Agreement dated April 23, 2008 by and between ATI, AT Retail, ANNCO, AT Distribution, Bank of America, N.A., as administrative agent, the lenders party thereto, the arranger party thereto, the syndication agents party thereto, the documentation agents party thereto and the co-agents party thereto, as amended.
“Other Connection Taxes” means, with respect to the Agent, any Lender, any Letter of Credit Issuer or any other recipient of any payment (any of the foregoing, a “recipient”), Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Borrowing or Loan Document).
“Other Taxes” means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents, excluding, in each case, any such Taxes imposed as a result of an assignment, or designation of a new Lending Office under this Agreement or any other Loan Document, unless such assignment or designation is consented in writing by a Borrower or is requested by a Borrower under Section 4.8.
“Parent” shall mean ANN INC., a Delaware corporation.

“Parent Guaranty” shall mean the Fourth Amended and Restated Guaranty dated as of the Effective Date substantially in the form of, and on the terms set forth in, Exhibit H, as the same may be amended, modified or otherwise supplemented from time to time.
“Parent Share Repurchase” means each purchase of Common Stock by the Parent funded in accordance with the terms of Section 7.13.
“Participant” means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.
“Participation Register” has the meaning specified in Section 11.2(e).
“Payment Account” means the bank account established pursuant to the Security Agreement, to which amounts held in the Approved Deposit Accounts of the Parent and the Borrowers are swept and deposited or credited, and which is maintained in the name of the Agent or any Borrower, as the Agent may determine, on terms acceptable to the Agent.
“PBA” means the Pension Benefits Act (Ontario) or similar legislation of any other Canadian federal or provincial jurisdiction, and the regulations promulgated thereunder applicable to a Canadian Pension Plan.
“PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.
“Pending Revolving Loans” means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.
“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Borrower (or an ERISA Affiliate) sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years, but excludes any Canadian Pension Plan.
“Permitted Existing Debt” shall mean the Debt existing on the date hereof and set forth in Schedule 6.9.
“Permitted Existing Liens” shall mean the Liens on any property, other than any Environmental Liens, reflected on Schedule 7.10(b).
“Permitted Liens” means:
(a)    Liens (other than Environmental Liens and any Lien imposed under ERISA or the PBA) for claims, taxes, assessments or charges of any Governmental Authority which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and as to which a stay of enforcement is in effect;
(b)    statutory Liens of landlords, bankers, carriers, warehousemen, mechanics, materialmen and other similar Liens (other than any Lien imposed under ERISA or any Environmental Lien) imposed by law, arising in the ordinary course of business securing obligations, and, in each case, for amounts which (A) are not yet due, (B) are not more than 30 days past due as long as no notice of default has been given or other action taken to enforce such Liens, or (C)(1) are not more than 30 days past due and a notice of default has been given or other action taken to enforce such Liens, or (2) are more than 30 days past due, and, in the case of clause (1) or (2), are being contested in good faith by appropriate proceedings which are sufficient to prevent imminent foreclosure of such Liens and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and as to which a stay of enforcement is in effect;
(c)    Liens (other than any Lien imposed under ERISA or the PBA or any Environmental Lien) incurred or deposits made in the ordinary course of business (including surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of employment benefits or to secure the performance of tenders, bids, leases, contracts (other than in respect of Debt), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;
(d)    easements (including reciprocal easement agreements and utility agreements), rights-of-way, servitudes, covenants, consents, rights of landlords, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of Real Estate, which do not materially detract from the value of such Real Estate or materially interfere with its use in the ordinary conduct of the business of any Borrower;
(e)    Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such judgments are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect.
(f)    Liens on goods in favor of customs and revenue authorities arising as a matter of law in the ordinary course of business to secure payment of customs duties in connection with the importation of such goods.
“Permitted Secured Debt” means
(a)     Debt issued by any Borrower (other than the Canadian Borrower) or any of its Restricted Subsidiaries so long as (i) such Debt may be secured by a Lien that is (A)

secondary and expressly subordinated to the first priority security interest of the Agent in any Collateral and (B) first priority with respect to assets and property of the Borrowers and their Restricted Subsidiaries other than Collateral, the terms and condition of such secondary Lien being reasonably acceptable to the Agent; and (ii) the Agent shall be granted a Lien on all assets (other than Collateral) securing such Debt, which Lien shall be secondary and expressly subordinated to the first priority security interest of the holders of the such Debt;
(b)    other secured Debt so long as any Lien securing such Debt attaches only to assets other than Collateral; and
(c)    in case of each of clauses (a) and (b) above, such Debt has terms consistent with, but not limited to, the following: (i) the terms and conditions of such Indebtedness and all Liens described above shall be subject to an intercreditor agreement reasonably acceptable to the Agent; (ii) none of the maturity date, any scheduled payment of principal in excess of 1% per annum or any obligation to repurchase or prepay such Debt (whether absolute or at the option of the holder (other than as a result of the occurrence of a specified event as agreed to by the Agent that would constitute an Event of Default)) occurs for at least 180 days following the Stated Termination Date; (iii) the terms of such Debt contain covenants and other terms or conditions that are reasonably acceptable to the Agent; and (iv) on or prior to the date of incurrence thereof, ATI has delivered to the Agent a Compliance Certificate demonstrating compliance (calculated on a pro forma basis), giving effect to the incurrence of such Debt in an amount in excess of $2,000,000, with the financial covenant set forth in Section 7.22, and in the case of clauses (a), (b) and (c)(i)-(iii) above, acceptable to the Agent in the exercise of its reasonable discretion.
“Person” means any individual, sole proprietorship, partnership, limited liability company, unlimited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.
“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower (or an ERISA Affiliate) sponsors or maintains or to which any Borrower (or an ERISA Affiliate) makes, is making, or is obligated to make contributions and includes any Pension Plan but excludes any Canadian Pension Plan.
“Proceeds of Crime Act” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the regulations promulgated thereunder, as amended.
“Proprietary Credit Card Issuer” means Alliance Data Systems Corporation or any successor or replacement issuer or manager of a credit card program acceptable to the Agent.
“Pro Rata Guaranty Share” has the meaning specified in Section 13.2.
“Pro Rata Share” means, with respect to:
(a)    any U.S. Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such U.S. Lender’s U.S. Commitment and the denominator of which is the sum of the amounts of all of the U.S. Lenders’ U.S. Commitments, or if no U.S. Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of U.S. Obligations (other than U.S. Bank Product Obligations) owed to such U.S. Lender and the denominator of which is the aggregate amount of the U.S. Obligations (other than U.S. Bank Product Obligations) owed to the U.S. Lenders, in each case giving effect to a U.S. Lender’s participation in Non-Ratable Loans and Agent Advances;
(b)    any Canadian Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Canadian Lender’s Canadian Commitment and the denominator of which is the sum of the amounts of all of the Canadian Lenders’ Canadian Commitments, or if no Canadian Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Canadian Obligations (other than Canadian Bank Product Obligations) owed to such Canadian Lender and the denominator of which is the aggregate amount of the Canadian Obligations (other than Canadian Bank Product Obligations) owed to the Canadian Lenders;
(c)    any Lender, a fraction (expressed as a percentage). the numerator of which is the amount of such Lender’s Commitment and the denominator of which is the sum of the amounts of all of the Lenders’ Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations (other than Bank Product Obligations) owed to such Lender and the denominator of which is the aggregate amount of the Obligations (other than Bank Product Obligations) owed to the Lenders, in each case giving effect to a Lender’s participation in Non-Ratable Loans and Agent Advances;

provided that such calculation shall exclude any Defaulting Lenders and any such Defaulting Lender’s Commitment in the event that such Defaulting Lender’s rights to participate shall have been suspended or terminated pursuant to Section 12.20 of this Agreement.
“Qualified Cash” means unrestricted cash and Cash Equivalents held in the United States in one or more designated Deposit Accounts at Bank (or another United States financial institution acceptable to the Agent), which shall be non-operating accounts subject to the sole dominion and control of the Agent on terms acceptable to the Agent.
“Rate Suspension Notice” has the meaning specified in Section 4.5.
“Real Estate” means all of any Credit Party’s now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of such Credit Party’s now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.
“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.
“Report” has the meaning given to such term in Section 12.18(a).

“Reportable Event” means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.
“Required Lenders” means at any time two (2) or more Lenders whose Pro Rata Shares aggregate more than 50% of the aggregate of all Lenders’ Pro Rata Shares.
“Requirement of Law” means, any international, foreign, federal, state, provincial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject. For purposes of Section 4.1, the term “Requirement of Law” shall include FATCA.
“Reserves” means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Credit Card Accounts or Eligible Inventory established by the Agent from time to time in its Commercial Judgment. Without limiting the generality of the foregoing, Reserves may include: (a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest on the Obligations (other than Bank Product Obligations) arising under this Agreement or the other Loan Documents, (c) inventory shrinkage, (d) warehousemen’s, bailees’ and landlords’ charges and statutory liens, and (e) reserves for gift cards and merchandise credits. No reserve pursuant to this definition shall be duplicative of any other reserve or of any amount already deducted in the calculation of the Borrowing Base. The Agent shall give the Borrowers prompt notice of any change in the composition or calculation of any Reserves, provided that the failure to give such notice shall not affect the applicability of such change.
“Responsible Officer” means the chief executive officer, the chief operating officer, the president, the chief financial officer, the controller, the assistant secretary, the general counsel (other than with respect to financial reporting matters), any senior vice president or any assistant treasurer of the applicable Borrower, or any other officer having substantially the same authority and responsibility.
“Restricted Payment” shall mean (a) any dividend or other distribution, direct or indirect (including by means of any Accommodation Obligation), on account of any shares of any class of capital stock of the Parent or any Borrower or any of its respective Subsidiaries now or hereafter outstanding, including the Common Stock, except a distribution of stock as part of a stock split and except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Parent or any Borrower or any of its respective Subsidiaries now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any shares of any class of capital stock of the Parent or any Borrower or any of its respective Subsidiaries now or hereafter outstanding (other than purchases of warrants, options and other rights to acquire such shares in connection with the termination, retirement or other departure of employees of the Parent or its Subsidiaries), or (d) any consideration paid to any Person for the purpose of any of the foregoing.
“Restricted Payment Certification” has the meaning given to such term in Section 5.2(e).
“Restricted Subsidiary” means any Subsidiary of any Borrower that is not an Unrestricted Subsidiary.
“Revolving Loans” has the meaning specified in Section 1.2 and includes each Agent Advance, L/C Borrowing and Non-Ratable Loan.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.
“SDN List” has the meaning specified in Section 6.28.
“SEC” means the Securities and Exchange Commission, or any other Governmental Authority succeeding to any of its principal functions.
“Securities” shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities”, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.
“Securities Account” means all “securities accounts”, as defined in the UCC, now or hereafter owned by a Credit Party.
“Securities Act” shall mean the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.
“Security Agreement” means the Fourth Amended and Restated Pledge and Security Agreement dated as of the date hereof by the Borrowers and the Parent to the Agent in Form of Exhibit G hereto, and each other security agreement delivered pursuant to the terms of the Loan Documents, each as hereafter modified, amended or supplemented from time to time.
“Security Instruments” means, collectively, the Security Agreement, the Collection Account Control Agreement, each DDA Notification, each Credit Card Notification and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Credit Party (other than the Canadian Borrower) or other Person shall grant or convey to the Agent or the Lenders a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations or any other obligation under any other Loan Document, as any of them may be amended, modified or supplemented from time to time.

“Settlement” and “Settlement Date” have the meanings specified in Section 12.15(a)(ii).
“Solvent” means, when used with respect to any Person, that at the time of determination:
(a)    the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and
(b)    the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and
(c)    it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and
(d)    it has capital sufficient to carry on its business as conducted and as proposed to be conducted.
For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Standby Letter of Credit” shall mean any Letter of Credit which is not a Commercial Letter of Credit.
“Stated Termination Date” means December 19, 2017.
“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, unlimited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of a Borrower.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Facility is terminated either by the Borrowers pursuant to Section 3.2 or by the Required Lenders pursuant to Section 9.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.
“Termination Event” shall mean (i) a Reportable Event with respect to any Plan; (ii) the withdrawal of ATI or any ERISA Affiliate from a Benefit Plan during a plan year in which ATI or such ERISA Affiliate was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of ATI and its ERISA Affiliates; (iii) the imposition of an obligation on ATI or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the termination of, or the institution under ERISA of proceedings to terminate, a Benefit Plan (including the giving of written notice thereof); (v) any event or condition which constitutes grounds under Section 4042 of ERISA (excluding Section 4042(a)(4)) for the termination of, or the appointment of a trustee to administer, any Benefit Plan (including the giving of written notice thereof); (vi) the partial or complete withdrawal of ATI or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization; (vii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan; (viii) ATI or any ERISA Affiliate has incurred or is likely to incur a liability in connection with any nonexempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; (ix) the failure to make a required contribution to a Benefit Plan if such failure is sufficient to give rise to a lien under Section 302 (f) of ERISA; or (x) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon ATI or any ERISA Affiliate.
“Terrorist Lists” has the meaning specified in Section 6.28.
“Total Facility Amount” has the meaning specified in Section 1.1.
“Total Outstandings” means, at any time, the Dollar Equivalent of the total outstanding principal amount of all Revolving Loans plus all Letter of Credit Outstandings.
“Tradename Collateral” means, collectively, all trademarks and tradenames of the Borrower that are subject to perfected Agent’s Liens securing payment or performance of the Obligations pursuant to the Security Instruments.
“Tradename Inclusion Date” has the meaning given to such term in the definition of “Eligible Tradenames”.
“Trade Payables” means all trade payables of the Credit Parties and their Subsidiaries arising in the ordinary course of business, including any private label or corporate letter of credit issued by or any guaranty of any Credit Party to support the payment of such trade payables.
“Transfer” has the meaning specified in Section 11.2(e).
“Transferee” has the meaning specified in Section 11.2(e).
“Twelve-Month Period” a period of twelve full consecutive fiscal months of the Borrowers and their Subsidiaries, taken together as one accounting period.
“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.
“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“Unrestricted Subsidiary” shall mean any Foreign Subsidiary (other than a Foreign Subsidiary which is a Borrower) and any other Subsidiary of any Borrower which has been designated as such by resolution duly adopted by the board of directors of such Borrower, which at the time of such designation does not own or hold any Securities of the Parent or any Borrower, provided (a) no Subsidiary of a Borrower shall be (or if already an Unrestricted Subsidiary shall immediately cease to be) an Unrestricted Subsidiary if, at any time, the Parent or any Borrower shall create, incur, issue, assume, guarantee or in any other manner whatsoever be or become liable with respect to any Claim against or any Contractual Obligation or Debt of, such Subsidiary which is not permitted under Article 7 and (b) the Parent or the Borrowers shall be deemed to have made an Investment in an Unrestricted Subsidiary at the time of designation of such Subsidiary as an “Unrestricted Subsidiary” in an amount equal to the sum of (i) any Debt owed by such Subsidiary to the Parent and any Borrower at such time, (ii) any outstanding Guarantees or Liens created by the Parent or any Borrower in favor of or for the benefit of such Subsidiary and (iii) the total assets of such Subsidiary at such time as determined on a consolidated basis in accordance with GAAP. As of the Effective Date, the following Subsidiaries are Unrestricted Subsidiaries: AnnTaylor Travel, Inc., AnnTaylor Sourcing Far East Ltd. and AnnTaylor of Puerto Rico, Inc.
“Unused Letter of Credit Subfacility” means an amount equal to the applicable Letter of Credit Subfacility minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.
“Unused Line Fee” has the meaning specified in Section 2.5.
“U.S. Bank Products” means any one or more of the following types of services or facilities extended to a U.S. Borrower by any U.S. Lender, including the Bank and any of their Affiliates in reliance on the Bank’s or a U.S. Lender’s agreement to indemnify such affiliate: (i) credit cards; (ii) ACH Transactions; (iii) cash management, including controlled disbursement services; (iv) supply chain or similar financing; and (v) Hedge Agreements; provided, however, that for obligations in respect of any of the foregoing to be included as a “U.S. Obligation” for purposes of a distribution under Section 3.5, the applicable U.S. Lender must have previously provided written notice to Agent of (i) the existence of such U.S. Bank Product, (ii) the current dollar amount of obligations arising thereunder (determined, in the case of Hedge Agreements and any other U.S. Bank Products that are Debt, in accordance with the definition of “Debt” herein) (“U.S. Bank Product Amount”), and (iii) the methodology to be used by such parties in determining the U.S. Bank Product Amount owing from time to time. The U.S. Bank Product Amount may be changed from time to time upon written notice to the Agent by the applicable U.S. Lender. No U.S. Bank Product Amount (other than a change based on a mark-to-market change in value thereof) may be established or increased at any time that a Default or Event of Default exists or if a reserve in such amount would cause Outstandings to exceed Availability.
“U.S. Bank Product Amount” has the meaning provided in the definition of U.S. Bank Products.
“U.S. Borrowers” has the definition set forth in the preamble hereto.
“U.S. Commitment” means, at any time with respect to a Lender, the principal amount set forth beside such Lender’s name under the heading “U.S. Commitment” on Schedule 1.1 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such U.S. Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and “U.S. Commitments” means, collectively, the aggregate amount of the commitments of all of the Lenders.
“U.S. Lenders” means the Lenders having U.S. Commitments from time to time or at any time.
“U.S. Obligations” means, on any date, the portion of the Obligations outstanding that are owing by the U.S. Borrowers or any other Guarantor.
“Wholly Owned” means, with respect to any Person, a Subsidiary of such Person, all of the outstanding Capital Stock of which (other than director’s qualifying shares and other similar de minimis issuances required by law) are at the time owned directly or indirectly by such Person.
2.    Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.
3.    Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    The words “hereof,” “herein,” “hereunder” and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.
(c)    (i)    The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.
(ii)    The term “including” is not limiting and means “including without limitation.”

(iii)    In the computation of periods of time from a specified date to a later specified date, unless otherwise expressly provided herein, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”
(iv)    The word “or” is not exclusive.
(d)    Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any relevant Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.
(e)    The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.
(f)    The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.
(g)    For purposes of Section 9.1, a breach of a financial covenant contained in Sections 7.22 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.
(h)    The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in their preparation.
4.    Accounting for Acquisitions.
With respect to any Acquisition consummated on or after the Effective Date, the following shall apply:
(a)    For each of the twelve Twelve-Month Periods ending next following the date of any Acquisition, EBITDA shall include the results of operations of the Person or assets so acquired on a historical pro forma basis, and which amounts may include such adjustments as are permitted under Regulation S-X of the SEC and reasonably satisfactory to the Agent.
(b)    For each of the twelve Twelve-Month Periods ending next following the date of each Acquisition, Fixed Charges shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis; provided, however, Interest Expense shall be adjusted on a historical pro forma basis to (i) eliminate interest expense accrued during such period on any Debt repaid in connection with such Acquisition and (ii) include interest expense on any Debt (including Debt hereunder) incurred, acquired or assumed in connection with such Acquisition (“Incremental Debt”) calculated (x) as if all such Incremental Debt had been incurred as of the first day of such Twelve-Month Period and (y) at the following interest rates: (I) for all periods subsequent to the date of the Acquisition and for Incremental Debt assumed or acquired in the Acquisition and in effect prior to the date of Acquisition, at the actual rates of interest applicable thereto, and (II) for all periods prior to the actual incurrence of such Incremental Debt, equal to the average daily rate of interest actually applicable to such Incremental Debt hereunder or under other financing documents applicable thereto, as the case may be.
5.    Currency Equivalents Generally. Any amount specified in this Agreement (other than in Section 1, 11, 12 and 14) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars to the extent necessary to give effect to the intent, where applicable, that this Agreement apply to the Canadian Borrower, such equivalent amount thereof in the applicable currency to be determined by Agent at such time on the basis of the Exchange Rate for the purchase of such currency with Dollars.

EXHIBIT A
FORM OF COMPLIANCE CERTIFICATE
This Certificate is delivered to you pursuant to Section 5.2(c) of the Fourth Amended and Restated Credit Agreement dated as of December 19, 2012 (as amended, supplemented or modified from time to time, (the “Credit Agreement”), among AnnTaylor, Inc. (“ATI”), ANNCO, Inc., AnnTaylor Distribution Services, Inc., AnnTaylor Retail, Inc., ANN Card Services, Inc. (collectively, the “U.S. Borrowers”), ANN Canada Inc. (the “Canadian Borrower” and together with the U.S. Borrower, collectively, the “Borrowers”), Bank of America, N.A. (“Bank of America”), as Administrative Agent for the Lenders (in such capacity, (the “Agent”), JPMorgan Chase Bank, N.A., as Syndication Agent and Wells Fargo Bank, National Association, as Documentation Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

1.    I am the duly elected, qualified and acting [Senior Vice President - Chief Financial Officer] [Vice President ‑ Controller] of ATI.

2.    I have reviewed and am familiar with the contents of this Certificate. I am providing this Certificate solely in my capacity as an officer of ATI. The matters set forth herein are true to the best of my knowledge after due inquiry, but I express no personal opinion as to any conclusions of law or other legal matters.

3.I have reviewed the terms of the Credit Agreement and the principal Loan Documents. Such review did not disclose the existence of, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or an Event of Default [, except as set forth below]. [Except as set forth below,] [A]ll of the representations and warranties of the Borrowers contained in the Credit Agreement and the other principal Loan Documents are correct and complete in all material respects as at the date of this certificate as if made as of the date hereof, except for those that speak as of a particular date. [Except as set forth below,] [T]he Borrowers are, as of _____________, ___, 20__ [most recent quarter-end] (the “Determination Date”) in compliance in all material respects with all of their respective covenants and agreements in the Credit Agreement and the other principal Loan Documents. No Fixed Charge Trigger Period has arisen or been in effect since the last Compliance Certificate delivered to the Agent [, except as set forth below].

4.Liquidity as of the Determination Date is as set forth below:

(a)     Cash (other than Qualified Cash and cash
held by the Canadian Borrower) held in
Approved Deposit Accounts                $___________
(b)    Cash Equivalents (other than Qualified Cash
and Cash Equivalents held by the Canadian
Borrower) reflected on most recently consolidated
balance sheet of Parent                $___________
(c)    4(a) plus 4(b)                        $___________
(d)    4(c) minus $37,500,000                $___________*

(e)    Availability**                        $___________
Liquidity                        $___________

*     But not less than zero
**    (or Adjusted Availability, if applicable)

5.    If the Determination Date is the end of a fiscal quarter of ATI, attached hereto as Attachment 1 are the computations showing compliance with the covenants specified therein as of the Determination Date.

6.    If any portion of a Fixed Charge Trigger Period shall have been in effect during the month ending on the Determination Date, attached hereto as Attachment 2 is the computation showing compliance with Section 7.22 as of the Determination Date.

IN WITNESS WHEREOF, I execute this Certificate this ___ day of ___________, 20__.

ANNTAYLOR, INC.

By:    _____________________________
Name:    _____________________________
Title:    _____________________________

Attachment 1
to Exhibit A

The information described herein is as of ___________, ____, and pertains to the period from _______________, ____ to ________________ __, ____.

I.	Negative Covenants

A.    Indebtedness (Section 7.9)

Section                        Amount

            7.9(l)                        $__________

B.     Sales (Section 7.10(a))

Section                        Amount

        7.10(a)(ii)                    $__________
7.10(a)(vii)                    $__________
7.10(a)(ix)                     $__________

C.     Investments (Section 7.11)

Section                        Amount

            7.11(e)                        $__________
            7.11(f)                        $__________
            7.11(g)                        $__________
            7.11(o)                        $__________

D.    Restricted Payments (Section 7.13)

Section                        Amount

7.13(a)                     $__________

Attachment 2
to Exhibit A

The information described herein is as of ___________, ____, and pertains to the period from _______________, ____ to ________________ __, ____.

I.    Fixed Charge Coverage Ratio

A.    Fixed Charge Coverage Ratio (Section 7.22)

1.     Calculation of EBITDA:

a.     Adjusted Net Earnings From Operations

(i)    consolidated net income after
provision for income
taxes for such fiscal period        $______________

Less, to the extent included in net income

(ii)    gain or loss arising from the sale
of any capital assets        $______________
(iii)    gain arising from any write-up
in the book value of any asset        $______________
(iv)    earnings of any Person (other
than a Subsidiary) in which
any Borrower has an ownership interest
unless (and only to the extent) such
earnings or loss shall actually have
been received by such Borrower
in the form of cash distributions    $______________
(v)    earnings or loss of any Person to
which assets of any Borrower shall
have been sold, transferred or
disposed of, or into which any Borrower
shall have been merged, or which has
been a party with any Borrower
to any consolidation or other form
of reorganization, prior to
the date of such transaction        $______________
(vi)    gain or loss arising from the
acquisition of debt or equity
securities of the Parent and the

Borrowers or from
cancellation or forgiveness of Debt    $___________
(vii)    gain or loss arising from extraordinary
items, as determined in accordance
with GAAP, or from any other
non-recurring transaction, to the
extent included in net income        $___________
(viii)    Adjusted Net Earnings from
Operations     $___________

plus (to the extent
deducted in the calculation thereof)        $___________

b.    amortization                    $___________
c.    depreciation                    $___________
d.    Interest Expense                $___________
e.    income tax expense                $___________

EBITDA                    $

2.    Capital Expenditures (other than those
financed with Debt other than
Revolving Loans)                    $___________

3.    A.1 less A.2                        $

4.    Fixed Charges

a.    Interest Expense                $___________
b.    Scheduled principal payments
of Debt                    $___________
c.    Income taxes (non-deferred)            $___________

FIXED CHARGES                    $

5.     Ratio of line 3 to line 4                    _____:1

Minimum Required Ratio:	1.0 to 1.0

EXHIBIT B
FORM OF BORROWING BASE CERTIFICATE

[To be attached]

EXHIBIT C
[INTENTIONALLY OMITTED]

EXHIBIT D
NOTICE OF BORROWING
Date: ______________, 20__

To:
Bank of America, N.A. as Agent for the Lenders who are parties to the Fourth Amended and Restated Credit Agreement dated as of December 19, 2012 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) by and among AnnTaylor, Inc., ANNCO, Inc., AnnTaylor Distribution Services, Inc., AnnTaylor Retail, Inc., ANN Card Services, Inc., ANN Canada Inc., the Lenders party thereto and Bank of America, N.A., as Agent, JPMorgan Chase Bank, N.A., as Syndication Agent and Wells Fargo Bank, National Association, as Documentation Agent.

Ladies and Gentlemen:
The undersigned, ________________________ (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

1.	The Business Day of the proposed Borrowing is _______________, 20__.

2.	The aggregate amount of the proposed Borrowing is [$_______________] [CDN$______________].

3.
The Borrowing is to be comprised of [$_______________ of Base Rate Loans][CDN$_____________ of Canadian Prime Rate Loans] and [$_______________ of LIBOR Loans][CDN$______________ or Canadian BA Rate Loans].

4.	The duration of the Interest Period for the [LIBOR Loans][Canadian BA Rate Loans], if any, included in the Borrowing shall be _____ months.
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:
(a)The representations and warranties of the Credit Parties contained in the Credit Agreement and the other principal Loan Documents are correct in all material respects on and as of the date of the Credit Extension requested hereunder and are deemed made on and as of the date hereof, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by any Borrower that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and

(b)No event has occurred and is continuing, or would result from the Credit Extension requested hereby, which constitutes a Default or an Event of Default; and
(c)No event has occurred and is continuing, or would result from such Credit Extension requested hereby, which has had or would have a Material Adverse Effect.
(d)The proposed Borrowing will not cause the aggregate principal amount of all outstanding Revolving Loans plus all Letter of Credit Outstandings, to exceed the Borrowing Base or the combined Commitments of the Lenders.
(e)The proposed Borrowing will not cause the aggregate principal Dollar Equivalent amount of all outstanding Canadian Loans plus all Letter of Credit Outstandings relating to Canadian Letters of Credit, to exceed the Canadian Subfacility Amount or the combined Canadian Commitments of the Canadian Lenders.

__________________________________
By:
Title:

EXHIBIT E
NOTICE OF CONTINUATION/CONVERSION
Date: _______________, 20__

To:
Bank of America, N.A. as Agent for the Lenders to the Fourth Amended and Restated Credit Agreement dated as of December 19, 2012 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among AnnTaylor, Inc., ANNCO, Inc., AnnTaylor Distribution Services, Inc., AnnTaylor Retail, Inc., ANN Card Services, Inc., ANN Canada Inc., the Lenders party thereto and Bank of America, N.A., as Agent, JPMorgan Chase Bank, N.A., as Syndication Agent and Wells Fargo Bank, National Association, as Documentation Agent.

Ladies and Gentlemen:
The undersigned, _______________________ (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Revolving Loans specified herein, that:

1.	The Continuation/Conversion Date is _______________, 20__.

2.	The aggregate amount of the Revolving Loans to be [converted] [continued] is [$_______________][CDN$_______________].

3.	The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] [Canadian Prime Rate] [Canadian BA Rate] Loans.

4.	The duration of the Interest Period for the [LIBOR Loans] [Canadian BA Rate Loans] included in the [conversion] [continuation] shall be _____ months.
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:
(a)    The representations and warranties of the Credit Parties contained in the Credit Agreement and the other principal Loan Documents are correct in all material respects on and as of the date of the [continuation][conversion] requested hereunder and are deemed made on and as of the date hereof, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by any Borrower that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty.

(b)    No event has occurred and is continuing, or would result from the [continuation][conversion] requested hereby, which constitutes a Default or an Event of Default.
(c)    No event has occurred and is continuing, or would result from such [continuation][conversion] requested hereby, which has had or would have a Material Adverse Effect.
(d)    The proposed [continuation][conversion] will not cause the aggregate principal amount of all outstanding Revolving Loans plus all Letter of Credit Outstandings, to exceed the Borrowing Base or the combined Commitments of the Lenders.
(e)    The proposed [continuation][conversion] will not cause the aggregate principal Dollar Equivalent amount of all outstanding Canadian Loans plus all Letter of Credit Outstandings relating to Canadian Letters of Credit, to exceed the Canadian Subfacility Amount or the combined Canadian Commitments of the Canadian Lenders.

_______________________________
By:
Title:

EXHIBIT F
FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of ____________________, 20__ is made between ______________________________ (the “Assignor”) and __________________________ (the “Assignee”).
RECITALS
WHEREAS, the Assignor is party to that certain Fourth Amended and Restated Credit Agreement dated as of December 19, 2012 (as amended, amended and restated, modified, supplemented or renewed, the “Credit Agreement”) among AnnTaylor, Inc., ANNCO, Inc., AnnTaylor Distribution Services, Inc., AnnTaylor Retail, Inc., ANN Card Services, Inc., ANN Canada Inc., the Lenders party thereto and Bank of America, N. A., as agent for the Lenders (the “Agent”), JPMorgan Chase Bank, N.A., as Syndication Agent and Wells Fargo Bank, National Association, as Documentation Agent. Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;
WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Revolving Loans (the “Committed Loans”) to the Borrowers in an aggregate amount not to exceed $__________ (the “Commitment”);
WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Borrowers;
WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders’ liabilities under Letters of Credit in an aggregate principal amount of $____________ (the “L/C Obligations”)] [no Letters of Credit are outstanding under the Credit Agreement]; and
WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $__________ (the “Assigned Amount”) on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:
1.    Assignment and Acceptance.
(a)    Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the “Assignee’s Percentage Share”) of (A) the Commitment, the Committed Loans and the L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents (including, without limitation, the CAM Letter).
(b)    With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 4.4 and 14.11 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.
(c)    After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee’s Commitment will be $__________.
(d)    After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor’s Commitment will be $__________.
2.    Payments.
(a)    As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee’s Pro Rata Share of the principal amount of all Committed Loans.
(b)    The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 11.2(a) of the Credit Agreement.
3.    Reallocation of Payments.
Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.
4.    Independent Credit Decision.

The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrowers, and such other documents (including, without limitation, the CAM Letter) and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.
5.    Effective Date; Notices.
(a)    As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 20__ (the “Effective Date”); provided that the following conditions precedent have been satisfied on or before the Effective Date:
(i)    this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;
(ii)    the consent of each of the Agent and ATI required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;
(iii)    the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;
[(iv)    the Assignee shall have complied with Section 11.2 of the Credit Agreement (if applicable);]
(v)    the processing fee referred to in Section 2(b) hereof and in Section 11.2(a) of the Credit Agreement shall have been paid to the Agent; and
(b)    Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrowers and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.
6.    [Agent. [INCLUDE ONLY IF ASSIGNOR IS AGENT]
(a)    The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.
(b)    The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]
7.    Withholding Tax.
The Assignee (a) represents and warrants to the Lender, the Agent and the Borrowers that under applicable law and treaties no tax will be required to be withheld by any

Borrower and/or the Agent [and/or any Lender], as applicable with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish to the Agent and the Borrowers prior to the time that the Agent or Borrower is required to make any payment of principal, interest or fees hereunder and (so long as it remains eligible to do so) from time to time thereafter upon reasonable request by the Agent or a Borrower, (x) if the Assignee is organized under the laws of any jurisdiction other than the United States or any State thereof, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder), or (y) if the Assignee is organized under the laws of the United States or any State thereof, duplicate executed originals of U.S. Internal Revenue Service Form W-9, and agrees to provide new forms upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.
8.    Representations and Warranties.
(a)    The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.
(b)    The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of any Borrower, or the performance or observance by any Borrower, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.
(c)    The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles; and (iv) it is an Eligible Assignee.
9.    Further Assurances.
The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.
10.    Miscellaneous.
(a)    Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.
(b)    All payments made hereunder shall be made without any set-off or counterclaim.
(c)    The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.
(d)    This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
(e)    THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF _______________. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in [_______________] over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such [_______________] State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.
(f)    THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).
IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.
[ASSIGNOR]
By:
Title:
Address:
[ASSIGNEE]
By:
Title:
Address:

SCHEDULE 1
to
ASSIGNMENT AND ACCEPTANCE
NOTICE OF ASSIGNMENT AND ACCEPTANCE
_______________, 20__
Bank of America, N.A., as Agent
________________________
________________________
________________________
Attention: ___________________-Account Executive
AnnTaylor, Inc.
_____________________
_____________________
_____________________
Re: AnnTaylor, Inc.
Ladies and Gentlemen:
We refer to the Fourth Amended and Restated Credit Agreement dated as of December 19, 2012 (as amended, amended and restated, modified, supplemented or renewed from time to time the “Credit Agreement”) among AnnTaylor, Inc., ANNCO, Inc., AnnTaylor Distribution Services, Inc., AnnTaylor Retail, Inc., ANN Card Services, Inc., ANN Canada Inc., the Lenders party thereto and Bank of America, N. A., as agent for the Lenders (the “Agent”), JPMorgan Chase Bank, N.A., as Syndication Agent and Wells Fargo Bank, National Association, as Documentation Agent. Terms defined in the Credit Agreement are used herein as therein defined.
1.    We hereby give you notice of, and request your consent to, the assignment by __________________ (the “Assignor”) to _______________ (the “Assignee”) of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Revolving Loans made by the Assignor and the Assignor’s participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”). We understand and agree that the Assignor’s Commitment, as of _______________, 20__, is $___________, the aggregate amount of its outstanding Revolving Loans is $_____________, and its participation in L/C Obligations (as defined in the Assignment and Acceptance) is $_____________.

2.    The Assignee agrees that, upon receiving the consent of the Agent to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.
3.    The following administrative details apply to the Assignee:
(A)    Notice Address:
Assignee name:
Address:

Attention:
Telephone: (___)
Telecopier: (___)
Telex (Answerback):
(B)    Payment Instructions:
Account No.:
At:

Reference:
Attention:
4.    You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.
Very truly yours,
[NAME OF ASSIGNOR]
By:
Title:
[NAME OF ASSIGNEE]
By:
Title:
ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:
Bank of America, N. A.
as Agent
By:
Title:

AnnTaylor, Inc.
By:
Title:

EXHIBIT G
FORM OF SECURITY AGREEMENT

EXHIBIT H
FORM OF PARENT GUARANTY

SCHEDULE 1.1
COMMITMENTS

Lender	U.S. Commitment	Canadian Commitment	Total Commitment	Pro Rata Share (9 decimals)

Bank of America, N.A.	$75,000,000	$22,500,000	$75,000,000	30.000000000%
JPMorgan Chase Bank, N.A.	$60,000,000	$18,000,000	$60,000,000	24.000000000%
Wells Fargo Bank, National Association	$40,000,000	$12,000,000	$40,000,000	16.000000000%
RBS Citizens, N.A.	$35,000,000	$10,500,000	$35,000,000	14.000000000%
Fifth Third Bank	$35,000,000	$10,500,000	$35,000,000	14.000000000%
Scotiabanc Inc.	$5,000,000	$1,500,000	$5,000,000	2.000000000%
	$250,000,000	$75,000,000	$250,000,000	100.000000000%

SCHEDULE 1.2
EXISTING LETTERS OF CREDIT